UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Rule 14a-101

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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ASIAINFO-LINKAGE, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ASIAINFO-LINKAGE, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 21, 2011

February 28, 2011

TO THE STOCKHOLDERS OF ASIAINFO-LINKAGE, INC.:

You are cordially invited to attend the annual meeting of stockholders of AsiaInfo-Linkage, Inc., a Delaware corporation (“we,” “us” or “AsiaInfo-Linkage”), to be held on April 21, 2011 at 3:00 p.m., local time, at 4th Floor, Zhongdian Information Tower, 6 Zhongguancun South Street, Haidian District, Beijing, People’s Republic of China. At this year’s annual meeting, we are asking stockholders to:

1.	Elect three directors to serve for three-year terms to expire at the 2014 annual meeting of stockholders and until their successors are duly elected and qualified;

2.	Ratify the appointment of Deloitte Touche Tohmatsu CPA Ltd. as the independent registered public accounting firm of AsiaInfo-Linkage for the fiscal year ending December 31, 2011;

3.	Approve the 2011 Stock Incentive Plan;

4.	Hold an advisory (non-binding) vote on executive compensation;

5.	Hold an advisory (non-binding) vote on the frequency of an advisory vote on executive compensation; and

6.	Transact such other business as may properly come before the meeting or any adjournment thereof.

This notice of meeting, Proxy Statement and a copy of the Annual Report on our operations during the year ended December 31, 2010 are being made available electronically over the Internet on or about February 28, 2011. The foregoing items of business are more fully described in the Proxy Statement. Stockholders of record at the close of business on February 22, 2011 are entitled to notice of and to vote at the annual meeting and any adjournment thereof. A list of these stockholders will be available for inspection during ordinary business hours at our principal executive offices, at 4th Floor, Zhongdian Information Tower, 6 Zhongguancun South Street, Haidian District, Beijing, PRC, from April 11, 2011 until the date of the annual meeting. The list will also be available for inspection at the annual meeting.

IMPORTANT: All stockholders are cordially invited to attend the annual meeting in person. To assure your representation at the annual meeting, you are urged to vote your shares by telephone, the Internet, or by signing and returning the enclosed proxy card as promptly as possible in the enclosed self-addressed envelope. Any stockholder attending the annual meeting may vote in person even if he or she returned a proxy. However, if a stockholder’s shares are held of record by a broker, bank or other nominee and the stockholder wishes to vote at the annual meeting, the stockholder must obtain from the record holder a proxy issued in his or her name.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on April 21, 2011. Our Proxy Statement and Annual Report to Stockholders are available at http://www.proxyvoting.com/asia.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ James Ding
James Ding Co-Chairman of the Board of Directors

/s/ Libin Sun
Libin Sun Executive Co-Chairman of the Board of Directors

ASIAINFO-LINKAGE, INC.

4th Floor, Zhongdian Information Tower

6 Zhongguancun South Street

Haidian District

Beijing 100086, PRC

PROXY STATEMENT

2011 ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement and accompanying proxy was first mailed to stockholders (or made available electronically over the Internet) on or about February 28, 2011, in connection with the solicitation of proxies by the Board of Directors (“Board”) of AsiaInfo-Linkage, Inc., a Delaware corporation (“we,” “us” or “AsiaInfo-Linkage”), for use at the annual meeting of stockholders to be held on April 21, 2011, at 3:00 p.m., local time, at our principal executive offices located at 4th Floor, Zhongdian Information Tower, 6 Zhongguancun South Street, Haidian District, Beijing, PRC, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders (the “Annual Meeting”). Our telephone number at our principal executive offices is +8610 8216 6688.

INFORMATION CONCERNING SOLICITATION AND VOTING

Record Date and Share Ownership

Stockholders of record at the close of business on February 22, 2011, which date is referred to herein as the record date, are entitled to notice of and to vote at the Annual Meeting. As of the record date, 75,051,043 shares of our common stock were issued and outstanding and held of record by approximately 713 registered stockholders.

Voting, Solicitation and Revocability of Proxy

Registered stockholders can vote by mail, telephone or the Internet. Please note that voting via the Internet is a valid proxy voting method under the laws of the State of Delaware (our state of incorporation). Telephone voting can be accessed by calling the toll-free number (in the United States only) 1-866-540-5760. Internet voting can be accessed by logging on to the following Internet address: http://www.proxyvoting.com/asia. Telephone and Internet voting information is provided on the proxy card. A control number located on the proxy card is designed to verify each stockholder’s identity and allow stockholders to vote their shares and confirm that their voting instructions have been properly recorded. If your shares are held in the name of a bank, broker or other nominee, follow the voting instructions on the form you receive from your bank, broker or other nominee. For such shares, the availability of telephone or Internet voting depends on the voting process of your bank, broker or other nominee.

If you do not choose to vote by telephone or the Internet, you may still return your proxy card, properly signed, and the shares represented will be voted in accordance with your directions. You can specify your choices by marking the appropriate boxes on the proxy card. If your proxy card is signed and returned without specifying choices, the shares will be voted in favor of Proposals 1 through 5. If you vote by telephone or the Internet, it is not necessary to return your proxy card.

You may revoke your proxy at any time before it is voted at the Annual Meeting by casting a different vote by telephone or the Internet, by executing a later-voted proxy by mail, by voting by ballot at the Annual Meeting, or by providing written notice of the revocation to Deborah Lv, our Legal Counsel, at our principal executive offices.

Your vote is important. Accordingly, regardless of whether you plan to attend the Annual Meeting, you are urged to vote by telephone, by the Internet, or by signing and returning the accompanying proxy card. If you do attend, you may vote by ballot at the Annual Meeting, thereby canceling any proxy previously given. However, attendance at the Annual Meeting will not revoke a proxy unless you actually vote in person at the Annual Meeting.

In the event that any matter not described in this Proxy Statement properly comes before the Annual Meeting, the proxy holders named in the accompanying proxy will vote the shares represented by the proxy in their discretion. As of the date of this Proxy Statement, we are not aware of any other matter that might be presented at the Annual Meeting.

Each share of common stock outstanding on the record date is entitled to one vote. The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of common stock issued and outstanding on the record date, present in person or represented by proxy. Stockholders may withhold authority to vote for one or more of the nominees for director and may abstain on one or more of the other matters that may come before the Annual Meeting. The inspector of election appointed for the Annual Meeting will determine the existence of a quorum and will tabulate the votes cast at the Annual Meeting. For purposes of determining the presence of a quorum, abstentions and broker “non-votes” (shares held by a bank, broker or other nominee that does not have the authority, either express or discretionary, to vote on a particular matter) will be counted by us as present at the Annual Meeting. Abstentions will be counted by us in determining the total number of votes cast with respect to a proposal (other than the election of directors). Broker non-votes will not be counted as votes cast with respect to a proposal and will have no effect on the outcome of the vote on such proposal. If, however, a quorum is not present or represented, the stockholders present in person or represented by proxy have the power to adjourn the Annual Meeting from time to time, without notice other than announcement at the Annual Meeting, until a quorum is present or represented. Under the rules regulating banks, brokers or other nominees who are members of the New York Stock Exchange and under applicable rules of the U.S. Securities and Exchange Commission, brokers, banks or other nominees that have not received voting instructions from a customer ten days prior to the meeting date may only vote the customer’s shares in discretion of the bank, broker or other nominee on proposals regarding “routine” matters, which in most cases includes the ratification of the appointment of the independent registered public accounting firm. However, without your specific instructions, your bank, broker, or other nominee may not vote your shares in the election of directors, the approval of the stock incentive plan, the stockholder advisory vote on executive compensation, and the stockholder advisory vote on the frequency of advisory votes on executive compensation.

The cost of soliciting proxies will be borne by us. Proxies may be solicited by certain of our directors, officers and employees, without additional compensation, in person or by telephone, email or facsimile. We have engaged Morrow & Co., LLC, 470 West Ave., Stamford, Connecticut 06902, to assist with the solicitation of proxies for an estimated fee of $5,500 plus reasonable out-of-pocket expenses. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners.

MATTERS TO BE CONSIDERED AT

THE ANNUAL MEETING

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

General

Our Bylaws provide that our Board shall consist of not less than three nor more than ten directors. Our Board consists of nine directors, divided into three classes: Class I, Class II and Class III. Each class has a three-year term. The Class I Directors are Messrs. James Ding, Yungang Lu and Libin Sun, the Class II Directors are Messrs. Steve Zhang, Thomas J. Manning and Sean Shao, and the Class III Directors are Messrs. Edward Tian, Davin A. Mackenzie and Xiwei Huang. At the Annual Meeting, the stockholders will vote on the election of the three Class III Directors to serve for three-year terms until our 2014 annual meeting of stockholders. The Class I Directors will hold office until our 2012 annual meeting of stockholders and the Class II Directors will hold office until our 2013 annual meeting of stockholders. All directors will hold office until the annual meeting of stockholders at which their terms expire and the election and qualification of their successors. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below, all of whom are presently directors. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, although we know of no reason to anticipate that this will occur, the proxies will be voted for any nominee designated by the present Board to fill the vacancy. If stockholders properly nominate persons other than our nominees for election as directors, the proxy holders will vote all proxies received by them to assure the election of as many of our nominees as possible, with the proxy holder making any required selection of specific nominees to be voted for. There are no family relationships among any of our directors or executive officers.

Nominees for Class III Directors

Certain information regarding the nominees is set forth below:

Name of Nominee	Age	Principal Occupation	Director Since
Edward Tian	47	Director of AsiaInfo-Linkage, Inc., founder and Chairman of China Broadband Capital Partners, L.P., independent director of MasterCard Incorporated, senior advisor of Kohlberg Kravis Roberts & Co., independent director of Lenovo Group Limited, non-executive director of Media China Limited (formerly Asian Union New Media (Group) LTD), and independent director of Taikang Life Insurance Company Limited	1993
Davin A. Mackenzie	50	Director of AsiaInfo-Linkage, Inc., founder and Managing Director of Telopea Capital Limited, and Director and member of the Audit Committee of The9 Limited	2004
Xiwei Huang	40	Vice President, Chief Operating Officer, and Director of AsiaInfo-Linkage, Inc.	2010

Edward Tian has served as a member of our Board since our inception. Dr. Tian is the founder and has been the Chairman of China Broadband Capital Partners, L.P., one of the first Chinese TMT sector focused private equity funds since February 2006. Dr. Tian has also served as an independent director of MasterCard Incorporated, a credit card company, since April 2006, a senior advisor of Kohlberg Kravis Roberts & Co., a private equity firm, since November 2006, an independent director of Lenovo Group Limited since August 2007, a non-executive director of Media China Limited (formerly Asian Union New Media (Group) LTD), a media company and satellite channel operator in China, since January 2008 and an independent director of Taikang Life Insurance Company Limited, a Chinese life insurance company, since July 2008. From April 2002 to May 2006, he served as Chief Executive Officer of China Netcom (Group) Company Limited (formerly China Netcom Corporation Ltd.), a Chinese telecommunications provider, and Vice President of China Network Communication Group Corporation, a Chinese telecommunications provider. His other directorships include serving as a Director of China Netcom Group between 2001 and May 2006 and Vice Chairman of PCCW Limited, a telecommunications holding company, from April 2005 to March 2007. Prior to joining China Netcom Group in 2002, Dr. Tian and James Ding co-founded us in 1993 and Dr. Tian served as our President through May 1999. Dr. Tian received an M.S. from the Graduate School of the Chinese Academy of Science in Beijing and a Ph.D. in Environmental Management from Texas Tech University.

Mr. Tian’s long-standing history with us and his extensive understanding of the telecommunications industry provide our Board a valuable resource for assessing and managing risks and developing our corporate strategies.

Davin A. Mackenzie has served as a member of our Board since August 2004. Mr. Mackenzie is the founder and has been the Managing Director of Telopea Capital Limited, an investment advisory firm, since December 2009. He has served as a director and a member of the Audit Committee of The9 Limited, an online gaming company, since September 2005. From April 2008 to December 2009, Mr. Mackenzie was the Managing Director and Beijing Office Chief Representative of Arctic Capital Limited, a private equity firm focused on Asian growth capital and mid-market buyout investments. From September 2000 to March 2008, he was a Managing Director of Peak Capital, a boutique private equity firm focused on Greater China. Prior to Peak Capital, Mr. Mackenzie served for seven years with the International Finance Corporation, the private investment arm of the World Bank, including four years as the Country Manager for China and Mongolia. Prior to the IFC, Mr. Mackenzie served as a senior associate at Mercer Management Consulting, a business consulting firm, in Washington, D.C., and as a manager in the First National Bank of Boston, an international bank, in Taipei, Taiwan. Mr. Mackenzie received a B.A. in Government from Dartmouth College, an M.A. in International Studies from the University of Pennsylvania, and an M.B.A. from the Wharton School at the University of Pennsylvania. He has also completed the World Bank Executive Development Program at the Harvard Business School.

Mr. Mackenzie has extensive experience in corporate finance, international banking, financial reporting and mergers and acquisitions. His leadership abilities and experience in Asia enable him to make a meaningful contribution to our Board.

Xiwei Huang has served as our Vice President and Chief Operating Officer, and a member of our Board since July 2010. Dr. Huang served as a member of the board of directors and Senior Vice President of Linkage Technologies International Holdings Limited, or Linkage, from January 2004 to July 2010, where he also served as its Chief Operating Officer and Chief Accounting Officer from January 2009 to July 2010 and as its Vice President overseeing technology from October 1998 to December 2003. Dr. Huang received a B.S. in Electrical Engineering from Nanjing University of Science and Technology, an M.S. in Signal and Information Processing from Nanjing University of Posts and Telecommunications, and a Ph.D. in Information and Electrical Systems from Shanghai Jiaotong University.

Dr. Huang has extensive executive experience at Linkage and provides our Board with valuable perspective with respect to the integration of Linkage and assists our overall leadership structure at an important phase in our strategic development.

Vote Required

Directors are elected by a plurality of the votes cast at the Annual Meeting, assuming a quorum is present. Abstentions and broker non-votes are counted for quorum purposes but have no effect on the vote. Banks, brokers and other nominees who have not received voting instructions from their customers with respect to shares held beneficially for such customers may not vote such shares on a discretionary basis for the election of any director. Stockholders do not have cumulative voting rights in the election of directors.

Recommendation of Our Board

Our Board recommends that AsiaInfo-Linkage stockholders vote “FOR” the election of the three Class III nominees listed above.

CORPORATE GOVERNANCE

Director Independence

Our Board consists of nine directors. In accordance with the current listing standards of The NASDAQ Stock Market, our Board, on an annual basis, affirmatively determines the independence of each director or nominee for election as a director. Our Board has determined that, with the exception of Steve Zhang, Thomas J. Manning, Libin Sun, and Xiwei Huang, all of its members are “independent directors,” using the definition of that term in the listing standards of The NASDAQ Stock Market. Our Board has also determined that Tao Long, who served as a director until July 2010, was independent at the time he served as a director. In making these determinations, our Board has concluded that none of those members has an employment, business, family or other relationship which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Board Leadership Structure

In accordance with our Bylaws, our Board elects our officers, including a President and Chief Executive Officer, or CEO, a Chief Financial Officer, or CFO, and such other officers as our Board may appoint from time to time. In addition, our Board may appoint a Chairman or any number of Co-Chairmen. At present, James Ding, an independent director, and Libin Sun, who is an Executive Co-Chairman of our Board, and Steve Zhang serves as our President and CEO.

Mr. Sun had served as the Chairman and Chief Executive Officer of Linkage, overseeing the historical day-to-day business of Linkage and its management while also leading its board of directors. Our Board believes that having Mr. Sun serve as an Executive Co-Chairman provides valuable perspective to our Board with respect to the integration of Linkage and assists our overall leadership structure at an important phase in our strategic development.

Either or both of the Co-Chairmen of our Board may preside at meetings of our Board. In their absence, the Chair of our Nominating and Corporate Governance Committee, or in such person’s absence the independent director present who has the most seniority on our Board, is responsible for chairing Board meetings. Either or both of the Co-Chairmen of our Board also may preside at meetings of our stockholders and receive and distribute to our Board, and arrange for responses to, communications from stockholders.

Our Board believes that separating the positions of the Co-Chairmen and the CEO allows our CEO to focus on our day-to-day business, while allowing the Co-Chairmen of our Board to lead our Board in its fundamental role of providing advice to and independent oversight of management. Our Board recognizes the time, effort, and energy that our CEO is required to devote to his position in the current business environment, as well as the commitment required to serve as our Co-Chairmen, particularly as our Board’s oversight responsibilities continue to grow. While our Bylaws and Corporate Governance Guidelines do not require that our Chairman and

CEO positions be separate, our Board believes that separating these positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.

Board’s Role in Risk Oversight

Risk is inherent in every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including strategic risks, enterprise risks, financial risks, regulatory risks, and others. Management is responsible for the day-to-day management of risks the company faces, while our Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

Our Board believes that establishing the right “tone at the top,” and full and open communication between management and our Board, are essential for effective risk management and oversight. Our Co-Chairmen meet regularly with our President and CEO and other senior officers to discuss strategy and the risks we face. Senior management attends the quarterly Board meetings and is available to address any questions or concerns raised by our Board on risk management-related and any other matters. Each quarter, our Board receives presentations from senior management on strategic matters involving our operations. Our Board holds strategic planning sessions with senior management to discuss strategies, key challenges, and risks and opportunities for us.

While our Board is ultimately responsible for risk oversight at our company, our three Board committees assist our Board in fulfilling its oversight responsibilities in certain areas of risk as further set forth below. Our board committees report to our Board on significant risks and other matters.

Executive Sessions

The independent members of our Board meet in executive session (without the participation of executive officers or other non-independent directors) at least two times each year, after a regularly scheduled Board meeting, and at any other time requested by any independent director. Either Co-Chairman of our Board, provided he or she is an independent director, is responsible for calling and presiding over executive sessions. To the extent that either Co-Chairman of our Board is absent or not an independent director, those responsibilities are carried out by the Chairman of our Nominating and Corporate Governance Committee or, if such person is absent or not an independent director, by the independent director present who has the most seniority on our Board.

Committees and Meeting Attendance

During the fiscal year ended December 31, 2010, our Board held four regular meetings, held three special meetings, and acted four times by unanimous written consent.

Our Board has an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. During the fiscal year ended December 31, 2010, the three committees of our Board held meetings as follows:

•	our Audit Committee held four meetings and acted two times by unanimous written consent;

•	our Compensation Committee held four meetings and acted seven times by unanimous written consent;

•	our Nominating and Corporate Governance Committee held no meetings and acted two times by unanimous written consent; and

In 2010, all directors attended 75% or more of the meetings of our Board and of the committees of our Board on which such director served during the period for which he was a director or committee member. Our Bylaws provide that either or both of the Co-Chairmen of our Board may preside at meetings of our stockholders. Otherwise, we have no requirements for our directors to attend our annual meetings of stockholders. James Ding and Steve Zhang both attended our 2010 annual meeting of stockholders.

Committee Composition

The following table sets forth the current membership of our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. Each committee conducts its business pursuant to a written charter approved by our Board, copies of which are available on our website at www.asiainfo-linkage.com.

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Yungang Lu*	Davin A. Mackenzie*	Thomas J. Manning*
Sean Shao	Edward Tian	Edward Tian
Davin A. Mackenzie	James Ding	Sean Shao

*	Chairman of the committee.

Audit Committee. Our Audit Committee currently consists of Messrs. Lu (Chair), Shao and Mackenzie. Our Audit Committee falls within the definition of “audit committee” under Section 3(a)(58)(A) of the Securities Exchange Act of 1934, or the Exchange Act. In addition to meeting The NASDAQ Stock Market’s tests for director independence, directors serving on our Audit Committee must meet two basic criteria set forth in the rules promulgated by the Securities and Exchange Commission, or SEC. First, Audit Committee members are barred from accepting, directly or indirectly, any consulting, advisory or other compensatory fee from us or any affiliate of us, other than in the member’s capacity as a member of our Board and any Board committee. Second, a member of our Audit Committee may not be an affiliated person of us or any subsidiary of us, apart from his or her capacity as a member of our Board and any Board committee. Our Board has determined that each member of our Audit Committee meets these independence requirements, in addition to the independence criteria established by The NASDAQ Stock Market. In addition, our Board has determined that each member of our Audit Committee is an “Audit Committee Financial Expert” as defined by the SEC in Item 407 (d) of Regulation S-K. Our Audit Committee assists our Board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements, and, in accordance with The NASDAQ Stock Market requirements, discusses policies with respect to risk assessment and risk management. Our Audit Committee’s primary duties and responsibilities include:

•

appointing and retaining our independent registered public accounting firm, approving all audit, review, and other services to be provided by our independent registered public accounting firm and determining the compensation to be paid for such services;

•	overseeing the integrity of our financial reporting process and systems of internal controls regarding accounting and finance;

•	overseeing the qualification, independence, and performance of our independent registered public accounting firm;

•	reviewing and, if appropriate, approving any related party transactions; and

•	monitoring compliance with legal and regulatory requirements.

Compensation Committee. Our Compensation Committee currently consists of Messrs. Mackenzie (Chair), Tian and Ding. Our Board has determined that each member of our Compensation Committee is an “independent director,” using the definition of that term in the listing standards of The NASDAQ Stock Market. Our Compensation Committee reviews and approves corporate goals and objectives relevant to the compensation of our executive officers, evaluates the performance of executive officers in light of those goals and objectives, and determines and approves the compensation level of executive officers based on this evaluation. Our Compensation Committee also administers our stock option plans and stock incentive plans. Our Compensation Committee assists our Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. For more information regarding our compensation programs and processes, see the discussion below under the heading “Compensation Discussion and Analysis.”

Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee currently consists of Messrs. Manning (Chair), Tian and Shao. Other than Mr. Manning, our Board has determined that each member of our Nominating and Corporate Governance Committee is an “independent director,” using the definition of that term in the listing standards of The NASDAQ Stock Market. Effective on the closing of our business combination with Linkage, our Board appointed Mr. Manning as a member and Chair of our Nominating and Corporate Governance Committee. On the basis of the limited and exceptional circumstances described in the remainder of this paragraph, our Board has determined that Mr. Manning’s membership on our Nominating and Corporate Governance Committee is required by the best interests of our company and our stockholders. In making this determination, our Board considered all of the facts and circumstances, including the exceptional circumstances relating to our business combination with Linkage and the related changes in the composition of our Board, as well as Mr. Manning’s previous experience serving as an independent director on our Nominating and Corporate Governance Committee from January 2006 until October 2009. In particular, the Board considered Mr. Manning’s substantial historical knowledge regarding our Nominating and Corporate Governance Committee, its duties, policies and procedures, its oversight of risk relating to corporate governance, and related matters.

Our Nominating and Corporate Governance Committee makes recommendations to our Board regarding the nomination of candidates to stand for election or re-election as members of our Board, evaluates our Board’s performance, provides oversight of corporate governance and ethical standards and establishes and administers Board committee member compensation policy. Our Nominating and Corporate Governance Committee assists our Board in fulfilling its oversight responsibilities with respect to the management of risks associated with board organization, membership and structure, succession planning for our directors and executive officers, and corporate governance.

Compensation Committee Interlocks and Insider Participation

Messrs. Mackenzie, Tian and Ding served as members of our Compensation Committee during 2010. Mr. Mackenzie has never been an officer or employee of ours. Dr. Tian co-founded us in 1993, served as our President through May 1999, and has served as a member of our Board since our inception. Mr. Ding served as Chairman of our Board between April 2003 and July 2010, has served as a Co-Chairman of our Board since July 2010, and has served as a member of our Board since our inception. No member of our Compensation Committee served as a member of a board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee during 2010.

Steve Zhang, our President, CEO and a member of our Board, and Libin Sun, our Executive Co-Chairman and a member of our Board, participate in the discussions and decisions regarding salaries and incentive compensation for all of our executive officers, except that Mr. Zhang and Mr.  Sun are excluded from discussions regarding their own salary and incentive compensation.

Director Nominations

We have adopted Corporate Governance Guidelines that address the composition of our Board, criteria for Board membership and other Board governance matters. The Corporate Governance Guidelines set out our director nomination process. A copy of our Corporate Governance Guidelines is available on the Investor Relations section of our website at www.asiainfo-linkage.com.

Our Nominating and Corporate Governance Committee annually evaluates our Board and its committees, and the needs of our Board for various skills, experience, expected contributions and other characteristics, in determining the director candidates to be nominated at the annual meeting of stockholders. Our Nominating and Corporate Governance Committee evaluates candidates for director proposed by directors, stockholders or management in light of our Nominating and Corporate Governance Committee’s views of the current needs of our Board for certain skills, experience or other characteristics, the candidate’s background, skills, experience, other characteristics and expected contributions and the qualification standards established from time to time by our Nominating and Corporate Governance Committee. While we do not have a formal diversity policy, our Nominating and Corporate Governance Committee seeks to have directors representing a range of experience, qualifications, skills and backgrounds, consistent with its goal of creating a board of directors that best serves the needs of our company and the interests of our stockholders. Our Nominating and Corporate Governance Committee implements this goal as part of its nomination process and assesses its implementation during both the nomination process and as part of the committee’s self-assessment process. If our Nominating and Corporate Governance Committee believes that our Board requires additional candidates for nomination, our Nominating and Corporate Governance Committee may engage, as appropriate, a third-party search firm to assist in identifying qualified candidates. Our Nominating and Corporate Governance Committee also considers candidates for our Board membership proposed by our stockholders. Any such proposals should be made in writing to AsiaInfo-Linkage, Inc., 4th Floor, Zhongdian Information Tower, 6 Zhongguancun South Street, Haidian District, Beijing 100086, PRC, Attention: Legal Department. All nominees must submit a completed form of directors’ and officers’ questionnaire as part of the nominating process. The process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of our Nominating and Corporate Governance Committee. In making the determinations regarding nominations of directors, our Nominating and Corporate Governance Committee may take into account the benefits of diverse viewpoints as well as the benefits of a constructive working relationship among directors.

Code of Ethics

We have adopted a Code of Ethics that applies to all of our officers, directors and employees. The most recent version is available on the Investor Relations section of our website at www.asiainfo-linkage.com. The information contained on our website is not incorporated by reference into this Proxy Statement. If we make any substantive amendments to the code or grant any waiver from a provision of the code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website, as well as via any other means required by applicable law.

Communications by Stockholders with Directors

Either or both of the Co-Chairmen of our Board may receive and distribute to our Board, and arrange for responses to, communications from stockholders. Stockholders may communicate with any and all of our directors by transmitting correspondence by mail, facsimile or email, addressed as follows:

c/o Corporate Secretary

AsiaInfo-Linkage, Inc.

4th Floor, Zhongdian Information Tower

6 Zhongguancun South Street, Haidian District

Beijing 100086, China

Fax: +8610 8216 6655 or

Email Address: lvsn@asiainfo-linkage.com

Our Corporate Secretary maintains a log of such communications and transmits as soon as practicable such communications to either or both of the Co-Chairmen and the identified director addressee(s), unless there are safety or security concerns that mitigate against further transmission of the communications, as determined by the Corporate Secretary. Our Board or individual directors so addressed are advised of any communication withheld for safety or security reasons as soon as practicable. The Corporate Secretary relays all communications to directors absent safety or security issues.

PROPOSAL NO. 2:

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

Our Board has appointed the firm of Deloitte Touche Tohmatsu CPA Ltd., or Deloitte Touche Tohmatsu, as our independent registered public accounting firm to audit our consolidated financial statements and internal control over financial reporting for the fiscal year ending December 31, 2011, and recommends that stockholders vote for ratification of this appointment. Deloitte Touche Tohmatsu has audited our financial statements since our inception in 1993.

Stockholder ratification of the appointment of Deloitte Touche Tohmatsu as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, our Board is submitting the appointment of Deloitte Touche Tohmatsu to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the appointment, our Audit Committee and our Board will reconsider whether or not to retain Deloitte Touche Tohmatsu. Even if the appointment is ratified, our Board in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change would be in the best interests of us and our stockholders. Representatives of Deloitte Touche Tohmatsu are not expected to be present at the Annual Meeting, but we expect that they will participate telephonically, they will have the opportunity to make a statement if they desire to do so, and we expect that they will be available to respond to appropriate questions.

The following discussion describes the fees billed by Deloitte Touch Tohmatsu for services rendered on our behalf during 2010 and 2009. For additional information on the types of fees discussed below, and our Audit Committee’s pre-approval procedures, see the discussion below under the heading “Audit Committee Report.”

Audit Fees

The aggregate audit fees billed by Deloitte Touche Tohmatsu for the fiscal years ended December 31, 2010 and December 31, 2009 were approximately $1,995,652 and $1,278,500, respectively. Services provided include professional services rendered for the audit of our consolidated financial statements included in our Annual Report on Form 10-K, audit of our internal control over financial reporting, reviews of the condensed consolidated financial information included in our Quarterly Reports on Form 10-Q and professional services rendered in connection with our filing of certain registration statements.

Audit-Related Fees

The aggregate audit-related fees billed by Deloitte Touche Tohmatsu for the fiscal years ended December 31, 2010 is $64,550. Deloitte Touche Tohmatsu did not bill any fees for audit-related services for the fiscal years ended December 31, 2009.

Tax Fees

The aggregate fees billed by Deloitte Touche Tohmatsu for professional services for corporate tax compliance, tax advice and tax planning for the fiscal years ended December 31, 2010 and December 31, 2009 were approximately $130,750 and $99,000, respectively.

All Other Fees

Deloitte Touche Tohmatsu did not bill any fees for any other services for either of the fiscal years ended December 31, 2010 and December 31, 2009.

Vote Required

Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting, assuming a quorum is present. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but abstentions will have the same effect as voting against the proposal. Banks, brokers and other nominees who have not received voting instructions from their customers with respect to shares held beneficially for such customers may vote such shares on a discretionary basis for the ratification and appointment of Deloitte Touche Tohmatsu as our independent registered public accounting firm for the fiscal year ending December  31, 2011.

Recommendation of Our Board

Our Board recommends that the stockholders vote “FOR” the ratification of the appointment of Deloitte Touche Tohmatsu as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

PROPOSAL NO. 3:

APPROVAL OF THE 2011 STOCK INCENTIVE PLAN

Background and Purpose of the 2011 Stock Incentive Plan

We are asking our stockholders to approve our 2011 Stock Incentive Plan, or the 2011 Plan. The Board of Directors adopted the 2011 Plan on February 19, 2011, subject to its approval by our stockholders. The 2011 Plan is intended to better align the interests of participants in the 2011 Plan with all our stockholders and to promote our long-term growth and profitability by providing us with the tools to remain competitive in attracting and retaining employees, directors, officers, consultants, advisors and independent contractors. Under the 2011 Plan, we may grant participants restricted stock awards, performance stock awards, stock options, or other types of equity incentives.

The 2011 Plan will provide the Compensation Committee with broad discretion to award equity incentives in the form of stock options, restricted stock awards or units, performance stock awards or units, or any combination of the foregoing, as the Compensation Committee deems appropriate.

The number of shares of Common Stock available for issuance under the 2011 Plan is 7,501,752 shares, plus any shares that are available for grant under the Company’s 2008 Stock Incentive Plan, or the Prior Plan, or would again become available for grant under the Prior Plan, in accordance with its terms. The number of persons that are eligible to participate in the 2011 plan shall be determined by our Compensation Committee.

A copy of the 2011 Plan, as proposed, is attached to this Proxy Statement as Annex I and is incorporated herein by reference. The following description of the 2011 Plan is a summary and does not purport to be a complete description. See Annex I for more detailed information.

Summary of the 2011 Plan

The 2011 Plan provides a means whereby employees, directors, officers, consultants, advisors and independent contractors of the Company may be granted restricted stock awards, performance stock awards, stock options, or other types of equity incentives. Subject to adjustment required in the event of any change in the Common Stock effected without receipt of consideration by the Company, the numbers of shares available for issuance under the 2011 Plan as proposed will be as described above. Shares subject to awards granted under the 2011 Plan that have lapsed or terminated may again become subject to awards granted under the 2011 Plan.

Our Compensation Committee is the plan administrator of the 2011 Plan and will have discretion over whether and to whom awards will be granted. Subject to the terms of the 2011 Plan and certain limitations on the exercise of its discretions required by Section 162(m) of the Internal Revenue Code, or the Code, the plan administrator will determine the terms and conditions of awards granted under the 2011 Plan, including the vesting of restricted stock awards and the exercise price of any options granted under the 2011 Plan.

The 2011 Plan provides that the plan administrator must establish an exercise price for options, including incentive stock options, or ISOs, that is not less than the fair market value per share at the date of grant. Each ISO must expire within ten years of the date of grant. However, if ISOs are granted to persons owning more than 10% of the voting stock of the Company, the 2011 Plan and the tax laws pertaining to ISOs provide that the exercise price may not be less than 110% of the fair market value per share at the date of grant. On February 18, 2011, the average of the high and low sale prices of the Common Stock was approximately $20.85 per share, as reported by the Nasdaq Global Market. The option exercise price may be paid in cash or by check, by tendering shares of Common Stock that the optionee has owned for at least six months, by net exercise, by any combination of the foregoing, or with such other consideration as the plan administrator may permit. Unless otherwise established by the plan administrator, the term of each option is ten years from the date of grant, except that if

ISOs are granted to persons owning more than 10% of the Company’s voting stock, the term may not exceed five years. Outstanding options having exercise prices greater than the then fair market value of a share of common stock may not be “repriced,” whether through amendment of the outstanding option or through cancellation and issuance of a substitute option, without stockholder approval.

The plan administrator is authorized to make restricted stock awards or restricted stock unit award on such terms and conditions and subject to such restrictions (whether based on performance standards, periods of service or otherwise), as the plan administrator may determine. Restrictions may include repurchase or forfeiture rights in favor of the Company. To the extent a restricted stock award or restricted stock unit award is intended to result in performance-based compensation, the performance goals, performance period and performance award formula applicable of the award shall be established by the plan administrator in accordance with the 2011 Plan.

The plan administrator is also authorized to grant performance share and performance unit on such terms and conditions, including performance goal(s), performance period and performance award formula, as the plan administrator shall determine. To the extent a performance share award or performance unit award is intended to result in performance-based compensation, the performance goals, performance period and performance award formula applicable of the award shall be established by the plan administrator in accordance with the 2011 Plan. No monetary payment (other than applicable tax withholding, if any) shall be required as a condition of receiving a performance share award or performance unit award.

Awards under the 2011 Plan may not be transferred by the participant other than by will or the laws of descent or distribution, except for certain transfers that may be permitted by the plan administrator. Unless otherwise established by the plan administrator, an optionee whose service to us ceases for any reason (other than termination for cause, retirement, death or disability, as such terms are defined in the 2011 Plan) may exercise the option, to the extent vested on the date of termination, in the three-month period following such cessation (unless such options terminate or expire sooner by their terms). In the event the optionee is terminated for cause, the options terminate upon the first notification to the optionee of such termination. In the event the optionee retires, dies or becomes permanently and totally disabled, options vested as of the date of retirement, death or disability may be exercised prior to the earlier of the option’s specified expiration date and one year from the date of the optionee’s retirement, death or disability.

In the event of a Change of Control (as defined in the 2011 Plan), the plan administrator will determine whether provisions will be made in connection with the Change of Control for the assumption of awards under the 2011 Plan or substitution of appropriate new awards covering the stock of the successor corporation or an affiliate of the successor corporation. If the plan administrator determines that no such assumption or substitution will be made, each outstanding award under the 2011 Plan will automatically accelerate so that it will become 100% vested and exercisable immediately prior to the Change in Control.

The 2011 Plan does not have a fixed expiration date. However, no option shall be exercisable after the expiration of ten years from the grant date of the option and the term of an ISO shall not exceed ten years.

Federal Income Tax Consequences

The material U.S. federal income tax consequences to the Company and to any person granted a stock award or an option under the 2011 Plan who is subject to taxation in the United States under existing applicable provisions of the Code and underlying Treasury Regulations are substantially as follows. The following summary does not address state, local or foreign tax consequences, or other tax consequences based on particular circumstances, and it is based on present law and regulations as in effect as of the date hereof.

Nonqualified Stock Options (“NSOs”). No income will be recognized by an optionee upon the grant of an NSO. Upon the exercise of an NSO, the optionee will recognize taxable ordinary income in an amount equal to the excess of the fair market value at the time of exercise of the shares acquired over the exercise price. Upon a later sale of those shares, the optionee will have capital gain or loss equal to the difference between the amount realized on such sale and the tax basis of the shares sold. Furthermore, this capital gain or loss will be long-term capital gain or loss if the shares are held for more than one year before they are sold. If payment of the option price is made entirely in cash, the tax basis of the shares will be equal to their fair market value on the exercise date (but not less than the exercise price), and the shares’ holding period will begin on the day after the exercise date.

If the optionee uses already-owned shares to pay the exercise price of an NSO in whole or in part, the transaction will not be considered to be a taxable disposition of the already-owned shares. The optionee’s tax basis and holding period of the already-owned shares will be carried over to the equivalent number of shares received upon exercise. The tax basis of the additional shares received upon exercise will be the fair market value of the shares on the exercise date (but not less than the amount of cash, if any, used in payment), and the holding period for such additional shares will begin on the day after the exercise date.

Incentive Stock Options (“ISOs”). No income will be recognized by an optionee upon the grant of an ISO. The rules for the tax treatment of an NSO also apply to an ISO that is exercised more than three months after the optionee’s termination of employment (or more than 12 months thereafter in the case of disability, as defined in the 2011 Plan). Upon the exercise of an ISO during employment or within three months after the optionee’s termination of employment (12 months in the case of permanent and total disability), for regular tax purposes the optionee will recognize no ordinary income at the time of exercise (although the optionee will have income for alternative minimum income tax purposes at that time equal to the excess of the fair market value of the shares over the exercise price). If the acquired shares are sold or exchanged after the later of (i) one year from the date of exercise of the option and (ii) two years from the date of grant of the option, the difference between the amount realized by the optionee on that sale or exchange and the option exercise price will be taxed to the optionee as long-term capital gain or loss. If the shares are disposed of in an arms’ length sale before such holding period requirements are satisfied, then the optionee will recognize taxable ordinary income in the year of disposition in an amount equal to the excess of the fair market value of the shares received on the exercise date over the exercise price (or, if less, the excess of the amount realized on the sale of the shares over the exercise price), and the optionee will have short-term or long-term capital gain or loss, as the case may be, in an amount equal to the difference between (i) the amount realized by the optionee upon the disposition of the shares and (ii) the exercise price paid by the optionee increased by the amount of ordinary income, if any, so recognized by the optionee.

Company Deduction. In all the foregoing cases, the Company will be entitled to a deduction at the same time and in the same amount as the participant recognizes ordinary income, subject to certain limitations. Among these limitations is Section 162(m) of the Code. Certain performance-based compensation is not subject to the Section 162(m) limitation on deductibility. Stock options and restricted stock awards can qualify for this performance-based exception if they meet the requirements set forth in Section 162(m) and Treasury Regulations promulgated thereunder. The 2011 Plan has been drafted to allow compliance with those performance-based criteria.

New Plan Benefits

No award will be granted under the 2011 Plan prior to its approval by our stockholders. Awards under the 2011 Plan will be granted under the discretion of our Compensation Committee, and accordingly, are not yet determinable. In addition, benefits under the 2011 Plan, including performance awards, will depend on a number of factors, including the fair market value of our Common Stock on future dates, actual performance measured against performance goals and decisions made by the participants. Consequently, it is not possible to determine the benefits that might be received by participants under the 2011 Plan.

Equity Compensation Plan Information

The following table provides information as of December 31, 2010 with respect to the Common Stock that may be issued under our existing equity compensation plans.

Plan category	Number of securities to be issued upon exercise of outstanding options		Weighted average exercise price of outstanding options		Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	1,186,362	(1)	$5.74	(2)	2,705,105	(3)
Equity compensation plans not approved by security holders	—		—		—
Total	1,186,362	(1)	$5.74	(2)	2,705,105	(3)

(1)

Includes 520,924 shares issuable upon exercise of outstanding stock options, 178,350 shares issuable upon vesting of outstanding restricted stock awards, and 487,088 shares issuable under outstanding performance stock awards.

(2)

The weighted-average exercise price does not take into account the shares issuable upon vesting of outstanding restricted stock awards or the shares issuable under outstanding performance stock awards, both of which have no exercise price.

(3)	Options that are outstanding under the Company’s existing stock option plans will become available for re-granting if those options are forfeited or cancelled prior to exercise or expiration.

Vote Required

Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting, assuming a quorum is present. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but abstentions will have the same effect as voting against the proposal. In addition, banks, brokers and other nominees who have not received voting instructions from their customers with respect to shares held beneficially for such customers may not vote such shares on a discretionary basis for the proposal, so broker non-votes will have the same effect as voting against the proposal.

Recommendation of the Board

The Board recommends that the stockholders vote “FOR” the approval of the Company’s 2011 Stock Incentive Plan.

MANAGEMENT

Board of Directors and Executive Officers

The following table sets forth certain information with respect to our current directors and our executive officers:

Board of Directors	Age	Position
James Ding	45	Co-Chairman of the Board
Libin Sun	48	Executive Co-Chairman of the Board
Steve Zhang	47	Director
Sean Shao	54	Director
Yungang Lu	47	Director
Davin A. Mackenzie	50	Director
Thomas J. Manning	55	Director
Edward Tian	47	Director
Xiwei Huang	40	Director

Executive Officers	Age	Position
Steve Zhang	47	President and Chief Executive Officer
Libin Sun	48	Executive Co-Chairman
Michael Wu	43	Vice President and Chief Financial Officer
Xiwei Huang	40	Vice President and Chief Operating Officer
Guoxiang Liu	47	Executive Vice President
Feng Liu	39	Vice President and General Manager of Research & Development of AsiaInfo-Linkage Technologies Division
Jian Qi	50	Former President and Chief Executive Officer of Lenovo-AsiaInfo Division, the assets of which have been sold
Yadong Jin	41	Vice President and General Manager of Marketing
Jie Li	36	Vice President, General Manager of Human Resources & Administration & Marcom and Interim General Manager of Government Relationship & Industry Development

For biographical summaries of Edward Tian, Davin A. Mackenzie and Xiwei Huang, see the section above entitled “Proposal No. 1: Election of Directors—Nominees for Class III Directors” beginning on page 5 of this Proxy Statement.

James Ding has served as the Chairman of our Board between April 2003 and July 2010, and has served as a Co-Chairman of our Board since July 2010, and has served as a member of our Board since our inception. Mr. Ding is currently a general partner of GSR Ventures, a venture capital fund, a role in which he has served since June 2005. He has also served as Chairman of the Board of United ITV, Inc., a provider of distribution and marketing channels in China, since September 2004 and as an independent director of Baidu.com, Inc., a Chinese Internet search company, since August 2005. He served as our Chief Executive Officer from May 1999 until April 2003, as our Senior Vice President for Business Development and Chief Technology Officer from 1997 to 1999, and as our Senior Vice President and Chief Technology Officer from 1993 to 1997. Mr. Ding received an M.S. in Information Science from the University of California, Los Angeles and is a graduate from the Executive Program of Haas Business School at University of California, Berkeley.

Mr. Ding has extensive executive experience in China’s information technology industry and provides strong financial and operational expertise to our Board.

Steve Zhang has been our President and Chief Executive Officer, as well as a member of our Board, since May 2005. Mr. Zhang joined us in December 1999 as Vice President for Software and went on to hold several prominent positions with us, including head of our Software Products Strategic Business Unit, General Manager of our Operations Support Systems Strategic Unit, as well as Chief Technology Officer and Acting General Manager of our China Mobile Customer Account. Most recently, Mr. Zhang served as President and CEO of AsiaInfo Technologies, our wholly-owned subsidiary. During the ten years before he joined us, Mr. Zhang worked for several successful companies in Silicon Valley, including Blue Martini Software, Inc., Hyperion Solutions, Inc., Arbor Software, Versant Object Technology, Inc. and Sun Microsystems. Mr. Zhang received an M.S. in Computer Science from Rice University and a Doctorate in Information Science from the University of Pisa, Italy.

Mr. Zhang has extensive executive experience in China’s telecommunications software industry and provides our Board with valuable insight regarding our products and services, as well as future strategic opportunities and technological needs of AsiaInfo-Linkage and our industry.

Libin Sun has been our Executive Co-Chairman and a member of our Board since July 2010. Mr. Sun founded and served as the Chairman of the Board of Linkage, a telecommunications software company in China, where he also served as its Chief Executive Officer from January 2009 to July 2010 and its President from 1997 to January 2007. Mr. Sun has over 20 years of experience in the software and electronics industries and has been a member of the Standing Committee of Jiangsu Software Industry Association since 2005 and the Director General of the Nanjing Software Export Association since 2003. Mr. Sun received a B.S. in precision electron-machinery engineering from Northwest Telecommunication Engineering College and an M.B.A. from China Europe International Business School.

Mr. Sun’s extensive experience in the software and telecommunications industry provides our Board a valuable resource regarding strategic planning and corporate operations.

Sean Shao has been a member of our Board since July 2010. Mr. Shao currently serves as Chairman of the Audit Committee and a member of the Compensation and Nominating/Corporate Governance Committees of Feihe International, Inc., a Chinese dairy company, where he has served since August 2010, a member of the board of directors of China Medicine Corporation, a Chinese medicine distributor and developer, where he has served since May 2010, Chairman of the Nominating Committee of Agria Corporation, a Chinese agricultural company, where he has served since November 2008, and Chairman of the Audit Committee of each of Xueda Education Group, a Chinese after school tutoring company, where he served since March 2010, China Botanic Pharmaceutical Inc., a Chinese pharmaceutical company, where he has served since April 2010, China Recycling Energy Corporation, a Chinese energy recycling system design company, where he has served since October 2009, Yongye International, Inc., a Chinese agricultural company, where he has served since April 2009, China Nuokang Bio-Pharmaceutical, Inc., a Chinese biopharmaceutical company, where he has served since September 2008, and China Biologic Products, Inc., a plasma-based biopharmaceutical company, where he has served since July 2008. Mr. Shao served as the Chief Financial Officer of Trina Solar Limited, a Chinese alternative energy company, from August 2006 to June 2008, Mr. Shao served as the Chief Financial Officer of ChinaEdu Corporation, a Chinese educational service provider, from September 2005 to August 2006. Mr. Shao served as the Chief Financial Officer of Watchdata Technologies Ltd., a Chinese security software company from August 2004 to September 2005. He previously worked at Deloitte & Touche CPA Ltd. for approximately a decade. Mr. Shao received a bachelor’s degree in Art from East China Normal University and a master’s degree in Healthcare Administration from the University of California, Los Angeles. Mr. Shao is a member of the American Institute of Certified Public Accountants.

Mr. Shao has extensive experience as an independent director and as an executive officer in U.S. public companies operating in China and provides our Board with valuable insight in public company accounting and corporate finance.

Yungang Lu has served as a member of our Board since July 2004. Mr. Lu is now Managing Director of Seres Asset Management Limited, an investment manager based in Hong Kong, where he has served since August

2009. Mr. Lu also serves as a board director of the following listed companies: China Techfaith Wireless Communication Technology Ltd., a handheld device company in China, Enerchina Holdings Ltd., a clean energy company and public utility developer in China, and China Cord Blood Corporation, a provider of cord blood storage services in China. From 2004 to July 2009, Mr. Lu was a Managing Director of APAC Capital Advisors Limited, a Hong Kong-based investment manager specializing in Greater China equities. Mr. Lu was a research analyst with Credit Suisse First Boston (Hong Kong), a financial services company, from 1998 to 2004, where his last position was the head of China Research. Before moving to Credit Suisse, he worked as an equity analyst focused on regional infrastructure at JP Morgan Securities Asia, a financial services company, in Hong Kong. Mr. Lu received a B.S. in Biology from Beijing University, an M.S. in Biochemistry from Brigham Young University and a Ph.D. in Finance from the University of California, Los Angeles.

Mr. Lu has extensive experience in corporate finance and risk assessment and management and provides valuable public company expertise to our Board.

Thomas J. Manning has been a member of our Board since October 2005. Mr. Manning currently serves as the Chief Executive Officer of Cerberus Asia Operations & Advisory Limited, a subsidiary of Cerberus Capital Management, a global private equity firm, where he has served since April 2010. He also serves as an independent non-executive director and chair of the independence committee of Gome Electrical Appliances Company, a large retailer in China listed on the Hong Kong Stock Exchange, or HKSE, where he has served since May 2007. He also serves as an independent non-executive director of iSoftStone Information Technology (Group) Co., Ltd., an IT outsourcing company in China listed on the New York Stock Exchange, where he has served since December 2010. From August 2004 to August 2010, Mr. Manning served as an independent non-executive director of Bank of Communications, a large commercial bank in China and a HKSE-listed company, where he chaired the compensation committee. Mr. Manning served as the Chief Executive Officer of Indachin Limited, a venture management firm based in Hong Kong, from October 2005 to March 2009; Chairman of China Board Directors Limited, a board advisory firm based in Hong Kong, from August 2005 to April 2010; and a director of Bain & Company, where he was a member of Bain’s China Board and head of Bain’s information technology strategy practice in the Silicon Valley and Asia from August 2003 to January 2005. Mr. Manning served as Global Managing Director of the Strategy & Technology Business of Capgemini, Chief Executive Officer of Capgemini Asia Pacific, and Chief Executive Officer of Ernst & Young Consulting Asia Pacific, where he led the development of consulting and IT service and outsourcing businesses across Asia from June 1996 to January 2003. Early in his career, Mr. Manning was with McKinsey & Company from August 1979 to September 1985, where he developed a corporate strategy practice for medical industry clients, and Buddy Systems, Inc. a telemedicine company he founded and led from September 1985 to September 1991. He received a bachelor’s degree in East Asian Studies from Harvard University and an M.B.A. from the Graduate School of Business of Stanford University.

Mr. Manning has extensive experience in corporate finance, strategic planning and international operations and provides valuable insight on business strategy development and strategic partnerships to our Board.

Michael Wu has been our Vice President and Chief Financial Officer since August 2010. Prior to joining us, Mr. Wu served as the Chief Financial Officer of iSoftStone Information Technology (Group) Co., Ltd., an China based IT outsourcing company listed on New York Stock Exchange, from March 2008 to August 2010. From May 2006 to March 2008, Mr. Wu served as the Vice President of Finance of HuaWei Technologies, a telecommunications solutions provider in China, where he was responsible for corporate investment, treasury and taxation, planning and reporting, and worldwide financial operation. From March 1997 to July 2005, Mr. Wu was with Lucent Technologies China, the subsidiary of Lucent Technologies Inc., where he led the finance, accounting, contract management and information system functions, and his last position was the Chief Financial Officer of Lucent China. Prior to joining Lucent Technologies, Mr. Wu held various financial management positions with SAP (China) Co. Ltd., and Walls (China) Co. Ltd., a joint venture under Unilever. Mr. Wu holds a Master of Business Administration from the City University, Seattle, Washington and is an accounting graduate from the University of International Business and Economics.

Guoxiang Liu has been our Executive Vice President since July 2010. Prior to joining us, Mr. Liu served as a member of the board of directors of Linkage from 2004 to July 2010, where he also served as its President from January 2007 to July 2010, as its Senior Vice President overseeing its sales operations from 2004 to January 2007, as its Vice President overseeing its technology center from 1998 to 2004, and as a manager from 1997 to 1998. From 1986 to 1997, Mr. Liu worked as a researcher and lecturer in the computer science department at Nanjing University of Post and Telecommunications. Mr. Liu received a B.S. in Computer Science from Fudan University.

Feng Liu has been Vice President of our AsiaInfo-Linkage Technologies Division and General Manager of the division’s Research and Development department since June 2005. From 1996 to June 2005, he served as our Chief Director of Software Development, General Manager of our Global Delivery Service Center and the Assistant General Manager of our Research and Development department, responsible for the development and design of several of our core software products. Mr. Liu received a B.S. in Engineering Mechanics from Tsinghua University.

Jian Qi has been former President and Chief Executive Officer of our former Lenovo-AsiaInfo Division, which has been sold since January 2006. Also, he has been the Board Chairman and General Manager of Lenovo Security Technologies Division and Lenovo Computer System and Technology Services Division since January 2006 till November 2010. Prior to that, he served as Vice President of our AsiaInfo-Linkage Technologies Division and General Manager of our China Unicom Business Unit since 2000. Mr. Qi joined us in 1995 as an engineer and, in 1999, was promoted to Vice President, Sales for the Northern China region. Mr. Qi graduated from the Communication Engineering Institute of China’s People’s Liberation Army.

Yadong Jin has been our Vice President and General Manager of Marketing since November 2008. Prior to joining us, Mr. Jin served as the Consultation Director of Hewlett-Packard Development Company from January 2005 to November 2008. Mr. Jin received bachelor’s and master’s degrees in Computer Science from Nanjing University.

Jie Li has been our Vice President and General Manager of Human Resources & Administration & Marcom since March 2010, and our substitute General Manager of Government Relationship & Industry Development Department since November 2010. Since joining us in January 2002, Mr. Li has served in a number of managerial roles, including Sales Manager from February 2004 to January 2005, Senior Sales Director from January 2005 to July 2005 and Northern Regional Deputy General Manager and Northern Regional General Manager from July 2005 to June 2009, for our China Mobile account, as well as Vice President and General Manager of Human Resources & Administration from June 2009 to March 2010. Prior to joining us, Mr. Li served as Commercial Manager at China Base Holding Group, a PRC state-owned enterprise, Founder Group, a Chinese technology and pharmaceutical company, ACER Computer and Networks Group, an international computer company. Mr. Li received a bachelor’s degree from Tianjin University in Systems Engineering and Technology Economics and an E.M.B.A. from the China Europe International Business School.

Arrangements Regarding Appointment of Directors and Executive Officers

In July 2010, pursuant to our business combination agreement with Linkage, Libin Sun was appointed as a director and our Executive Co-Chairman, Xiwei Huang was appointed as a director and our Vice President and Chief Operating Officer, Sean Shao was appointed as a director, and Guoxiang Liu was appointed as our Executive Vice President. For more information regarding the business combination agreement and related agreements, including a stockholders’ agreement pursuant to which Edward Tian and Libin Sun have each agreed to vote all of their respective voting shares in favor of the other’s election or re-election to our Board, see the discussion below under the heading “Certain Relationships and Related Transactions—Agreements Relating to our Business Combination with Linkage.”

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This section discusses the principles underlying our executive compensation policies and decisions and the most important factors relevant to an analysis of those policies and decisions. It provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our executive officers and places in perspective the detailed information presented in the tables below under the heading “Compensation Paid to Named Executive Officers.” The tables that you find in this Proxy Statement contain specific information about the compensation earned or paid in 2008, 2009 and 2010 to the following individuals, including our CEO, the persons serving as our Vice President and CFO during 2010, and our three other most highly-compensated executive officers in 2010, whom we also refer to as our “named executive officers” (each as marked as an “NEO” below), as well as certain individuals who became our executive officers, following the closing of our business combination with Linkage in July 2010:

•	Steve Zhang, President and CEO (NEO)

•	Libin Sun, Executive Co-Chairman

•	Michael Wu, Vice President and CFO (NEO)

•	Wei Li, Former Vice President and CFO (NEO)

•	Xiwei Huang, Vice President and Chief Operating Officer

•	Guoxiang Liu, Executive Vice President

•	Feng Liu, Vice President and General Manager of Research and Development—AsiaInfo-Linkage Technologies Division (NEO)

•	Jian Qi, Former President and Chief Executive Officer—Lenovo-AsiaInfo Division (NEO)

•	Yadong Jin, Vice President and General Manager of Marketing (NEO)

Overview of Compensation Program

Our Compensation Committee has responsibility for establishing, implementing and monitoring adherence to our compensation philosophy and objectives. Our Compensation Committee is responsible for ensuring that the total compensation paid to our executive officers is fair, reasonable and competitive. Our compensation decisions with respect to executive officer salaries, annual incentives and long-term incentive opportunities are influenced by (a) the officer’s level of responsibility and function; (b) our overall financial performance and, in some cases, the officer’s business unit; and (c) our assessment of the competitive marketplace, including other peer companies.

Compensation Philosophy and Objectives

All of our compensation programs, including our executive compensation programs, are designed to attract and retain key employees in the highly competitive information technology software and services marketplace in China. Our executive compensation programs are also designed to motivate our executives to achieve and reward them for superior performance in attaining corporate and individual objectives that create stockholder value. Different programs, including both cash and stock-based compensation, are geared toward short- and long-term performance, respectively, with the goal of aligning employee interests with stockholder interests and increasing stockholder value over the long term. Executive compensation programs impact all employees by setting general levels of compensation and creating an environment of goals, reward and expectations. Our Compensation Committee also monitors our compensation policies and practices to ensure they do not incentivize risk-taking or other unintended risks that are reasonably likely to have a material adverse effect on us. Finally, we endeavor to ensure that our compensation programs are viewed as fundamentally fair to our stockholders.

Compensation Programs and Process

Elements of compensation for our named executive officers include base salary, non-equity incentive compensation, long-term equity incentive awards, pension plan, health, disability and life insurance and certain other perquisites. We use salary as the base amount necessary to match our competitors for executive talent. We utilize cash incentive payments to reward performance achievements over the course of a one-year horizon and we use equity incentive awards to reward long-term performance, with excellent corporate performance and extended tenure producing potentially significant value for our named executive officers. We believe that this combination of programs provides an appropriate mix of fixed and variable pay, balances short-term operational performance with long-term stockholder value, and encourages executive recruitment and retention.

Our Compensation Committee is responsible for establishing, implementing and monitoring the compensation of our named executive officers. Our Compensation Committee meets outside the presence of all executive officers, including our named executive officers, to consider appropriate compensation for our CEO. Our Compensation Committee conducts its analysis with input from our Human Resources, or HR department, which receives comparative salary data generated from participation in annual benchmarking compensation surveys, or the Salary Surveys, administered by Mercer Human Resource Consulting LLC, or Mercer, and Taihe Business Management Consulting Co. Ltd., or Taihe, each of which are independent consulting firms.

When making compensation decisions, our Compensation Committee analyzes the dollar amount of each component of the executive officer’s compensation, including current cash compensation (base salary and non-equity plan incentive compensation), long-term equity incentive program compensation, and any other compensation.

Steve Zhang, our CEO, is responsible for conducting an annual review of each other named executive officer’s performance and recommending the appropriate base salary and other forms of compensation for such officer to our Compensation Committee. Mr. Zhang receives base salary recommendations from our HR department based on the Salary Surveys described above. In addition, Mr. Zhang recommends annual performance milestones for each other named executive officer for the purpose of determining annual non-equity incentive compensation.

Mr. Zhang’s base salary is set by our Compensation Committee, which analyzes the Salary Surveys to ensure that his pay is competitive. Our Compensation Committee also determines Mr. Zhang’s equity and non-equity incentive compensation based on corporate performance milestones which are set by our Compensation Committee. Finally, our Compensation Committee grants long-term equity awards to Mr. Zhang .

Except as set forth below, our Compensation Committee has not adopted any formal or informal policies or guidelines for allocating compensation between long-term and currently paid out compensation, or between cash and non-cash compensation. However, our philosophy is to pay our executive officers competitive levels of compensation that best reflect their individual responsibilities and contributions to us. In general, we typically make a greater percentage of an employee’s compensation performance-based as he or she becomes more senior. We attempt to keep cash compensation to the minimum competitive level while providing the opportunity to be well rewarded through equity if we perform well over time.

We choose to pay each element of compensation in order to attract and retain necessary talent, reward annual performance (on an individual, business unit and enterprise-wide basis) and provide incentives for achieving long-term strategic goals as well as short-term objectives. The amount of each element of compensation is determined by our Compensation Committee in consultation with our CEO with respect to the other named executive officers, and, with respect to the CEO, by our Compensation Committee. Compensation decisions for all named executive officers take into account the following factors:

•	Performance against corporate and individual objectives for the previous year;

•	Value of skills and capabilities to support our long-term performance;

•	Performance of general management responsibilities; and

•	Contribution as a member of our executive management team.

Base Salary

Base salary levels for our named executive officers are intended to compensate executives competitively within the information technology marketplace in China. Base salary rewards core competence in an executive role relative to an officer’s skills, experience and contributions to our business. Base salaries are determined on an individual basis by evaluating each executive officer’s scope of responsibility, past performance, and data on prevailing compensation levels in an appropriate market comparison group. Each year our HR department participates in two salary surveys, which collect compensation data, including base salary statistics, from “peer” companies in the IT, software and telecommunications industries. The survey conducted by Taihe covers Chinese companies in the IT industry (including, for example, Neusoft, Huawei, Amdocs (China) Beijing, Digital China SI-TECH, Datang Mobile and ZTE Corporation), while the participants in the Mercer survey are primarily Chinese subsidiaries of foreign-owned businesses (including, for example, Oracle, Cisco Systems, EMC Beijing, HP Beijing, IBM Beijing, Motorola Beijing, NCR Beijing and Microsoft Beijing). We generally receive results from the Salary Surveys during the second quarter of each year and begin to analyze base salary adjustments at that time. Assuming that a named executive officer has achieved satisfactory individual performance, our general approach is to compensate named executive officers at or near (a) the 50th percentile of salaries of executives with similar roles at comparable companies that participate in the Mercer Salary Survey, and (b) the 80th or 90th percentile of salaries of executives with similar roles at comparable companies that participate in the Taihe Salary Survey. We use a lower percentile benchmark when analyzing the Mercer Salary Survey, in general, because the base salaries paid to executives at foreign-owned companies are substantially higher than those paid to their counterparts at Chinese-owned companies. We believe that these percentile benchmarks for base salaries, in combination with the other elements of compensation discussed below, provide the minimum cash compensation level that would allow us to attract and retain talented officers. We believe that, given the industry in which we operate and the corporate culture that we have created, base compensation at this level is sufficient to retain our existing named executive officers and to hire new executive officers when and as required.

After considering job performance and marketplace competitiveness, the base salaries of our named executive officers for 2010 remained the same as those in effect at the end of 2009. The salary levels fixed in 2010 for our named executive officers are reflected in the “Summary Compensation Table” below. We believe that the base salary paid to our named executive officers during 2010 achieves our objectives, compares favorably to our peer group and is within our target of providing a base salary at the market median (with respect to international competitors) and at the higher range of the market with respect to our Chinese competitors.

Non-Equity Incentive Compensation

In August 2010 we adopted the 2010 Employee Incentive Program, or the 2010 EIP, which consists of various non-equity incentive compensation programs, also referred to as ICPs. The ICPs are designed to reward our named executive officers with an opportunity to earn annual cash bonuses based both on our achievement of certain pre-established performance goals as well as the performance of the individual named executive officer’s functional business unit or department, as the case may be. We anticipate that we will continue to establish similar ICPs on an annual basis for succeeding years. The goals for our company-wide and individual measures are established so that target attainment is not assured under any ICP. The attainment of payment for performance at target or above requires significant effort on the part of our executives. Details on how payments were calculated under these ICPs, and specific factors our Compensation Committee considered, in 2010 for our named executive officers are set forth below. While we do not target annual bonus opportunities at any particular percentage of total compensation, we target bonuses for our named executive officers at 42%-67% of their respective base salary.

For 2010, our Compensation Committee determined, with input from our HR department, to base our CEO’s incentive compensation on our achievement of Board-established targets for net revenue and operating profits. These financial goals were set by our Board in April 2010. Our Compensation Committee determined that net revenues (meaning our GAAP revenue net of hardware costs) are an appropriate measure of our overall growth while operating profit is a valid indicator of cost-effectiveness. These two elements were weighted equally of 40% other two elements are corporate culture and integration fulfillment ,which were weighted equally of 10%, these four elements determining Mr. Zhang’s incentive compensation for 2010. Specific factors our Compensation Committee considered in determining Mr. Zhang’s 2010 incentive compensation targets included rewarding cost-effective, corporate growth, the extensive responsibilities associated with serving as our CEO, and Mr. Zhang’s historical service to us and strong performance reviews. In calculating Mr. Zhang’s incentive compensation, we first determine our percentage achievement for each financial and non-financial target and then multiplied the aggregate achievement percentage by Mr. Zhang’s target incentive compensation, which, for 2010, equaled 100% of his base salary which is effective from July 2010. No incentive compensation is payable to Mr. Zhang if the aggregate achievement percentage for these four performance goals falls below 75%.

Our named executive officers and certain individuals who became our executive officers, following the closing of our business combination with Linkage in July 2010, other than our CEO and Mr. Jian Qi, received non-equity incentive compensation awards pursuant to the 2010 EIP, as set forth below:

•

The 2010 EIP’s Support Line Key Performance Index, or the Support Line KPI, governs non-equity incentive compensation for Mr. Libin Sun, Executive Co-Chairman, Michael Wu, our Vice President and CFO and Wei Li, our former CFO, Mr. Guoxiang Liu, Executive Vice President, and Mr. Xiwei Huang, Vice President and Chief Operating Officer. For 2010, awards under the 2010 EIP were payable based on the following factors: (i) a 45% weighting accorded to our achievement of targets for net revenue and operating profits, which goals were set by our Compensation Committee in August 2010, (ii) a 40% weighing accorded to the applicable department’s performance goals and the actual achievements of such goals; (iii) a 10% weighting accorded to evaluations by other departments to which such applicable department provides support; and (iv) a 5% weighting accorded to achievement of certain human resources development goals. These objectives may change from year to year as our business and departmental priorities evolve. Our CEO recommended and our Compensation Committee determined all incentive compensation payable under the 2010 EIP to Mr. Michael Wu and Ms. Wei Li. Specific factors our Compensation Committee considered in determining such 2010 incentive compensation included rewarding cost-effectiveness, corporate growth, the extensive responsibilities associated with serving as our CFO, the timing and extent of services provided to us and the performance reviews. In calculating incentive compensation payable under the Support Line KPI, the target realization bonus for all employees of an individual department, which equals 42-67% of such employees’ aggregate base salaries, is multiplied by that department’s aggregate achievement percentage of all of the factors as set forth above. No incentive compensation would have been payable to any member of a department if the department’s overall achievement percentage is below 75%. The bonus pool allocable to a department is then further allocated among individual employees by the head of each department, and our CEO determines the amount allocable to each individual department head.

•

The 2010 EIP’s R & D Line Key Performance Index, or the R & D Line KPI, governs non-equity incentive compensation for Mr. Feng Liu, Vice President and General Manager of Research and Development of AsiaInfo-Linkage Technologies Division. For 2010, awards under the R & D Line KPI were payable based on the following factors: (i) a 15% weighting accorded to our achievement of targets for net revenue and operating profits, which goals were set by our Compensation Committee in August 2010, (ii) a 50% weighing accorded to the applicable department’s contribution to various business units; (iii) a 15% weighting accorded to net revenue per staff member of such applicable department; (iv) a 10% weighting accorded to our business unit’s feedback on satisfactions with our products and software solutions; and (v) a 10% weighting accorded to achievement of certain human resources development goals. Because our R&D department plays a critical role in supporting these units, our Compensation Committee believes it is appropriate, in large part, to align incentive compensation for our R&D department by looking at a combination of the success of each business unit to which it contributes and the amount of resources it devotes to that business unit. A bonus pool for our R&D department is established by multiplying the overall achievement percentage of the department by a target incentive pool equal to 67% of all R&D employees’ base salaries, in the aggregate. No bonuses are payable if our R&D department’s achievement percentage is less than 75%. The resulting bonus pool allocable to our R&D department is distributed to individual employees by the head of R&D, Mr. Liu. Our CEO determines the incentive compensation payable to Mr. Liu.

•

The 2010 EIP MKT Line Key Performance Index, or the MKT Line KPI, governs non-equity incentive compensation for Mr. Yadong Jin, Vice President and General Manager of Marketing. For 2010, awards under the MKT Line KPI were payable based on the following factors: (i) a 15% weighting accorded to our achievement of targets for net revenue and operating profits, which goals were set by our Compensation Committee in August 2010, (ii) a 50% weighing accorded to the value of customer contracts originated by the applicable department; (iii) a 25% weighting accorded to creativity of programs directed at existing and potential customers; (iv) a 5% weighting accorded to our customers’ satisfactions with our products and software solutions; and (v) a 5% weighting accorded to achievement of certain human resources development goals. No bonuses are payable if an applicable department’s achievement percentage is less than 75%. Our CEO determines the incentive compensation payable to Mr. Yadong Jin.

The 2010 Lenovo Security Appraisal and Incentive Program, or the 2010 LIP, governs the incentive awards payable to certain executives, including Jian Qi, former President and Chief Executive Officer of our Lenovo-AsiaInfo division, the assets of which have been sold in December 2010. Under the 2010 LIP, Mr. Qi received incentive payments based on three performance tests for the division, including net revenue, contribution profit of our Lenovo-AsiaInfo division, and days’ sales outstanding, with each target set by our Compensation Committee in August 2010. Specific factors our Compensation Committee considered in determining Mr. Qi’s 2010 incentive compensation targets included rewarding cost-effective growth primarily in our Lenovo-AsiaInfo division, the extensive responsibilities associated with serving as Chief Executive Officer of our Lenovo-AsiaInfo Division, and Mr. Qi’s historical service to us. While most of our other named executive officers have duties and responsibilities relating to all of our operations, Mr. Qi’s efforts are focused on our Lenovo-AsiaInfo division, and therefore we believe it is appropriate to base his bonus opportunities on performance goals relating to the results of that division. Mr. Qi’s target incentive compensation is approximately 67% of his base salary, and his bonus is derived by multiplying that target incentive figure by the overall achievement percentage for the Lenovo-AsiaInfo division for the three performance targets described above. Mr. Qi’s target incentive compensation reflects our policy of making incentive compensation a higher proportion of the total compensation package with respect to employees who head business divisions, as compared to employees who head functional departments.

All of our employees, including the named executive officers, are eligible to participate in the 2010 Profit Sharing Program, or the 2010 PSP. The 2010 PSP is designed to allow non-sales employees to share in the profits generated by the business units within the telecommunications division, as well as our training center, the AsiaInfo-Linkage Academy. To the extent that each of these units achieves its annual net revenue target, the excess difference between the actual marginal profit and the target marginal profit of that business unit is divided between AsiaInfo-Linkage Technologies and the business unit on a 70/30 basis. Upon approval of our Compensation Committee, ten percent of each business unit’s profit allocation is awarded to our CEO. 70% of each business unit’s profit is allocated to that business unit for further distribution among its employees and the remainder is allocated for company-wide distribution by our CEO.

Long-Term Equity Incentive Program

We believe that long-term performance is achieved through an ownership culture that encourages such performance by our executive officers through the use of stock and stock-based awards. Our equity compensation plans have been established and implemented to provide certain of our employees, including our named executive officers, with incentives to help align those employees’ interests with those of our stockholders. Our Compensation Committee believes that this use of equity awards offers the best approach to achieving our compensation goals. We have not adopted stock ownership guidelines and our equity compensation plans have historically provided the principal method for our executive officers to acquire equity interests in us.

Before 2005, we generally provided long-term equity incentives to our named executive officers, and to other employees, through the grant of stock options under our stock option plans. Stock options were generally granted at an exercise price equal to 100% of the fair market value of our common stock on the date of grant, with a ten-year term and generally subject to a four-year vesting period. Stock options were generally granted to our named executive officers upon their acceptance of employment with us. In addition, our Compensation Committee generally granted stock options to our named executive officers at the beginning of each fiscal year, based on long-term strategic and performance objectives and each executive officer’s anticipated contributions to our future performance. When determining the number of stock options to be awarded to an executive officer, our Compensation Committee considered the executive officer’s current contribution to our performance, the executive officer’s anticipated contribution in meeting our long-term strategic performance goals, and comparisons to formal and informal surveys of executive stock option grants made by similarly-situated information technology companies in China. In October 2005, our Compensation Committee approved the acceleration of vesting of approximately 2.1 million unvested stock options previously awarded to employees, officers and members of our Board under our 2000 Stock Option Plan and 2002 Stock Option Plan. The primary purpose of the accelerated vesting was to enable us to avoid recognizing future compensation expense associated with our adoption in 2006 of FASB Statement No. 123R, “Share-Based Payment,” now known as Accounting Standards Codification, or ASC, Topic 718.

In 2005, pursuant to the AsiaInfo Holdings, Inc. 2005 Stock Incentive Plan, or the 2005 Incentive Plan, we began to implement a policy of granting restricted stock units, or RSUs, instead of stock options, to our directors, officers and employees.

In November 2006, our Compensation Committee approved grants of performance-based restricted stock units, or PSUs, to key employees, managers and executive officers under the 2005 Incentive Plan. The PSUs vested based on, and were allocated among, five different performance goals and were, in some cases, also subject to certain holding periods. For a description of the vesting criteria of the PSUs, see the discussion below under the heading “Terms of Performance Stock Units.”

At our Annual Meeting of Stockholders in April 2008, our stockholders approved and ratified the AsiaInfo Holdings, Inc. 2008 Stock Incentive Plan, or the 2008 Incentive Plan. The purpose of the 2008 Incentive Plan, which is administered by our Compensation Committee, is to enhance long-term stockholder value by offering opportunities to our employees, directors, officers, consultants, agents, advisors and independent contractors to participate in our growth and success, and to encourage them to continue providing services to us and to acquire and maintain stock ownership in us. Pursuant to the 2008 Incentive Plan, our Compensation Committee, as the plan administrator, has discretion over whether and to whom to grant awards.

In March 2009, our Compensation Committee approved grants of PSUs and RSUs to key employees, managers and executive officers under the 2008 Incentive Plan. The PSUs vest based on performance goals and are, in some cases, also subject to certain holding periods. For a description of the vesting criteria of the PSUs, see the discussion below under the heading “Terms of Performance Stock Units.” Specific factors our Compensation Committee considered in approving these awards included the value of creating a direct and transparent link between compensation and management achievement of specific business performance targets and aligning the interests of our executives with those of our stockholders, as well as our historical performance, the individual historical performance and contributions of members of our management team, the skills, capabilities and responsibilities of individual members of our management team. Finally, the vesting of PSUs based on continued employment is designed to facilitate retention.

The value and the terms of the PSUs granted to our named executive officers are set forth below under the headings “Summary Compensation Table” and “Terms of Performance Stock Units”. All of the PSUs granted to named executive officers during 2006 are either vested or forfeited and part of the PSUs granted to named executive officers during 2009 have vested following the achievement of certain business performance targets specified in the PSU agreements during 2010.

Pension Plans

Our employees in China are entitled to retirement benefits calculated with reference to their base salaries upon retirement and their length of service in accordance with a government managed social welfare plan. The Chinese government is responsible for administering the benefits for these retired employees. We are required to make contributions to the state social welfare plan at a rate of 0% to 22% of the monthly base salaries of our current employees.

For the benefit of our small number of employees who are citizens or lawful permanent residents of the United States, we have adopted a Simplified Employee Pension Plan, or the Pension Plan. The Pension Plan covers employees who have worked at AsiaInfo-Linkage for at least six months. We make monthly contributions under the Pension Plan in an amount equal to 5% of each covered employee’s monthly salary. The contributions are tax deductible by us and are not taxable to our employees. Withdrawals are taxable as ordinary income, and withdrawals before age 59 1/2 may be subject to tax penalties. For U.S. tax purposes, we believe the Pension Plan constitutes a qualified defined contribution plan.

In 2010, we contributed approximately $14,361 to the accounts of all employees covered by the Pension Plan. With respect to our named executive officers, we contributed approximately $9,456 on behalf of Steve Zhang and approximately $2,550 on behalf of Wei Li to the Pension Plan.

The value of social welfare and Pension Plan benefits is reflected in the “Summary Compensation Table” below.

Other Compensation

Our named executive officers are also eligible to participate in benefits programs generally available to other employees, such as medical, dental, vision, group life, disability, and accidental death and dismemberment insurance. Other benefits provided to certain executive officers during 2010 include housing allowances, educational allowances for children, and home-visit allowances.

As part of our compensation program, we have entered into agreements with Steve Zhang, Michael Wu, Libin Sun, Wei Li, Jian Qi, Guoxiang Liu and Xiwei Huang pursuant to which they may be entitled to receive severance benefits upon the occurrence of certain enumerated events following a change in control. The events that trigger payment are generally those related to termination of employment or detrimental changes to the executive’s terms and conditions of employment. For a more detailed description, see the discussion below under the heading “Potential Payments upon Termination of Employment or Change in Control.” We believe that this structure will help (i) assure the executive’s full attention and dedication to us, free from distractions caused by personal uncertainties and risks related to a pending or threatened change in control; (ii) assure the executives’ objectivity in fulfilling the interests of stockholders; (iii) assure the executives of fair treatment in case of involuntary termination following a change in control; and (iv) maintain our ability to attract and retain key talent during uncertain times.

Tax and Accounting Implications

Policy Regarding Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code, or the IRC, generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to a company’s chief executive officer, chief financial officer or any of the three most highly compensated executive officers. Certain performance-based compensation, however, is exempt from the deduction limit. Our Compensation Committee has considered the potential impact of Section 162(m) of the IRC on the compensation paid to our executive officers. It is our Compensation Committee’s intention that, so long as it is consistent with its overall compensation objectives and philosophy, executive compensation will be deductible for U.S. federal income tax purposes. Awards issued under our stock incentive plans (including stock options, RSUs and PSUs) have been structured so that any taxable compensation derived pursuant to the exercise of options granted under such plans should not be subject to these deductibility limitations.

Accounting for Stock-Based Compensation

In January 2006, we began accounting for stock-based payments in accordance with the requirements of ASC Topic 718, which requires us to estimate and record an expense over the service period of the award.

Summary Compensation Table

The following table sets forth information concerning the compensation earned for services rendered to us by each of our named executive officers and certain individuals who became our executive officers, following the closing of our business combination with Linkage in July 2010 for the fiscal years ended December 31, 2008, 2009 and 2010, respectively:

Name and principal position	Year	Salary ($)(1) (2)	Stock Awards ($)(1) (3)	Non-Equity Incentive Plan Compensation ($)(1) (4)		All Other Compensation ($)(1) (5)		Total ($)(1)(6)
Steve Zhang, President and Chief Executive Officer	2010 2009 2008	267,933 203,156 202,149	— 3,242,250 —	— 596,783 338,714		149,238 88,589 104,183	(7)	417,171 4,130,778 645,046
Michael Wu, Vice President and Chief Financial Officer(8)	2010	74,516	1,031,500	—		48,192	(9)	1,154,208
Wei Li, Former Vice President and Chief Financial Officer(10)	2010 2009	148,341 182,552	— 1,055,700	37,879 39,909	(11)	134,576 39,939	(12)	320,796 1,318,100
Jian Qi, Former President and Chief Executive Officer of Lenovo-AsiaInfo Division(13)	2010 2009 2008	89,367 92,350 89,606	— 458,500 —	— 84,516 21,769		15,246 16,757 17,005		104,613 652,123 128,380
Feng Liu, Vice President and General Manager of R& D of AsiaInfo-Linkage Technologies Division	2010 2009 2008	94,902 91,702 88,978	— 582,950 —	— 99,050 81,522		9,962 8,975 8,038		104,864 782,677 178,538
Yadong Jin, Vice President and General Manager of Marketing	2010 2009 2008	105,176 101,261 13,747	497,000 458,500 202,800	— 113,186 10,266		17,197 11,307 1,387		619,373 684,254 228,200
Libin Sun, Executive Co-Chairman(14)	2010	54,545	—	—		3,870		58,415
Guoxiang Liu, Executive Vice President(14)	2010	78,322	—	—		3,870		82,192
Xiwei Huang, Vice President and Chief Operating Officer(14)	2010	66,084	—	—		3,870		69,954

(1)

All cash compensation payments are RMB denominated and have been converted to the U.S. dollar at the exchange rate of US$1.00=RMB6.8225 for 2008, US$1.00=RMB6.8259 for 2009 and US$1.00=RMB6.6000 for 2010, the exchange rate quoted by the Federal Reserve Bank of New York as of December 31, 2008, 2009 and December 30, 2010, respectively. Any year-to-year increases in compensation may be fully or partially attributed to the appreciation of the RMB against the U.S. dollar.

(2)	Represents the dollar value of base salary earned during the fiscal years covered.
(3)

Represents the dollar amounts of the aggregate grant date fair value computed in accordance with ASC Topic 718. Performance-contingent equity grant amounts assume that target shares are issued, which also represent the maximum number of shares issuable under such performance-contingent equity grants. For information on PSUs granted to our named executive officers in 2010, see the discussion below under the heading “Grants of Plan Based Awards.” See the notes to our financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as amended, for a discussion of all assumptions made by us in determining the ASC Topic 718 values of our equity awards.

(4)

Represents the dollar value of all earnings for services performed during 2008 and 2009 pursuant to awards under non-equity incentive plans, which are based on certain performance criteria. The non-equity incentive plan compensation earned in 2010 will be calculated in March 2011 and will be paid in April 2011.

(5)

Includes our contributions for social welfare, Pension Plan, life insurance, health insurance benefits, housing allowance, home visit allowance, children’s education expenses and meal allowances, perquisites and other personal benefits.

(6)	Represents the sum of all compensation reflected in the preceding columns.
(7)	Includes $40,225 for housing allowance, $71,820 for children’s education expenses.

(8)	Mr. Michael Wu has served as our Vice President and CFO since August 2010.
(9)	Includes $5,682 for housing allowance, $4,545 for children’s education expenses, and $30,938 paid as a sign-on bonus.
(10)	Ms. Wei Li served as our Vice President and CFO from January 2009 to August 2010, and continued to provide services to us until September 30, 2010.
(11)	Represents the non-equity incentive plan compensation for Ms. Wei Li in 2010, which was paid in October 2010.
(12)	Includes $22,899 for housing allowance, $5,155 for children’s education expenses and $90,909 for a special severance payment.
(13)	Mr. Jian Qi served as our President and Chief Executive Officer of our Lenovo-AsiaInfo Division until November 30, 2010. We disposed the assets of our Lenovo-AsiaInfo Division in December 2010.
(14)

Messr. Sun, Liu and Huang became our executive officers following the closing of our business combination with Linkage in July 2010. Represent payments received between July 1, 2010 and December 31, 2010.

Internal Pay Equity

Among the factors influencing compensation decisions is our view that our executive compensation program be internally equitable in order for us to achieve our corporate objectives outlined above. Our Compensation Committee has considered the relationship between the total compensation paid to our CEO, CFO and other named executive officers to ensure that it regards the level of executive compensation as reasonable in light of our objectives. Our Compensation Committee has also considered the relationship between the mix of the individual elements of compensation paid to our CEO, CFO and other named executive officers. In analyzing these relationships, our Compensation Committee also considered relevant factors impacting compensation decisions, such as the mix of cash and equity compensation, the anticipated frequency of equity awards, vesting and other conditions associated with equity awards, the composition of our management team, the responsibilities, skills, capabilities and historical contributions of named executive officers, our performance, leadership considerations and employee morale.

In 2010, Steve Zhang, our CEO, received total compensation, including stock awards and non-equity incentive plan compensation, significantly exceeding that of our other named executive officers, primarily reflecting significant long-term equity compensation. While significant long-term equity compensation granted to other named executives, such as the 2010 compensation of our new Vice President and CFO Michael Wu, may impact internal comparisons, we generally expect Mr. Zhang’s total compensation to continue to exceed that of our other named executive officers. However, our Compensation Committee determined that these amounts were equitable and reasonable, based on a variety of factors, including Mr. Zhang’s comparatively greater responsibilities, his historical contributions to our growth, and our strong performance in 2010.

Risk Considerations

Our Compensation Committee has reviewed various design elements of our compensation program to determine whether any of its aspects encourage excessive or inappropriate risk-taking, has considered the compensation policies and practices at our units, including their risk profile, their compensation structure and levels, their compensation expense relative to their revenues, and whether our employees received compensation that varied significantly from our overall risk and reward structure for the services such employee provided, and has considered additional factors, including: (a) substantially all of our employees are located in China, where employees’ salaries tend to be lower compared to the U.S. companies, and (b) stock options and restricted stock grants to our named executive officers under our equity incentive compensation programs generally vest over a period of three or four years. Our Compensation Committee determines that the risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on us.

Agreements with Named Executive Officers and Certain Executive Officers

Employment-Related Agreements

Steve Zhang. In July 2010, we entered into an Executive Employment Agreement, an Employment Contract and a Confidentiality and Non-Competition Agreement, which we collectively refer to as the “Employment Agreements,” with our current CEO, Steve Zhang. Pursuant to the Employment Agreements, Mr. Zhang will continue to serve as our CEO for a three-year term, which will be automatically extended for an additional three years unless we or Mr. Zhang provide the other party with 90 days prior written notice that the term will not be so extended. Mr. Zhang will receive an annual base salary of approximately $326,000 in 2011. Mr. Zhang will be eligible for an annual bonus in an amount determined by our Board, will be eligible to participate in all long-term equity incentive plans and programs available to our senior executives, and will be entitled to participate in medical insurance and pension and welfare benefit plans, programs and arrangements generally available to our other senior executives. Mr. Zhang will receive an annual housing entitlement of approximately $55,000, an annual home visit allowance of $10,000, and annual education reimbursement for his children’s education through secondary school. Upon a change of control, regardless of whether Mr. Zhang is terminated, he will be entitled to immediate vesting of 100% of any outstanding unvested equity incentive awards. If Mr. Zhang’s employment terminates for any reason, he will be entitled to certain severance payments as described below under the heading “Potential Payments upon Termination of Employment and Change in Control.”

Libin Sun. In June 2010, we entered into a Master Executive Employment Agreement, a Confidentiality and Non-Competition Agreement, a PRC Employment Contract and a Change-Of-Control Severance Agreement with our Executive Co-Chairman, Libin Sun. Pursuant to the terms of Master Executive Employment Agreement and PRC Employment Contract with Mr. Sun, Mr. Sun will receive an annual base salary of approximately $109,000 in 2011 and will be eligible for an annual bonus, the actual amount of which will depend upon our economic performance and revenue, Mr. Sun’s performance evaluation and contribution to us. Mr. Sun is entitled to participate in employee pension insurance, unemployment insurance, medical treatment insurance, work-related injury insurance and other social insurance in accordance with the relevant provisions concerning social insurance as established by PRC central and local government. Pursuant to the Change-of-Control Severance Agreement with Mr. Sun, if we terminate Mr. Liu’s employment without cause or he resigns for good reason within the one-year period immediately following a change of control, he would be entitled to severance payments as described below under the heading “Potential Payments upon Termination of Employment and Change in Control.”

Feng Liu. In January 2008, we entered into an Employment Contract and a Confidentiality and Non-Competition Agreement with the Vice President and General Manager of R&D of our AsiaInfo-Linkage Technologies Division, Feng Liu. Pursuant to the terms of the Employment Contract with Mr. Liu, Mr. Liu will receive an annual base salary of approximately $95,000 in 2011 and will be eligible for an annual bonus. The actual amount of the bonus will depend upon Mr. Liu’s achievement of his annual performance objectives.

Jian Qi. In February 2008, we entered into a three-year Employment Contract and a Confidentiality and Non-Competition Agreement with Jian Qi, our former President and Chief Executive Officer of our Lenovo-AsiaInfo Division, the assets of which have been disposed of in December 2010. Pursuant to the terms of the Employment Contract with Mr. Qi, Mr. Qi was entitled to receive an annual base salary of approximately $92,000 in 2010 and was eligible for an annual bonus. The actual amount of the bonus will depend upon Mr. Qi’s achievement of his annual performance objectives. In April 2004, we entered into a Master Executive Employment Agreement and a Change-Of-Control Severance Agreement with Mr. Qi. Pursuant to the Change-of-Control Severance Agreement with Mr. Qi, if we terminate Mr. Qi’s employment without cause or he resigns for good reason within the one-year period immediately following a change of control, he will be entitled to certain severance payments as described below under the heading “Potential Payments upon Termination of Employment and Change in Control.”

Yadong Jin. In November 2008, we entered into a three-year Employment Contract and a Confidentiality and Non-Competition Agreement with our Vice President and General Manager of Marketing, Yadong Jin. Pursuant to the terms of the Employment Contract with Mr. Jin, Mr. Jin will receive an annual base salary of approximately $106,000 in 2011 and will be eligible for an annual bonus. The actual amount of the bonus will depend upon Mr. Jin’s achievement of his annual performance objectives.

Wei Li. In January 2009, we entered into an Offer Letter, a three-year Employment Contract, a Confidentiality and Non-Competition Agreement, a Master Executive Employment Agreement and a Change-Of-Control Severance Agreement with Wei Li, who served as our CFO from January 2009 to August 2010, and continued to provide services to us until September 30, 2010. Ms. Li also received 30,000 RSUs and 60,000 PSUs pursuant to our 2008 Incentive Plan. The RSUs were to vest in four installments of 25% annually beginning on the first anniversary of Ms. Li’s employment start date, subject to Ms. Li continuing to provide services to us. The PSUs were to vest based on the achievement of certain performance thresholds. Ms. Li was entitled to participate in the health insurance, life insurance, long term disability insurance and other employee benefit arrangements generally available to our employees, as well as to vacation time and reimbursement of her reasonable business expenses. The Change-of-Control Severance Agreement with Ms. Li provided that, if we terminated Ms. Li’s employment without cause or she resigned for good reason within the one-year period immediately following a change of control, she would be entitled to severance payments as described below under the heading “Potential Payments upon Termination of Employment and Change in Control.”

Michael Wu. In August 2010, we entered into an Offer Letter, a three-year Employment Contract, a Confidentiality and Non-Competition Agreement, a Master Executive Employment Agreement and a Change-Of-Control Severance Agreement with our Vice President and CFO, Michael Wu. Pursuant to the terms of Offer Letter and Employment Contract with Mr. Wu, Mr. Wu will receive an annual base salary of approximately $192,000 and be eligible for an annual bonus, the actual amount of which will depend upon Mr. Wu’s achievement of annual performance objectives. Mr. Wu is also entitled to an annual housing allowance of approximately $15,000, an annual tuition allowance of $12,000 for his children’s education, and an annual home visit allowance. Mr. Wu has been awarded 30,000 RSUs and 20,000 PSUs pursuant to our 2008 Incentive Plan. The RSUs will vest in four installments of 25% annually beginning on the first anniversary of Mr. Wu’s employment start date. The PSUs will vest based on the achievement of certain performance thresholds. Mr. Wu is entitled to participate in the health insurance, life insurance, long term disability insurance and other employee benefit arrangements generally available to our employees, as well as to vacation time and reimbursement of his reasonable business expenses. Pursuant to the Change-of-Control Severance Agreement with Mr. Wu, if we terminate Mr. Wu’s employment without cause or he resigns for good reason within the one-year period immediately following a change of control, he would be entitled to severance payments as described below under the heading “Potential Payments upon Termination of Employment and Change in Control.”

Guoxiang Liu. In June 2010, we entered into a Master Executive Employment Agreement, a Confidentiality and Non-Competition Agreement, a PRC Employment Contract and a Change-Of-Control Severance Agreement with our Executive Vice President, Guoxiang Liu. Pursuant to the terms of Master Executive Employment Agreement and PRC Employment Contract with Mr. Liu, Mr. Liu will receive an annual base salary of approximately $145,000 in 2011 and will be eligible for an annual bonus, the actual amount of which will depend upon our economic performance and revenue, Mr. Liu’s performance evaluation and contribution to us. Mr. Liu is entitled to participate in employee pension insurance, unemployment insurance, medical treatment insurance, work-related injury insurance and other social insurance in accordance with the relevant provisions concerning social insurance as established by PRC central and local government. Pursuant to the Change-of-Control Severance Agreement with Mr. Liu, if we terminate Mr. Liu’s employment without cause or he resigns for good reason within the one-year period immediately following a change of control, he would be entitled to severance payments as described below under the heading “Potential Payments upon Termination of Employment and Change in Control.”

Xiwei Huang. In June 2010, we entered into a Master Executive Employment Agreement, a Confidentiality and Non-Competition Agreement, a PRC Employment Contract and a Change-Of-Control Severance Agreement with our Vice President and Chief Operating Officer, Xiwei Huang. Pursuant to the terms of Master Executive Employment Agreement and PRC Employment Contract with Mr. Huang, Mr. Huang will receive an annual base salary of approximately $123,000, and will be eligible for an annual bonus, the actual amount of which will depend upon our economic performance and revenue, Mr. Huang’s performance evaluation and contribution to us. Mr. Huang is entitled to participate in employee pension insurance, unemployment insurance, medical treatment insurance, work-related injury insurance and other social insurance in accordance with the relevant provisions concerning social insurance as established by PRC central and local government. Pursuant to the Change-of-Control Severance Agreement with Mr. Huang, if we terminate Mr. Huang’s employment without cause or he resigns for good reason within the one-year period immediately following a change of control, he would be entitled to severance payments as described below under the heading “Potential Payments upon Termination of Employment and Change in Control.”

Potential Payments upon Termination of Employment and Change in Control

Potential Payments to Mr. Zhang

Pursuant to the Executive Employment Agreement we entered into with Mr. Steve Zhang, if we terminate the employment of Mr. Zhang for any reason (other than death or disability), Mr. Zhang will be entitled to:

•	payment of all accrued and unpaid salary, bonus, reimbursable expenses, vacation and employee benefits;

•	the prorated amount of his annual bonus for the prior year;

•	a severance amount equal to 18 months of Mr. Zhang’s base salary for the year of the termination and annual bonus for the prior year;

•	one year of continued medical benefits;

•	one year of continued education reimbursement and housing entitlement; and

•	immediate vesting of 100% of any outstanding unvested equity incentive awards held by Mr. Zhang.

If Mr. Zhang’s employment terminates due to his death or disability, Mr. Zhang will be entitled to receive all of the termination benefits listed above, except that the severance amount would equal his base salary for the year of the termination and annual bonus for the prior year. If Mr. Zhang resigns for “good reason,” Mr. Zhang will be entitled to receive all of the termination benefits listed above, except that the severance amount would equal six months of his base salary for the year in which he resigns and immediate vesting would only apply to 50% of any outstanding unvested equity incentive awards. If we terminate the employment of Mr. Zhang or he resigns within one year after a “change of control,” Mr. Zhang will be entitled to receive all of the termination benefits listed above, except that the severance amount would equal 2.99 times his base salary for the year of the termination and annual bonus for the prior year.

For purposes of the Executive Employment Agreement with Mr. Zhang described above, resignation “for good reason” includes:

•	assignment to Mr. Zhang of any duties inconsistent in any materially adverse or diminutive respect with his position, authority, duties or responsibilities;

•	a reduction in Mr. Zhang’s base salary as in effect immediately before the change of control, except for a reduction that applies in equal proportion to all of our employees;

•	a material reduction in Mr. Zhang’s aggregate compensation opportunity, including base salary, bonus, and long-term or other incentive compensation opportunities;

•	failure to maintain Mr. Zhang’s employment positions set forth in the Employment Agreements;

•	an uncured material breach by us of a material provision of the Employment Agreements; or

•	expiration of the employment term under the Employment Agreements due to our provision of notice to Mr. Zhang that his employment term will not be extended.

For purposes of the Executive Employment Agreement with Mr. Zhang described above, a “change of control” will be deemed to have occurred upon the happening of any of the following:

•

any person is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of our securities representing more than 45% of either the then outstanding shares of our stock or the combined voting power of our then outstanding securities;

•

during any period of twelve consecutive months, the individuals who, at the beginning of such period, constitute our Board cease to constitute at least a majority thereof because of a vote of our stockholders, subject to certain exceptions;

•

the consummation of a merger or consolidation of us with any other corporation other than (A) a merger or consolidation that would result in our voting securities outstanding immediately prior to such merger or consolidation continuing to represent at least 60% of the combined voting power of our voting securities or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of us or a similar transaction in which no person is or becomes the beneficial owner, directly or indirectly, of our securities representing 45% or more of either the then outstanding shares of our stock or the combined voting power of our then outstanding securities;

•	our stockholders or our Board approve a plan of complete liquidation or dissolution of us; or

•	the consummation of a sale or disposition by us of all or substantially all of our assets, excluding certain reorganization transactions.

Potential Payments to Mr. Sun, Mr. Wu, Mr. Qi, Mr. Liu, Mr. Huang and Ms. Li

Each of Messrs. Libin Sun, Michael Wu, Jian Qi, Guoxiang Liu and Xiwei Huang entered into a Change-of-Control Severance Agreement with us. We also entered into a substantially similar Change-of-Control Severance Agreement with Ms. Wei Li, our former CFO who no longer provides services to us. Pursuant to such agreements, if we terminate any of Messrs. Sun, Wu, Qi, Liu or Huang without cause or any of them resigns for good reason within one-year immediately following a change of control, Messrs. Sun, Wu, Qi, Liu and Huang would respectively be entitled to:

•	payment of all accrued and unpaid salary and bonus;

•

severance payments equal to the sum of (i) such executive’s base salary for the year in which the date of termination occurred (or, if higher, as in effect at the time of the change of control) and (ii) such executive’s target annual bonus for the year which the date of termination occurs (or, if higher, as in effect at the time of the change of control);

•	immediate vesting of 50% of any outstanding unvested stock options held by such executive as of the date of such termination;

•	exercise all vested stock options for a period of 18 months after the date of termination; and

•

medical benefits for one year and housing entitlement (including any housing allowance and any contribution made by the company towards any government or company housing scheme) for six months following termination.

In the event of a change of control and regardless of whether or not a covered termination occurs, if the change of control is not effected by a business combination whereby the successor corporation assumes all of the executive’s outstanding stock options or replaces such stock options with options or similar incentives with a substantially equivalent economic value, Messrs. Sun, Wu, Qi, Liu and Huang would be entitled to immediate vesting of 50% of any outstanding unvested stock options held by them as of the date of such change of control. Such newly vested stock options shall become exercisable on the date of such change of control and shall remain exercisable thereafter in accordance with their respective terms.

For purposes of the Change-of-Control Severance Agreements with Messrs. Sun, Wu, Qi, Liu and Huang described above, termination “for cause” includes:

•	willful and continued failure by the executive substantially to perform his/her duties; or

•	willful engagement by the executive in conduct which is demonstrably and materially injurious to us.

For purposes of the Change-of-Control Severance Agreements with Messrs. Sun, Wu, Qi, Liu and Huang described above, resignation “for good reason” includes:

•

assignment to the executive of any duties inconsistent in any materially adverse or diminutive respect with his/her position, authority, duties or responsibilities from those in effect immediately prior to the change of control;

•	a reduction in the executive’s base salary as in effect immediately before the change of control, except for a reduction that applies in equal proportion to all of our employees; or

•

a material reduction in the executive’s aggregate compensation opportunity, including the executive’s base salary, bonus opportunity, if any, and long-term or other incentive compensation opportunity, if any.

For purposes of the Change-of-Control Severance Agreements with Messrs. Sun, Wu, Qi, Liu and Huang described above, a “change of control” will be deemed to have occurred upon the happening of any of the following:

•

any person (other than AsiaInfo-Linkage and certain affiliated entities) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of our securities (other than any securities acquired directly from us) representing more than 45% of either the then outstanding shares of our stock or the combined voting power of our then outstanding securities;

•

during any period of twelve consecutive months, the individuals who, at the beginning of such period, constitute our Board cease to constitute at least a majority thereof because of a vote of our stockholders, subject to certain exceptions;

•

the consummation of a merger or consolidation of us with any other corporation other than (A) a merger or consolidation that would result in our voting securities outstanding immediately prior to such merger or consolidation continuing to represent at least 60% of the combined voting power of our voting securities or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of us or a similar transaction in which no person is or becomes the beneficial owner, directly or indirectly, of our securities (other than securities acquired directly from us) representing 45% or more of either the then outstanding shares of our stock or the combined voting power of our then outstanding securities;

•	our stockholders or our Board approve a plan of complete liquidation or dissolution of us; or

•	the consummation of a sale or disposition by us of all or substantially all of our assets, excluding certain reorganization transactions.

Other Potential Payments

Each of Messrs. Steve Zhang, Libin Sun, Feng Liu, Jian Qi, Michael Wu, Guoxiang Liu and Xiwei Huang entered into a Confidentiality and Non-Competition Agreement with us. We also entered into a substantially similar Confidentiality and Non-Competition Agreement with Ms. Wei Li, our former CFO who no longer provides services to us. Under the terms of these agreements, upon termination of employment of each of these individuals for any reason, we may elect to enforce a one-year non-competition provision by agreeing to pay 50% of such individual’s then-current annual base salary, payable in a lump sum or in monthly installments over the one-year period.

The following table sets forth the estimated payments and benefits that would be due to each of Mr. Zhang, Mr. Sun, Ms. Li, Mr. Wu, Mr. Qi, Mr. Guoxiang Liu and Mr. Huang upon the termination of his or her employment without cause or resignation for good reason within the one-year period immediately following a change of control. The amounts provided in the table below assume that each such termination was effective as of December 31, 2010 (the last day of our 2010 fiscal year). These are merely illustrative of the impact of hypothetical events, based on the terms of arrangements then in effect. The amounts to be payable upon an actual termination of employment without cause or resignation for good reason within the one-year period immediately following a change of control can only be determined at the time of such event, based on the facts and circumstances then prevailing.

Name	Salary Continuation ($)(1)	Bonus Payment ($)(2)		Medical Benefits and Housing Allowance Continuation ($)
Steve Zhang	267,933	325,758		125,053
Libin Sun	109,091	—	(3)	1,776	(4)
Michael Wu	191,656	27,576		9,760	(5)
Wei Li (6)	148,341	37,879	(7)	16,981
Guoxiang Liu	156,644	96,970		1,776	(4)
Xiwei Huang	132,168	81,818		1,776	(4)
Jian Qi	89,367	66,667		9,258

(1)

This amount represents annual base salary for 2010 (including annualized salary for Messrs. Sun, Liu and Huang, who began providing services to us in July 2010). Such amount would be payable as soon as practicable upon termination but no later than 30 days following the date of termination.

(2)

This amount represents the target annual bonus he/she would have earned on December 31, 2010, and his/her target annual bonus for 2010. Such amount would be payable as soon as practicable upon termination but no later than 30 days following the date of termination.

(3)	Mr Libin Sun’s 2010 target bonus has not yet been determined by the Compensation Committee.
(4)

Messr. Sun, Liu and Huang became our executive officers following the closing of our business combination with Linkage in July 2010. Represents actual payment of Medical Benefits and Housing Entitlement received between July 1, 2010 and December 31, 2010.

(5)	Represents actual payment of Medical Benefits and Housing Entitlement received in 2010.
(6)	Ms. Wei Li served as our Vice President and CFO from January 2009 to August 2010, and continued to provide services to us until September 30, 2010.
(7)	Represents the non-equity incentive plan compensation for Ms. Wei Li in 2010, which was paid in October 2010.

We have a long-standing severance policy for departing members of our senior management. In the event that we terminate an employee at the vice president level or above without cause, the employee will receive severance pay equal to one month’s base salary for each year he or she has been employed by us, or six month’s base salary, whichever is greater.

Periodically, our Compensation Committee analyzes and assesses all of our termination and change of control arrangements to determine whether they are necessary and appropriate under our current circumstances and given the circumstances of each individual named executive officer.

Terms of Performance Stock Units

Our Compensation Committee approved PSU grants under our incentive plans to certain of our named executive officers in 2009. Each PSU granted is accompanied by a stock award agreement which specifies the number of shares granted and the milestones for vesting of the PSUs. Complete copies of or our standard PSU award agreements are filed as exhibits to our Current Report on Form 8-K dated March 19, 2009. For the complete terms of the PSU awards, please refer to such filing.

2009 PSUs. Different percentages of the PSUs granted to named executive officers vest based on targeted increases in our operating profit for each of the three twelve-month periods commencing on October 1, 2008, October 1, 2009 and October 1, 2010, respectively, as compared to the immediately preceding twelve-month period. We refer to such targeted increases as the “Annual Operating Profit Growth Rate.” Each recipient’s PSUs are allocated in three equal proportions over the three twelve-month periods. The PSUs allocated to each such twelve-month period vest based on the following schedule:

•	If the Annual Operating Profit Growth Rate is between 25% and 33%, then 45.5% of the PSUs allocated to the period vest.

•	If the Annual Operating Profit Growth Rate is between 33% and 40%, then 54.5% of the PSUs allocated to the period vest.

•	If the Annual Operating Profit Growth Rate is between 40% and 45%, then 72.7% of the PSUs allocated to the period vest.

•	If the Annual Operating Profit Growth Rate is equal to or more than 45%, then 100% of the PSUs allocated to the period vest.

Any PSUs that do not vest at the end of a twelve-month period due to our failure to achieve the relevant Annual Operating Profit Growth Rate thresholds expire and are automatically forfeited. As of the date of this Proxy Statement, some PSUs granted to our named executive officers during 2010 have vested and some remain unvested. For more information, see the discussion below under the headings “Outstanding Equity Awards at Fiscal Year-End Table” and “Options Exercised and Stock Vested.”

Grants of Plan-Based Awards

Our Compensation Committee approved PSU and RSU grants under our 2008 Incentive Plan to certain of our named executive officers in 2010. The following table sets forth information regarding our 2008 Incentive Plan awards granted during 2010:

Name	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards Maximum(3) (#)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Michael Wu(1)	08/16/2010	20,000	412,600
	08/16/2010	30,000	618,900
Yadong Jin(2)	01/27/2010	20,000	497,000

(1)

Includes 20,000 PSUs and 30,000 restricted stock units granted to Michael Wu pursuant to the 2008 Incentive Plan. The 30,000 restricted stock units granted to Michael Wu on August 16, 2010 will vest in four equal annual installments beginning August 16, 2011.

(2)

Includes 20,000 restricted stock units granted to Yadong Jin. The 20,000 restricted stock units granted to Yadong Jin on January 27, 2010 will vest in four equal annual installments beginning January 27, 2011.

(3)

There are no target or threshold PSU grants. As described above, the vesting of different numbers of PSUs is associated with different performance goals. If a performance goal is met, there is full vesting of the PSUs associated with the grant. If a performance goal is not met, then the PSUs allocable to that performance goal expire and are automatically forfeited in their entirety. In other words, the PSUs associated with each performance goal either vest fully or not at all. If all of the performance goals are met, all of the PSUs vest. If none of the performance goals are satisfied, none of the PSUs vest. Varying numbers of PSUs vest if some of the performance goals are met and some are not.

(4)

Reflects the grant date fair value of the stocks granted calculated in accordance with ASC Topic 718. See the notes to our financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as amended, for a discussion of assumptions made by us in determining the ASC Topic 718 values of our equity awards.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information with respect to options, restricted stock and equity incentive plan awards outstanding as of December 31, 2010 for each named executive officer.

As discussed above, beginning in 2005, we began issuing RSUs, instead of stock options, to our directors, officers and employees. These RSUs, which are set forth in the column “Number of Shares or Units of Stock That Have Not Vested,” are subject to time-based vesting requirements which are further detailed in footnote 2 to the table. In 2006, our Compensation Committee approved grants of PSUs which vest depending on the attainment of certain performance goals. In 2009, our Compensation Committee approved additional grants of PSUs which vest based on our Annual Operating Profit Growth Rate. These PSU grants are set forth in the column entitled “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested.” The vesting criteria for these PSUs are discussed above under the heading “Terms of Performance Stock Units.”

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Option Exercise Price($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
Steve Zhang	40,000	9.625	04/04/2011	—	—	82,500	1,367,025
Michael Wu (6)	—	—	—	30,000	497,100	10,000	165,700
Feng Liu	4,500	4.99	06/14/2014	—	—	14,834	245,799
Jian Qi	5,625	4.99	06/14/2014	—	—	11,668	193,339
	10,000	9.25	01/16/2011	—	—	—	—
Yadong Jin	—	—	—	30,000	497,100	11,668	193,339

(1)	All outstanding options were accelerated in October 2005 and, consequently, are fully vested.
(2)

Represents the total number of RSUs granted under any equity incentive plan that have not vested and that have not been earned. Twenty-five percent of the RSUs granted to our named executive officers vests annually beginning on the first anniversary of the grant date. With respect to Mr. Michael Wu, 30,000 RSUs were granted in August 2010 and the RSUs vest in four equal annual installments beginning August 2011.

(3)

Represents the aggregate market value or payout value of RSUs granted under any equity incentive plan that have not vested and that have not been earned. The figures are obtained by multiplying the number of RSUs by the closing market price of our common stock as of December 31, 2010, which was $16.57 per share.

(4)

Represents the total number of PSUs granted under any equity incentive plan that have not vested and that have not been earned. For more information on the vesting of these PSUs, see the discussion above under the heading “Terms of Performance Stock Units.”

(5)

Represents the aggregate market value or payout value of PSUs granted under any equity incentive plan that have not vested and that have not been earned. The figures assume the satisfaction of all performance objectives and are obtained by multiplying the number of PSUs by the closing market price of our common stock as of December 31, 2010, which was $16.57 per share.

(6)	Mr. Michael Wu has served as our Vice President and CFO since August 2010.

Options Exercised and Stock Vested

The following table summarizes the value realized by our named executive officers in connection with the exercise of stock options and the vesting of RSUs and PSUs during the fiscal year ended December 31, 2010.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting (#)(3)		Value Realized on Vesting ($)(4)
Steve Zhang	180,000	946,848	82,500	(5)	1,627,725
Michael Wu	—	—	10,000	(6)	197,300
Wei Li	—	—	27,500	(7)	608,800
Feng Liu	7,500	4,875	14,833	(8)	292,655
Jian Qi	46,200	484,885	11,666	(9)	230,170
Yadong Jin	—	—	16,666	(10)	322,570

(1)	Represents the number of shares of our common stock for which the options were exercised.
(2)

Represents the aggregate dollar value realized upon exercise of options, or upon the transfer of an award for value. The figures are based on the closing market price of our common stock on the date of exercise of the stock option awards.

(3)	Represents the number of shares of stock that have vested.
(4)

Represents the aggregate dollar value realized upon vesting of stock, or upon the transfer of an award for value. The figures are based on the closing market price of our common stock on the date of vesting of the stock awards.

(5)	Consists of 82,500 PSUs.
(6)	Mr. Michael Wu has been served as our Vice President and CFO since August 2010. Consists of 10,000 PSUs.
(7)	Ms. Wei Li served as our Vice President and CFO from January 2009 to August 2010, and continued to provide services to us until September 30, 2010. Consists of 7,500 RSUs and 20,000 PSUs.
(8)	Consists of 14,833 PSUs.
(9)	Consists of 11,666 PSUs.
(10)	Consists of 5,000 RSUs and 11,666 PSUs.

In October 2005, our Compensation Committee approved the acceleration of vesting of approximately 2.1 million unvested stock options previously awarded to employees, officers and members of our Board under our 2000 Stock Option Plan and 2002 Stock Option Plan. Options held by members of our Compensation Committee were excluded from the acceleration.

As a condition of the acceleration, and to avoid any unintended personal benefits, we also imposed a holding period on shares underlying the accelerated options that requires all optionees to refrain from selling any shares acquired upon the exercise of the options until the date on which such shares would have vested under the options’ original vesting terms.

Pension Benefits

None of our named executive officers participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us.

Nonqualified Deferred Compensation

None of our named executive officers participate in or have account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us.

DIRECTOR COMPENSATION

General

We use a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on our Board. In setting director compensation, we consider the significant amount of time that directors expend in fulfilling their duties as well as the skill level of our directors.

In 2010, each non-executive director was paid an annual retainer of $15,000 and an additional fee of $2,000 for each Board meeting attended in person or by teleconference. The chairman of our Audit Committee was paid an additional annual fee of $5,000 and each member of our Audit Committee was paid a fee of $1,000 for each Audit Committee meeting attended in person or by teleconference. In addition to these fees, we reimburse directors and committee members for reasonable and actual out-of-pocket travel expenses incurred when attending Board or committee meetings. In addition, from time to time our Board may form special committees and provide additional compensation to directors for their service to our Board on such committees. Members of our Board who are also our employees did not receive any compensation for their services as directors.

Before 2005, we granted stock options to most of our non-executive directors, beginning with an initial grant of 20,000 options to each non-executive director, vesting over four years on an annual schedule of 25% per year. During the last two years of the vesting schedule, the options vested on a quarterly basis. In the past, we typically granted new options to our non-executive directors as their options vested, so that each non-executive director would always maintain 20,000 unvested options. In October 2005, our Compensation Committee approved the acceleration of vesting of approximately 2.1 million unvested stock options previously awarded to employees, officers and members of our Board under our 2000 Stock Option Plan and 2002 Stock Option Plan. Options held by members of our Compensation Committee were excluded from the acceleration. The primary purpose of the accelerated vesting was to enable us to avoid recognizing future compensation expense associated with the accelerated stock options upon the planned adoption of ASC Topic 718 in 2006.

Beginning in 2005, we began to implement a policy of granting RSUs, instead of stock options, to all of our non-executive directors pursuant to our 2005 Incentive Plan. These awards began with an initial grant of 5,000 RSUs to each non-executive director, vesting over four years on an annual schedule of 25% per year. Effective July 2008, our Board increased the initial grant to our non-executive directors to 8,000 RSUs. We typically grant new RSUs to our non-executive directors as their RSUs vest, so that each non-executive director maintains 8,000 RSUs outstanding.

Director Compensation Table

The following table summarizes the compensation paid to each of our non-executive directors for the fiscal year ended December 31, 2010:

Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	All Other Compensation ($)(4)		Total ($)
James Ding	23,000	75,099	—		98,099
Edward Tian	23,000	75,099	418	(5)	98,517
Tao Long(6)	10,500	—	—		10,500
Yungang Lu	32,000	75,099	4,480	(5)	111,579
Davin A. Mackenzie	32,000	75,099	—		125,099	(7)
Thomas J. Manning	23,000	75,099	1,439	(5)	99,538
Sean Shao(8)	13,500	199,360	—		212,860

(1)	Steve Zhang, our CEO and President, Libin Sun, our Executive Co-Chairman, and Xiwei Huang, our Vice President and Chief Operating Officer, are not included in this table as they are our executive officers and thus received no compensation for their services as a director. For disclosure related to the compensation of Messrs. Zhang, Sun and Huang as an executive officer, see the “Summary Compensation Table” above.
(2)	Represents the aggregate dollar amount of all fees earned or paid in cash for services as a director, including annual retainer fees, committee and/or chairmanship fees and meeting fees.
(3)	Represents aggregate grant date fair value computed in accordance with ASC Topic 718. As of December 31, 2010, each of James Ding, Edward Tian, Yungang Lu, Davin A. Mackenzie, Tom Manning and Sean Shao held 8,000 RSUs.
(4)	Represents the dollar value of perquisites and other personal benefits, or property, as well as consulting fees earned from, or paid or payable by us.
(5)	Reflects reimbursement of travel expenses related to board services.
(6)	Tao Long resigned from our Board in July 2010. In connection with his resignation, 5,063 RSUs were forfeited and vesting of 1,687 RSUs were accelerated.
(7)	Includes $18,000 paid to Mr. Mackenzie for director services as the Chairman of the Integration Committee, a Board committee that was established in connection with our business combination with Linkage.
(8)	Sean Shao was appointed to our Board in July 2010.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of our Board has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussion, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended, except to the extent that we specifically incorporate such information by reference in such filing.

Submitted by the Compensation Committee of the Board of Directors

Davin A. Mackenzie

James Ding

Edward Tian

PROPOSAL NO. 4:

ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

Background

We are requesting your advisory (non-binding) approval of the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis, the compensation tables, and related narrative disclosures in this Proxy Statement. This non-binding advisory vote is commonly referred to as a “Say-on-Pay” vote. Please read the Compensation Discussion and Analysis section starting on page 23 of this proxy statement for a detailed discussion about our executive compensation programs, including information about the fiscal 2010 compensation of our named executive officers.

Our compensation philosophy is designed to align each named executive officer’s compensation with our short-term and long-term performance and to provide the compensation and incentives needed to attract, motivate and retain key executives who are crucial to our long-term success. Stockholders are encouraged to read the Compensation Discussion and Analysis and other sections of this proxy statement, which include discussions of the following:

•

Members of the Compensation Committee are independent directors. The Compensation Committee has established a thorough process for the review and approval of executive compensation program designs, practices and amounts awarded to our named executive officers. The Compensation Committee engaged and received advice from an independent, third-party compensation consultant.

•	We have many compensation practices that ensure consistent leadership, decision-making and actions without taking inappropriate or unnecessary risks. The practices include:

•	Our performance-based incentive programs include a balance of different measures for short-term and long-term programs and limits on the maximum amounts that may be earned.

•	Approximately 46% of the name executive officers’ total direct compensation is in the form of long-term incentive equity awards.

•	We have stock ownership guidelines for directors and executive officers.

•	We do not pay the tax liability (i.e., no gross-ups) associated with reimbursements.

•	We have a long-standing insider trading policy.

Our Compensation Committee and our Board believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving our goals.

We are asking you to indicate your support for the compensation of our named executive officers as described in this Proxy Statement. This vote is not intended to address any specific item of compensation, our general compensation policies, the compensation of our board of directors, or our compensation policies as they relate to risk management. Rather, this vote relates to the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we are asking you to vote, on an advisory basis, “For” the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders of AsiaInfo-Linkage, Inc. (the “Company”) hereby approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and related narrative disclosures in this Proxy Statement.”

The vote on this proposal will not require us to take any action or overrule any decisions we have made. Furthermore, because this advisory vote primarily relates to compensation that has already been paid or contractually committed to our named executive officers, there is generally no opportunity for us to revisit these decisions. However, our Board, including our Compensation Committee, values the opinions of our stockholders and, to the extent there is any significant vote against the compensation of named executive officers as disclosed in this proxy statement, we will consider our stockholders’ concerns and evaluate what actions, if any, may be appropriate to address those concerns.

Vote Required

Approval of this resolution requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting, assuming a quorum is present. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but abstentions will have the same effect as voting against the resolution. In addition, banks, brokers and other nominees who have not received voting instructions from their customers with respect to shares held beneficially for such customers may not vote such shares on a discretionary basis for the proposal, so broker non-votes will have the same effect as voting against the proposal.

Recommendation

Our Board unanimously recommends a vote “FOR” approval of the foregoing resolution. Proxies will be so voted unless stockholders specify otherwise in their proxies.

PROPOSAL NO. 5:

ADVISORY (NON-BINDING) VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are requesting your advisory (non-binding) vote on how frequently we should seek an advisory Say-on-Pay vote from our stockholders. This non-binding advisory vote is commonly referred to as a “Say-on-Frequency” vote. You have the option to vote for any one of the three options, or to abstain on the matter. For the reasons described below, our board recommends that our stockholders select a frequency of three years, or a triennial vote. We will solicit a Say-on-Frequency vote at least once every six years, although we may seek stockholder input more frequently.

Our Board believes that our current executive compensation programs directly link executive compensation to our financial performance and align the interests of our executive officers with those of our stockholders. Our Board has determined that an advisory vote on executive compensation every three years is the best approach for us based on a number of considerations, including the following:

•

Our compensation program does not change significantly from year to year and is designed to induce performance over a multi-year period. A vote held every three years would be more consistent with, and provide better input on, our long-term compensation, which constitutes a significant portion of the compensation of our named executive officers;

•

A three-year vote cycle gives our Board and our Compensation Committee sufficient time to thoughtfully consider the results of the advisory vote, to engage with stockholders to understand and respond to the vote results and effectively implement any appropriate changes to our executive compensation policies and procedures;

•	A three-year vote cycle will provide stockholders with a more complete view of the amount and mix of components of the compensation paid to our NEOs;

•

A three-year period between votes will give stockholders sufficient time to evaluate the effectiveness of our short- and long-term compensation strategies and the related business outcomes of the Company, and whether the components of the compensation paid to our NEOs have achieved positive results for us; and

•

Many large institutional stockholders rely on proxy advisory firms for vote recommendations. We believe that a triennial vote on executive compensation, rather than an annual or biennial vote, will help proxy advisory firms provide more detailed and thorough analyses and recommendations. Less frequent Say-on-Pay votes will improve the ability of institutional shareholders to exercise their voting rights in a more deliberate, thoughtful and informed way that is in the best interests of shareholders.

Our stockholders also have the opportunity to provide additional feedback on important matters involving executive compensation even in the years when Say-on-Pay votes do not occur. For example, the rules of the NASDAQ Global Market require that we seek stockholder approval for new employee equity compensation plans and material revisions thereto. Further, as discussed under “Communications by Stockholders with Directors” on page 11 of this proxy statement, we provide stockholders with an opportunity to communicate directly with our Board, including on issues of executive compensation.

We understand that our stockholders may have different views as to what is the best approach for us, and we look forward to hearing from our stockholders on this Proposal No. 5.

You may cast your vote on your preferred voting frequency by choosing the option of three years, two years, one year, or abstain from voting when you vote in response to the resolution set forth below:

“RESOLVED, that the stockholders of AsiaInfo-Linkage, Inc. (the “Company”) hereby approve, on an advisory basis, that the frequency with which they prefer to have a Say-on-Pay vote is:

•	Every three years;

•	Every two years;

•	Every year; or

•	Abstain from voting.

You are not voting to approve or disapprove our Board’s recommendation. While this advisory Say-on-Frequency vote is non-binding on us, and we may hold Say-on-Pay vote more or less frequently than the preference receiving the highest number of votes of our stockholders, our Board and Compensation Committee will give careful consideration to the choice that receives the most votes when considering the frequency of future “say on pay” votes.

Vote Required

Approval of this resolution requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting, assuming a quorum is present. Because there are three alternatives, it is possible that none of the three choices will receive a such a majority vote. In that case, none of the three alternatives will have been approved. However, stockholders will still be able to communicate their preference with respect to this vote by choosing from among these three alternatives. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but abstentions will have the same effect as voting against the resolution. In addition, banks, brokers and other nominees who have not received voting instructions from their customers with respect to shares held beneficially for such customers may not vote such shares on a discretionary basis for the proposal, so broker non-votes will have the same effect as voting against the proposal.

Recommendation

Our Board unanimously recommends a vote “FOR” a frequency of every three years for future “say on pay” votes. Proxies will be so voted unless stockholders specify otherwise in their proxies.

AUDIT COMMITTEE REPORT

The Audit Committee reviews our financial reporting process on behalf of our Board and is responsible for the retention of our independent registered public accounting firm. Management has the primary responsibility for the financial statements and the reporting process and for maintaining effective internal control over financial reporting. Our independent registered public accounting firm is responsible for expressing an opinion on (1) the conformity of our consolidated financial statements to accounting principles generally accepted in the United States of America, and (2) the effectiveness of our internal control over financial reporting. The Audit Committee currently consists of Messrs. Yungang Lu (Chair), Sean Shao and Davin A. Mackenzie, all independent directors, as defined in the listing standards for The NASDAQ Stock Market and applicable SEC rules.

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2010 and the effectiveness of internal control over financial reporting as of December 31, 2010 with our management, has discussed with our independent registered public accounting firm the matters required to be discussed by PCAOB AU380 (Communication With Audit Committees), SEC Regulation S-X Rule 207 (Communication with Audit Committees) and other relevant PCAOB guidance regarding the auditor’s communication with those charged with governance, has received the written disclosures required by PCAOB Ethics and Independence Rule 3526 (Communication with Audit Committee Concerning Independence) and has discussed with our independent registered public accounting firm its independence. The Audit Committee has also considered whether the provision of non-audit services by our independent registered public accounting firm is compatible with maintaining its independence. Our Board adopted a written charter of the Audit Committee in November 1999. Our Board adopted amendments to the charter in March 2003, January 2004 and in February 2009.

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.

Prior to the engagement of an independent registered public accounting firm for the next year’s audit, management submits an aggregate of services expected to be rendered by the independent registered public accounting firm during that year to the Audit Committee for approval, along with the anticipated fees for those services. Management’s report to the Audit Committee categorizes all anticipated fees into one of the following four classifications:

•

Audit services—include fees for audit work performed on our (1) consolidated financial statements and (2) internal control over financial reporting, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including review of quarterly condensed consolidated financial information, comfort letters, statutory audits, and other attestation services.

•

Audit-related services—include fees for assurance and related services that are traditionally performed by the independent registered pubic accounting firm, including due diligence related to mergers and acquisitions and special procedures required to meet certain regulatory requirements. We have not incurred such costs for the past two fiscal years.

•

Tax services—include fees for all services permitted to be performed by the independent registered public accounting firm’s tax personnel except those services specifically related to the audits of the financial statements and internal control over financial reporting or are prohibited under the rules of the SEC and the Public Company Accounting Oversight Board. Tax service fees include fees in the areas of corporate tax compliance, tax planning, and tax advice.

•

Other Fees—include fees associated with services not captured in the other categories. We generally do not request such services from the independent registered public accounting firm and have not incurred such costs for the past two fiscal years.

Prior to engagement, the Audit Committee must pre-approve these services. The fees are budgeted and the Audit Committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

In 2010, the Audit Committee pre-approved all services provided by our independent registered public accounting firm. Private meetings were held with our independent registered public accounting firm to ensure that there were no restrictions on the scope of their audit and to discuss any items the auditors did not wish to raise with management present.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to our Board that the audited financial statements for the fiscal year ended December 31, 2010 be included in our Annual Report on Form 10-K.

Submitted by the Audit Committee of the Board of Directors

Yungang Lu

Davin A. Mackenzie

Sean Shao

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have established procedures for identifying related parties and related party transactions, and for ensuring that any changes in the status of related parties are brought to the attention of relevant departments within us in a timely manner. For transactions with related parties in the ordinary course of business, such as customer sales, supply purchases, subcontracting or consulting services, we apply the same review and approval process as we would in the context of other commercial agreements. All such transactions with related parties are summarized and provided to the legal department for disclosure purposes and to our Audit Committee review. For transactions with related parties outside the ordinary course of business, such as significant capital expenditures, capital raising activities and mergers and acquisitions, the transactions must be approved by our CEO or CFO, and in most cases our Audit Committee.

Other than compensation agreements and other arrangements which are described under “Compensation Discussion and Analysis” and the transactions described below, since January 1, 2010, there has not been, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed $120,000 and in which any of our directors, executive officers, holders of more than 5% of any class of our voting securities or any member of the immediate family of the foregoing persons had or will have a direct or indirect material interest. We believe that we have executed all of the transactions set forth below on terms no less favorable to us than we could have obtained from unaffiliated third parties.

Agreements Relating to our Business Combination with Linkage

In December 2009, we entered into a business combination agreement, or the Combination Agreement, with Linkage, certain shareholders of Linkage, including Libin Sun, Guoxiang Liu, Xiwei Huang, and LT International Limited, an entity controlled by Mr. Sun, and Mr. Sun as agent for the shareholders of Linkage. We entered into a supplemental agreement with such parties on June 5, 2010, which set forth certain additional agreements in connection with the Combination Agreement. We closed the transactions contemplated by the Combination Agreement in July 2010. Upon the closing, Libin Sun became our Executive Co-Chairman and a director, Guoxiang Liu became our Executive Vice President, and Xiwei Huang became our Vice President and Chief Operating Officer and a director. Pursuant to the Combination Agreement, we purchased from Linkage 100% of the outstanding share capital of Linkage’s wholly-owned subsidiary, Linkage Technologies Investment Limited, a company organized under the laws of the British Virgin Islands, for $60 million in cash and 26,832,731 shares of our common stock, subject to certain adjustments.

Lock-Up Agreements. Concurrently and in connection with the execution of the Combination Agreement, Libin Sun, our Executive Co-Chairman and a director, LT International Limited, an entity controlled by Mr. Sun, Guoxiang Liu, our Executive Vice President, Xiwei Huang, our Vice President and Chief Operating Officer and a director, Edward Tian, a director, and certain shareholders of Linkage entered into lock-up agreements with respect to shares of our common stock they beneficially own. Concurrently and in connection with the execution of the supplemental agreement, LT International Limited, Libin Sun, Guoxiang Liu, and Xiwei Huang, entered into revised lock-up agreements. The lock-up agreements prohibit transfers of such shares until they are released from lock-up, subject to certain exceptions. At each of the 6-month, 12-month, and 18-month anniversaries of the closing under the Combination Agreement, 25% of the shares held by each of the parties will be released from lock-up. On the 24-month anniversary of the closing under the Combination Agreement, an additional 15% of the shares will be released from lock-up, and on the 36-month anniversary of the Closing, the remaining 10% of the shares will be released from lock-up.

Stockholders’ Agreement. Concurrently and in connection with the execution of the Combination Agreement, we entered into a stockholders’ agreement, or the Stockholders’ Agreement, with each of Linkage, Edward Tian, a director, and Libin Sun, our Executive Co-Chairman and a director, containing certain restrictions on the voting of our shares following the closing under the Combination Agreement. Pursuant to the Stockholders’ Agreement, Mr. Tian and Mr. Sun each agreed to vote all of their respective voting shares (i) in favor of the election or re-election to our Board of the other, and (ii) on all other matters (except their own elections to our Board), or Other Matters, in proportion to the votes for and against, and the abstentions and withholds, of the outstanding shares of our capital stock entitled to vote generally in the election of directors that are not held by Mr. Tian or Mr. Sun or issued pursuant to the Combination Agreement, or the Proportionality Requirement.

In January 2011, we entered into an amendment to the Stockholders’ Agreement. Pursuant to the amendment, on all Other Matters, Mr. Tian and Mr. Sun agreed to consult with each other prior to any vote of stockholders and attempt in good faith to agree on whether they shall vote their respective voting shares for or against, or abstain or withhold authority with respect to, such Other Matters. In the event they fail to agree on such Other Matter, Mr. Tian and Mr. Sun agreed to vote their respective voting shares according to the Proportionality Requirement. In addition, as amended, the Stockholders’ Agreement shall continue in full force and effect until the earlier of (i) July 1, 2013, and (ii) the date on which either of Mr. Tian or Mr. Sun beneficially owns less than 5% of our voting securities.

Registration Rights Agreement. Concurrently and in connection with the closing under the Combination Agreement, we entered into a registration rights agreement with LT International Limited, an entity controlled by Mr. Sun, our Executive Co-Chairman and a director. Pursuant to the agreement, we agreed to give certain demand and piggy-back registration rights to LT International Limited.

Escrow Agreement. Concurrently and in connection with the closing under the Combination Agreement, we entered into an escrow agreement with Linkage, Mr. Sun as agent for the shareholders of Linkage, and The Bank of New York Mellon. Pursuant to the agreement, 10% of the aggregate consideration to be delivered to Linkage (consisting of $6 million in cash and 2,683,273 shares of our common stock) was deposited into an escrow account for a period of 18 months as security for the indemnification obligations of Linkage and certain key Linkage shareholders under the Combination Agreement.

Agreement Relating to Disposition of Lenovo Security

We entered into a Framework Agreement for Termination of Lenovo Security Control Structure with Mr. Jian Qi and Mr. Kequan Liu, the management of Lenovo Security Technologies (Beijing), Inc., or Lenovo Security, which includes Messr. Qi and Liu, and Lenovo-AsiaInfo Technologies, Inc., one of our wholly owned subsidiaries, in December 2010, pursuant to which we sold our security business through the disposition of Lenovo Security to the management team of the IT security business, or the Disposition. Mr. Jian Qi was one of our executive officers. Under the terms of the agreement, we received approximately $15.0 million in cash in exchange for 100% of our economic interest in Lenovo Security and settlement of certain inter-company liabilities.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Except as otherwise noted, the following table sets forth, as of February 22, 2011, information with respect to the beneficial ownership of our common stock by (i) each person, or group of affiliated persons, known by us to be the beneficial owner of more than 5% of our common stock, (ii) each of our current directors, (iii) each of our named executive officers, and (iv) all current directors and executive officers as a group.

Beneficial ownership is determined according to the rules of the SEC. Beneficial ownership means that a person has or shares voting or investment power of a security. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our common stock underlying options, warrants or other securities held by that person that are currently exercisable or convertible or that are exercisable or convertible within 60 days after the measurement date are deemed beneficially owned and outstanding, but such shares are not deemed outstanding for purposes of computing percentage ownership of any other person. The following table is based on information supplied by officers, directors and principal stockholders and on Schedules 13D and 13G filed with the SEC. Except as otherwise indicated, we believe that the beneficial owners of our common stock listed below, based on the information each of them has given to us, have sole investment and voting power with respect to their shares, except where community property laws may apply.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percent(2)
FMR LLC(3)	5,264,921	7.0%
Edward C. Johnson 3d(3) 82 Devonshire Street, Boston, Massachusetts, 02109
Schroder Investment Management Ltd.(4)	7,555,695	10.1%
Schroder Investment Management North America Ltd.(4)
Schroder Investment Management Australia Ltd.(4)
Schroder Investment Management Hong Kong Ltd.(4)
Schroder Investment Management Singapore Ltd.(4) 31 Gresham Street, 1st Floor, London EC2V 7 QA, United Kingdom
James Ding(5)	1,119,050	1.5%
Edward Tian(6)	7,364,581	9.8%
Yungang Lu(7)	28,974	*
Davin A. Mackenzie(8)	20,874	*
Thomas J. Manning(9)	5,874	*
Steve Zhang(10)	259,769	*
Libin Sun(11)	12,555,625	16.7%
Xiwei Huang(12)	297,729	*
Sean Shao(13)	—	*
Michael Wu(14)	10,000	*
Feng Liu(15)	18,576	*
Jian Qi(16)	58,258	*
Yadong Jin(17)	26,666	*
Guoxiang Liu(18)	506,374	*
Wei Li(19)	27,500	*
All directors and executive officers as a group (13 persons)	22,214,092	29.6%

*	Less than 1% of the outstanding common stock.
(1)

Unless otherwise noted above, the address for each of the beneficial owners is c/o AsiaInfo-Linkage, Inc., 4/F Zhongdian Information Tower, 6 Zhongguancun South Street, Haidian District, Beijing 100086, PRC.

(2)

Calculated on the basis of 75,051,043 shares of our common stock outstanding as of February 22, 2011, provided that any additional shares of our common stock that a stockholder has the right to acquire within 60 days of February 22, 2011, are deemed to be outstanding for purposes of calculating the stockholder’s percentage beneficial ownership.

(3)

Includes 2,480,800 shares of our common stock owned by Fidelity Management & Research Company (“Fidelity”), 113,550 shares owned by Pyramis Global Advisors, LLC (“PGALLC”), 1,032,360 shares owned by Pyramis Global Advisors Trust Company

(“Pyramis”), 496,811 shares of our common stock owned by Impresa Fund III Limited Partnership, and 1,141,400 shares owned by FIL Limited (“FIL”). Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, each has sole power to dispose the 2,480,800 shares owned by Fidelity. Edward C. Johnson 3d and FMR LLC, through its control of PGALLC, each has sole power to dispose the 113,550 shares owned by PGALLC. Edward C. Johnson 3d and FMR LLC, through its control of Pyramis, each has sole power to dispose of the 865,040 shares owned by the institutional accounts managed by Pyramis. Members of the family of Edward C. Jonson 3d, Chairman of FMR LLC and FIL, or partnerships they predominantly control or trusts of their benefit, own shares of FMR LLC and FIL voting stock with the right to cast approximately 49% and 47%, respectively, of the total votes which may be cast by all holders of FMR LLC and FIL voting stock.

(4)

Includes 3,715,700 shares of our common stock owned by Schroder Investment Management Ltd., 614,945 shares of our common stock owned by Schroder Investment Management North America Ltd., 29,150 shares of our common stock owned by Schroder Investment Management Australia Ltd., 3,157,600 shares of our common stock owned by Schroder Investment Management Hong Kong Ltd., 38,300 shares of our common stock owned by Schroder Investment Management Singapore Ltd.

(5)

Includes 936,103 shares of our common stock held directly by Mr. James Ding, 86,947 shares held in a grantor retained annuity trust for the benefit of Mr. Ding and his family, and 96,000 shares held in New Media China Investment I, Ltd. which is owned by Mr. Ding.

(6)

Includes 30,37,245shares of our common stock held directly by Dr. Edward Tian, 4,000 shares held in a revocable trust for the benefit of Dr. Tian’s daughter, Stephanie Tian, 2,235,632 shares held by PacificInfo Limited, which is wholly-owned by Dr. Tian, and 2,087,704 shares held by Dr. Tian’s wife, Jean Qin Kong.

(7)	Includes 8,974 shares of our common stock held directly by Mr. Yungang Lu and options to acquire 20,000 shares.
(8)	Includes 20,874 shares of our common stock held directly by Mr. Davin Mackenzie.
(9)	Includes 5,874 shares of our common stock held directly by Mr. Thomas J. Manning.
(10)	Includes 219,769 shares of our common stock held by Mr. Steve Zhang and options to acquire 40,000 shares.
(11)

Mr. Libin Sun was appointed as a director and our Executive Co-Chairman in July 2010. Includes 12,555,625 shares of our common stock held directly by LT International Limited, which is wholly-owned by Mr. Sun.

(12)	Dr. Xiwei Huang was appointed as a director and our Vice President and Chief Operating Officer in July 2010. Includes 297,729 shares of our common stock held directly by Dr. Huang.
(13)	Sean Shao was appointed as our director in July 2010.
(14)	Mr. Michael Wu was appointed as our Vice President and CFO in August 2010. Includes 10,000 shares of our common stock held directly by Mr. Michael Wu.
(15)	Includes 14,076 shares of our common stock held directly by Mr. Feng Liu and options to acquire 4,500 shares.
(16)	Includes 42,633 shares of our common stock held directly by Mr. Jian Qi and options to acquire 15,625 shares.
(17)	Includes 26,666 shares of our common stock held by Mr. Yadong Jin.
(18)	Includes 506,374 shares of our common stock held by Mr. Guoxiang Liu.
(19)	Ms. Wei Li served as our Vice President and CFO from January 2009 to August 2010. Includes 27,500 shares of our common stock held directly by Ms. Li.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file certain reports regarding ownership of, and transactions in, our securities with the SEC. Such executive officers, directors and 10% stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) forms that they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, we believe that for the year ended December 31, 2010, all reporting persons complied with Section 16(a) filing requirements except that each of Mr. Steve Zhang, Ms. Wei Li, Mr. Michael Wu, Mr. Jian Qi, Mr. Feng Liu and Mr. Yadong Jin was late in reporting a transaction that occurred in October 2010.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 2012

Stockholder proposals which are intended to be presented by such stockholders at our 2012 annual meeting of stockholders must be received by the our Corporate Secretary at our principal executive offices no later than 120 calendar days in advance of the one year anniversary of the date our proxy statement was released to stockholders in order to be considered for inclusion in the proxy statement and form of proxy/voting instruction card relating to that meeting pursuant to Rule 14a-8 under the Exchange Act. Holders of proxies for our 2012 annual meeting of stockholders may exercise discretionary authority on any matter for which we do not receive notice prior to 45 calendar days in advance of the one year anniversary of the date our proxy statement for our 2011 Annual Meeting was first sent to stockholders.

OTHER MATTERS

Our Board knows of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, then the persons named in the enclosed form of proxy will vote the shares they represent in their discretion.

To the extent that this Proxy Statement is incorporated by reference into any other filing by us under the Securities Act or the Exchange Act, the sections of this Proxy Statement entitled “Compensation Committee Report” and “Audit Committee Report” (to the extent permitted by the rules of the SEC) will not be deemed incorporated unless specifically provided otherwise in such filing.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ James Ding
James Ding
Co-Chairman of the Board of Directors

/s/ Libin Sun
Libin Sun
Executive Co-Chairman of the Board of Directors

February 28, 2011

Beijing, PRC

ASIAINFO-LINKAGE, INC.

2011 STOCK INCENTIVE PLAN

1.	Establishment, Purpose and Term of Plan.

1.1 Establishment. The AsiaInfo-Linkage, Inc. 2011 Stock Incentive Plan (the “Plan”) is hereby established effective as of the date of its approval (the “Effective Date”) by the stockholders of AsiaInfo-Linkage, Inc., a Delaware corporation (the “Company”).

1.2 Purpose. The purpose of the Plan is to enhance the long-term stockholder value of the Company by offering opportunities to employees, directors, officers, consultants, advisors and independent contractors of the Company and its Subsidiaries (as defined in Section 2) to participate in the Company’s growth and success, and to encourage them to remain in the service of the Company and its Subsidiaries and to acquire and maintain stock ownership in the Company.

1.3. Term of Plan. The Plan shall continue in effect until its termination by the Board of Directors; provided, however, that all Awards shall be granted, if at all, within ten (10) years from the Effective Date.

2.	Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

2.1 “Acquired Entities” has the meaning provided in Section 6.3.

2.2 “Acquisition Transaction” has the meaning provided in Section 6.3.

2.3 “Award” means any Option, Restricted Stock Award, Restricted Stock Unit Award, Performance Share Award, Performance Unit Award or Other Stock-Based Award granted under the Plan.

2.4 “Board” means the Board of Directors of the Company.

2.5 “Cause” means dishonesty, fraud, misconduct, unauthorized use or disclosure of confidential information or trade secrets, or conviction or confession of a crime punishable by law (except minor violations), as provided under applicable law, in each case as determined by the Plan Administrator, and its determination shall be conclusive and binding.

2.6. “Change in Control” means any of the following events:

(a) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total Fair Market Value or total combined voting power of the Company’s then-outstanding securities entitled to vote generally in the election of directors; provided, however, that a Change in Control shall not be deemed to have occurred if such degree of beneficial ownership results from any of the following: (i) an acquisition by any person who on the Effective Date is the beneficial owner of more than fifty percent (50%) of such voting power, (ii) any acquisition directly from the Company, including, without limitation, pursuant to or in connection with a public offering of securities, (iii) any acquisition by the Company, (iv) any acquisition by a trustee or other fiduciary under an employee benefit plan of the Company or any Subsidiary, or (v) any acquisition by an entity owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the voting securities of the Company; or

(b) Consummation of any merger or consolidation of the Company in which the Company is not the continuing or surviving corporation, or pursuant to which shares of the Common Stock are converted into

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cash, securities or other property (other than a merger of the Company in which the holders of Common Stock immediately prior to the merger own more than fifty percent (50%) of the capital stock of the surviving corporation immediately after the merger); or

(c) Consummation of any sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all of the Company’s assets other than a transfer of the Company’s assets to a majority-owned subsidiary corporation (as the term “subsidiary corporation” is defined in Section 8.3) of the Company; or

(d) Approval by the holders of the Common Stock of any plan or proposal for the liquidation or dissolution of the Company.

2.7 “Code” means the United States Internal Revenue Code of 1986, as amended from time to time, and any applicable regulations or administrative guidelines promulgated thereunder.

2.8 “Common Stock” means the common stock, par value $0.01 per share, of the Company.

2.9 “Company” has the meaning provided in Section 1.1.

2.10 “Delayed Payment Date” has the meaning provided in Section 19.6(c).

2.11 “Disability” means “permanent and total disability” as that term is defined for purposes of Section 22(e)(3) of the Code.

2.12 “Dividend Equivalent Right” means the right of a Participant, granted at the discretion of the Plan Administrator or as otherwise provided by the Plan, to receive a credit for the account of such Participant in an amount equal to the cash dividends paid on one share of Common Stock for each share of Common Stock represented by an Award held by such Participant.

2.13 “Early Retirement” means early retirement as that term is defined by the Plan Administrator from time to time for purposes of the Plan.

2.14 “Effective Date” has the meaning provided in Section 1.1.

2.15 “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

2.16 “Fair Market Value” shall be established in good faith by the Plan Administrator or if the Common Stock is listed on the NASDAQ Stock Market, the New York Stock Exchange or the American Stock Exchange, the Fair Market Value per share shall be the average of the high and low per share sales prices for the Common Stock as such price is officially reported by such exchange for a single trading day. If there is no such reported price for the Common Stock for the date in question, then such price on the last preceding date for which such price exists shall be determinative of the Fair Market Value. Notwithstanding anything in this Plan to the contrary, to the extent applicable, the determination of the Fair Market Value of a share of Common Stock shall be determined in a manner which complies with Section 409A of the Code and the applicable Treasury Regulations promulgated thereunder.

2.17 “Full Value Award” means any Award settled in Common Stock, other than (a) an Option or (b) a Restricted Stock Award or an Other Stock-Based Award under which the Company will receive monetary consideration equal to the Fair Market Value (determined on the Grant Date) of the shares subject to such Award.

2.18 “Grant Date” means the date the Plan Administrator adopted the granting resolution and all conditions precedent to the grant have been satisfied; provided that conditions to the exercisability or vesting of Awards shall not defer the Grant Date. If, however, the Plan Administrator designates in a resolution a later date as the date an Award is to be granted, then such later date shall be the “Grant Date.”

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2.19 “Incentive Stock Option” means an Option to purchase Common Stock granted under Section 7 with the intention that it qualify as an “incentive stock option” as that term is defined in Section 422 of the Code.

2.20 “New Shares” has the meaning provided in Section 14.1.

2.21 “Nonqualified Stock Option” means an Option to purchase Common Stock granted under Section 7 other than an Incentive Stock Option.

2.22 “Option” means the right to purchase Common Stock granted under Section 7.

2.23 “Other Stock-Based Award” means an Award denominated in shares of Common Stock and granted pursuant to Section 12.

2.24 “Participant” means (a) the person to whom an Award is granted; (b) for a Participant who has died, the personal representative of the Participant’s estate, the person(s) to whom the Participant’s rights under the Award have passed by will or by the applicable laws of descent and distribution, or the beneficiary designated in accordance with Section 13; or (c) person(s) to whom an Award has been transferred in accordance with Section 13.

2.25 “Performance-Based Compensation” means compensation under an Award that satisfies the requirements of Section 162(m) of the Code for certain performance-based compensation paid to any employee who is or may reasonably be expected to become a “covered employee” as defined in Section 162(m) of the Code, or any successor statute, and who is designated, either as an individual employee or a member of a class of employees, by the Plan Administrator no later than the earlier of (i) the date that is ninety (90) days after the beginning of the applicable performance period, or (ii) the date on which twenty-five percent (25%) of the applicable performance period has elapsed, as a covered employee under this Plan for such applicable performance period.

2.26 “Performance Measure” has the meaning provided in Section 6.4(b).

2.27 “Performance Share” means a right granted to a Participant under Section 11 to receive a payment equal to the value of a Performance Share based upon attainment of one or more performance goals. “Performance Share Award” means an Award of Performance Shares.

2.28 “Performance Unit” means a right granted to a Participant under Section 11 to receive a payment equal to the value of a Performance Unit as established by the Plan Administrator based upon attainment of one or more performance goals. “Performance Unit Award” means an Award of Performance Units.

2.29 “Plan” has the meaning provided in Section 1.1.

2.30 “Plan Administrator” means the Compensation Committee of the Board or any successor committee of the Board designated to administer the Plan under Section 3.1.

2.31 “PRC” means the People’s Republic of China.

2.32 “Prior Plan” has the meaning provided in Section 4.1.

2.33 “Restricted Stock Award” means shares of Common Stock granted under Section 9, the rights of ownership of which may be subject to restrictions prescribed by the Plan Administrator.

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2.34 “Restricted Stock Unit Award” means a right granted to a Participant under Section 10 to receive on a future date or event one (1) share of Common Stock or cash in lieu thereof, as determined by the Plan Administrator, with respect to one (1) unit subject to such Award.

2.35 “Retirement” means retirement on or after the individual’s normal retirement date under PRC law or the law of such individual’s other jurisdiction of employment unless otherwise defined by the Plan Administrator from time to time for purposes of the Plan.

2.36 “Section 409A” has the meaning provided in Section 19.6.

2.37 “Section 409A Deferred Compensation” has the meaning provided in Section 19.6.

2.38 “Securities Act” means the United States Securities Act of 1933, as amended.

2.39 “Service” means a Participant’s employment or service with the Company or any Subsidiary, whether as an employee, a director, consultant, advisor or independent contractor. Unless otherwise provided by the Plan Administrator, a Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders such Service or as a result of a transfer of employment or services between or among the Company and its Subsidiaries, provided that there is no interruption or termination of the Participant’s Service. The effect of a Company approved leave of absence on the terms and conditions of an Award shall be determined by the Plan Administrator, in its sole discretion; provided, however, that a Participant’s Service shall not be deemed to have been interrupted or terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company that does not exceed ninety (90) days, or if the Participant’s right to return to Service is guaranteed by statute or contract. A Participant’s Service shall be deemed to have terminated either upon an actual termination of Service, a reduction in the regular hours of employment of a Participant who is an employee to less than thirty (30) hours per week (unless otherwise provided by the Plan Administrator), or upon the business entity for which the Participant performs Service ceasing to be a member of the group consisting of the Company and its Subsidiaries, unless otherwise provided by the Plan Administrator. Subject to the foregoing, the Plan Administrator, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of such termination.

2.40 “Subsidiary,” except as provided in Section 8.3 in connection with Incentive Stock Options, means any entity that is directly or indirectly controlled by the Company or in which the Company has a significant ownership interest, as determined by the Plan Administrator, and any entity that may become a direct or indirect subsidiary of the Company, including any variable interest entity required under generally accepted accounting principles to be consolidated in the Company’s financial statements.

2.41 “Trading Compliance Policy” means the written policy of the Company pertaining to the purchase, sale, transfer or other disposition of the Company’s equity securities by directors, officers, employees or other service providers who may possess material, nonpublic information regarding the Company or its securities.

2.42 “Underwater Options” has the meaning provided in Section 3.3.

3.	Administration.

3.1 Plan Administrator. The Plan shall be administered by the Compensation Committee of the Board or a successor committee or committees (which term includes subcommittees) appointed by, and consisting of two or more members of, the Board. If and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, the Board shall consider in selecting the Plan Administrator and the membership of any committee acting as Plan Administrator, with respect to any persons subject or likely to become subject to Section 16 of the Exchange Act, the provisions regarding (a) “outside directors” as contemplated by Section 162(m) of the Code and (b) “non employee directors” as contemplated by Rule 16b-3 under the

ANNEX-4

Exchange Act. The Plan Administrator may delegate the responsibility for administering the Plan with respect to designated classes of eligible persons to different committees consisting of one or more members of the Board, subject to such limitations as the Board deems appropriate. Committee members shall serve for such term as the Board may determine, subject to removal by the Board at any time. To the extent consistent with applicable law, the Plan Administrator may authorize one or more officers of the Company to grant Awards to designated classes of eligible persons, within the limits specifically prescribed by the Plan Administrator.

3.2 Administration and Interpretation by the Plan Administrator. Except for the terms and conditions explicitly set forth in the Plan, the Plan Administrator shall have exclusive authority, in its discretion, to determine all matters relating to Awards under the Plan, including the selection of individuals to be granted Awards, the type of Awards, the number of shares of Common Stock, units or monetary value subject to an Award, all terms, conditions, restrictions and limitations, if any, of an Award and the terms of any instrument that evidences the Award. The Plan Administrator shall also have exclusive authority to interpret the Plan and may from time to time adopt, and change, rules and regulations of general application for the Plan’s administration, as well as any sub-plans or supplements to the Plan as the Plan Administrator deems advisable to comply with the laws of, or to accommodate the tax policy, accounting principles or customs of, any jurisdiction whose residents may be granted Awards. The Plan Administrator’s interpretation of the Plan and its rules and regulations, and all actions taken and determinations made by the Plan Administrator pursuant to the Plan, shall be conclusive and binding on all parties involved or affected. The Plan Administrator may delegate administrative duties to such of the Company’s officers as it so determines.

3.3 Prohibition of Option Repricing. Notwithstanding the foregoing, without the affirmative vote of holders of a majority of the shares of Common Stock cast in person or by proxy at a meeting of the stockholders of the Company at which a quorum representing a majority of all outstanding shares of Common Stock is present or represented by proxy, the Plan Administrator shall not approve a program providing for either (a) the cancellation of outstanding Options having exercise prices per share greater than the then Fair Market Value of a share of Common Stock (“Underwater Options”) and the grant in substitution therefore of new Options having a lower exercise price, Full Value Awards, or payments in cash, or (b) the amendment of outstanding Underwater Options to reduce the exercise price thereof. This Section shall not apply to adjustments pursuant to the assumption of or substitution for an Option in a manner that would comply with Section 424(a) or Section 409A of the Code or to an adjustment pursuant to Section 14.

4.	Stock Subject to the Plan.

4.1 Authorized Number of Shares. Subject to adjustment from time to time as provided in Section 14.1, the number of shares of Common Stock that shall be available for issuance under the Plan shall be: (a) 7,501,752 shares plus (b) any authorized shares of Common Stock that either (i) were available as of the Effective Date for issuance under the Company’s 2008 Stock Incentive Plan (the “Prior Plan”) or (ii) would become available after the Effective Date for issuance under the Prior Plan in accordance with its terms. The maximum aggregate number of shares of Common Stock that may be issued under the Plan pursuant to the exercise of Incentive Stock Options shall be the number determined pursuant to the preceding sentence, as adjusted from time to time pursuant to Section 14.1. Shares issued under the Plan shall be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company as treasury shares.

4.2 Section 162 (m) Limitations. Subject to adjustment from time to time as provided in Section 14.1, no individual may be granted within any one fiscal year of the Company one or more Awards intended to qualify as Performance-Based Compensation which in the aggregate are for more than (a) 100,000 shares of Common Stock, except that the Company may make additional one-time grants of Awards for up to 200,000 shares of Common Stock to newly hired or newly promoted individuals, or (b) $6,000,000 in the case of Performance Share Awards or Performance Unit Awards denominated in monetary values.

4.3 Assumption or Substitution of Awards. The Plan Administrator may, without affecting the number of shares of Common Stock reserved or available for issuance under this Plan, authorize the issuance or assumption

ANNEX-5

of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with Section 409A of the Code and any other applicable provisions of the Code.

5.	Eligibility.

Awards may be granted under the Plan to those officers, directors and employees of the Company or any of its Subsidiaries as the Plan Administrator from time to time selects. Awards may also be granted to consultants, advisors and independent contractors who provide services to the Company or any of its Subsidiaries.

6.	Awards.

6.1 Form and Grant of Awards. The Plan Administrator shall have the authority, in its sole discretion, to determine the type or types of Awards to be made under the Plan. Such Awards may include, but are not limited to, Incentive Stock Options, Nonqualified Stock Options, Restricted Stock Awards, Restricted Stock Unit Awards, Performance Share Awards, Performance Unit Awards and Other Stock-Based Awards. Awards may be granted singly or in combination.

6.2 Settlement of Awards. The Company may settle Awards through the delivery of shares of Common Stock, cash payments, or any combination thereof as the Plan Administrator shall determine. Any Award settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies as the Plan Administrator shall determine. The Plan Administrator may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish in compliance with Section 409A of the Code, which may include provisions for the payment or crediting of interest or Dividend Equivalent Rights.

6.3 Acquired Company Option Awards. Notwithstanding anything in the Plan to the contrary, the Plan Administrator may grant Awards under the Plan in substitution for awards issued under other plans, or assume under the Plan awards issued under other plans, if the other plans are or were plans of other acquired entities (“Acquired Entities”) (or the parent of an Acquired Entity) and the new Award is substituted, or the old award is assumed, by reason of a merger, consolidation, acquisition of property or of stock, reorganization or liquidation (the “Acquisition Transaction”). In the event that a written agreement pursuant to which the Acquisition Transaction is completed is approved by the Board and said agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, said terms and conditions shall be deemed to be the action of the Plan Administrator without any further action by the Plan Administrator, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such awards shall be deemed to be Participants.

6.4 Performance-Based Compensation Awards. The following provisions shall apply to each Award, other than an Option, that is intended to result in Performance-Based Compensation:

(a) Establishment of Performance Period, Performance Goals and Performance Award Formula. Unless otherwise permitted in compliance with Section 162(m) of the Code, the Plan Administrator shall establish in writing the performance period, performance goal(s) and any performance award formula applicable to the Award no later than the earlier of (i) the date ninety (90) days after the commencement of the applicable performance period or (ii) the date on which twenty five percent (25%) of the performance period has elapsed, and, in any event, at a time when the outcome of the performance goals remains substantially uncertain. Once established, the performance goal(s) and performance award formula applicable to the Award shall not be changed during the applicable performance period. The Company shall notify each Participant granted such an Award of the terms of the Award, including the performance period, performance goal(s) and performance award formula.

ANNEX-6

(b) Measurement of Performance Goals. Performance goals shall be established by the Plan Administrator on the basis of targets to be attained with respect to one or more measures of business or financial performance (each, a “Performance Measure”), subject to the following:

(i) Performance Measures. Performance Measures shall be calculated in accordance with the Company’s financial statements, or, if such terms are not used in the Company’s financial statements, they shall be calculated in accordance with generally accepted accounting principles, a method used generally in the Company’s industry, or in accordance with a methodology established by the Plan Administrator prior to the grant of the Award. Performance Measures shall be calculated with respect to the Company and each Subsidiary consolidated therewith for financial reporting purposes or such division or other business unit as may be selected by the Plan Administrator. Unless otherwise determined by the Plan Administrator prior to the grant of the Award, the Performance Measures applicable to the Award shall be calculated prior to the accrual of expense for any Award for the same performance period and excluding the effect (whether positive or negative) on the Performance Measures of any change in accounting standards or any extraordinary, unusual or nonrecurring item, as determined by the Plan Administrator, occurring after the establishment of the performance goal(s) applicable to the Award. Each such adjustment, if any, shall be made solely for the purpose of providing a consistent basis from period to period for the calculation of Performance Measures in order to prevent the dilution or enlargement of the Participant’s rights with respect to the Award. Performance Measures may be one or more of the following as determined by the Plan Administrator: revenue; sales; expenses; operating income; gross margin; operating margin; earnings before any one or more of stock-based compensation expense, interest, taxes, depreciation and amortization; pre-tax profit; net operating income; economic value added; free cash flow; operating cash flow; balance of cash, cash equivalents and marketable securities; other balance sheet or income statement targets or ratios; stock price; earnings per share; return on stockholder equity; return on capital; return on assets; total stockholder return; employee satisfaction; employee retention; market share; customer satisfaction; product development; research and development expense; project completion; and completion of a joint venture or other corporate transaction.

(ii) Performance Targets. Performance targets may include a minimum, maximum, target level and intermediate levels of performance, with the final value of an Award determined under the applicable performance award formula by the level attained during the applicable performance period. A performance target may be stated as an absolute value, an increase or decrease in a value, or as a value determined relative to an index, budget, comparison companies or other standard selected by the Plan Administrator.

(c) Settlement of Performance-Based Compensation Awards.

(i) Determination of Final Value. As soon as practicable following the completion of the performance period applicable to an Award, the Plan Administrator shall determine and certify in writing the extent to which the applicable performance goals have been attained and the resulting final value of the Award earned by the Participant and to be paid upon its settlement in accordance with the applicable performance award formula, and shall notify the Participant of the determination of the Plan Administrator.

(ii) Negative Discretionary Adjustment of Performance Award Formula. If permitted by the applicable Award agreement, the Plan Administrator shall have the discretion, on the basis of such criteria as may be established by the Plan Administrator, to reduce some or all of the value of the Award that would otherwise be paid to the Participant upon settlement of the Award notwithstanding the attainment of any performance goal and the resulting value of the Award determined in accordance with the performance award formula. No such reduction may result in an increase in the amount payable upon settlement of another Participant’s Award that is intended to result in Performance-Based Compensation.

ANNEX-7

6.5 Limit on Full Value Awards without Minimum Vesting. Except with respect to ten percent (10%) of the maximum aggregate number of shares of Common Stock that may be issued under the Plan, as provided in Section 4.1, Full Value Awards which vest on the basis of the Participant’s continued Service shall provide for pro rata vesting over a period of not less than three (3) years, and Full Value Awards which vest on the basis of the attainment of performance goals shall provide for a performance period of not less than twelve (12) months. The foregoing limitations shall not preclude the acceleration of vesting of any such Award upon the death, disability or retirement of the Participant or upon or following a Change in Control, as determined by the Plan Administrator in its discretion.

7.	Terms and Conditions of Options.

7.1 Grant of Options. The Plan Administrator is authorized under the Plan, in its sole discretion, to issue Options as Incentive Stock Options or as Nonqualified Stock Options, which shall be appropriately designated.

7.2 Option Exercise Price. The exercise price for shares purchased under an Option shall be as determined by the Plan Administrator, but shall not be less than 100% of the Fair Market Value of the Common Stock on the Grant Date.

7.3 Term of Options. The term of each Option shall be as established by the Plan Administrator, provided that (a) no Option shall be exercisable after the expiration of ten (10) years from the Grant Date of the Option and (b) no Option granted to an employee who is a non-exempt employee for purposes of the U.S. Fair Labor Standards Act of 1938, as amended, shall be first exercisable until at least six (6) months following the Grant Date of such Option (except in the event of such employee’s death, disability or retirement, upon a Change in Control, or as otherwise permitted by the Worker Economic Opportunity Act). Subject to the foregoing, unless otherwise specified by the Plan Administrator in the grant of an Option, each Option shall terminate ten (10) years after the Grant Date of the Option, unless earlier terminated in accordance with its provisions.

7.4 Exercise and Vesting of Options. The Plan Administrator shall establish and set forth in each instrument that evidences an Option the time at which, or the installments in which, the Option shall vest and become exercisable, which provisions may be waived or modified by the Plan Administrator at any time.

7.5 Method of Exercise. To the extent that an Option has become exercisable, the Option may be exercised from time to time by written notice to the Company, in accordance with procedures established by the Plan Administrator, setting forth the number of shares with respect to which the Option is being exercised and accompanied by payment in full as described in Section 7.6. The Plan Administrator may determine at any time that an Option may not be exercised as to less than any number of shares at any one time for vested shares and any number in its discretion for unvested shares (or the lesser number of remaining shares covered by the Option).

7.6 Payment of Exercise Price. Except in the case that a cashless exercise method or same-day-sale is approved and implemented by the Plan Administrator, the exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid in cash or by check or, unless the Plan Administrator in its sole discretion determines otherwise, either at the time the Option is granted or at any time before it is exercised, a combination of cash and/or check (if any) and one or more of the following alternative forms:

(a) by tendering (either actually or, if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) Common Stock already owned by the Participant for at least six months (or any shorter period necessary to avoid a charge to the Company’s earnings for financial reporting purposes) having a Fair Market Value on the day prior to the exercise date equal to the aggregate Option exercise price; or

(b) if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, delivery of a properly executed exercise notice, together with irrevocable instructions, to (i) a brokerage

ANNEX-8

firm designated by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise and (ii) the Company to deliver the certificates for such purchased shares directly to such brokerage firm, all in accordance with the regulations of the United States Federal Reserve Board; or

(c) by delivery of a properly executed exercise notice followed by a net exercise procedure pursuant to which (i) the Company will reduce the number of shares otherwise issuable to the Participant upon the exercise of the Option by the largest whole number of shares having a Fair Market Value that does not exceed the aggregate exercise price for the shares with respect to which the Option is exercised, and (ii) the Participant shall pay to the Company in cash or by check the remaining balance of such aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; or

(d) by delivery of a properly executed exercise notice and a promissory note delivered pursuant to Section 16; or

(e) such other consideration as the Plan Administrator may permit.

7.7 Post-Termination Exercises. The Plan Administrator shall establish and set forth in each instrument that evidences an Option whether the Option will continue to be exercisable, and the terms and conditions of such exercise, if a Participant’s Service ceases, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option will be exercisable according to the following terms and conditions, which may be waived or modified by the Plan Administrator at any time:

(a) Any portion of an Option that is not vested on the date of termination of the Participant’s Service shall terminate on such date, unless the Plan Administrator determines otherwise.

(b) In case of termination of the Participant’s Service other than by reason of death or Cause, the Option shall be exercisable, to the extent of the number of shares vested at the date of such termination, only (i) within one (1) year if the termination of the Participant’s Service is coincident with Retirement, Early Retirement at the Company’s request or Disability or (ii) within three (3) months after the date the Participant’s Service ceases if termination of the Participant’s Service is for any reason other than Retirement, Early Retirement at the Company’s request or Disability, but in no event later than the remaining term of the Option.

(c) Any Option exercisable at the time of the Participant’s death may be exercised, to the extent of the number of shares vested at the date of the Participant’s death, by the personal representative of the Participant’s estate, the person(s) to whom the Participant’s rights under the Option have passed by will or the applicable laws of descent and distribution or the beneficiary designated pursuant to Section 13 at any time or from time to time within one (1) year after the date of death, but in no event later than the remaining term of the Option.

(d) In case of termination of the Participant’s Service for Cause, the Option shall automatically terminate upon first notification to the Participant of such termination, unless the Plan Administrator determines otherwise. If a Participant’s Service is suspended pending an investigation of whether the Participant shall be terminated for Cause, all the Participant’s rights under any Option likewise shall be suspended during the period of investigation.

(e) Notwithstanding the foregoing, other than termination of Service for Cause, if the exercise of an Option within the applicable time periods set forth in this Section is prevented by the provisions of Section 19.3 below, the Option shall remain exercisable until the later of (i) thirty (30) days after the date such exercise first would no longer be prevented by such provisions or (ii) the end of the applicable time period under this Section, but in no event later than the remaining term of the Option.

ANNEX-9

8.	Incentive Stock Option Limitations.

To the extent required by Section 422 of the Code, Incentive Stock Options shall be subject to the following additional terms and conditions:

8.1 Dollar Limitation. To the extent the aggregate Fair Market Value (determined as of the Grant Date) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company) exceeds $100,000, such portion in excess of $100,000 shall be subject to delayed exercisability or treated as a Nonqualified Stock Option as set forth by the Plan Administrator in the agreement(s) evidencing the Option. In the event the Participant holds two or more such Options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such Options are granted.

8.2 10% Stockholders. If an individual owns more than 10% of the total voting power of all classes of the stock of the Company or any Subsidiary, then the exercise price per share of an Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Common Stock on the Grant Date and the Option term shall not exceed five years. The determination of 10% ownership shall be made in accordance with Section 422 of the Code.

8.3 Eligible Employees. Individuals who are not employees of the Company or one of its parent corporations or subsidiary corporations may not be granted Incentive Stock Options. For purposes of this Section 8.3, “parent corporation” and “subsidiary corporation” shall have the meanings attributed to those terms for purposes of Section 422 of the Code.

8.4 Term. The term of an Incentive Stock Option shall not exceed 10 years.

8.5 Exercisability. To qualify for Incentive Stock Option tax treatment, an Option designated as an Incentive Stock Option must be exercised within three (3) months after termination of employment for reasons other than death or Disability. In the case of termination of employment due to Disability, such Option must be exercised within one (1) year after such termination. Disability shall be deemed to have occurred on the first day after the Company has furnished its opinion of Disability to the Plan Administrator. Employment shall not be deemed to continue beyond the first 90 days of a leave of absence unless the Participant’s reemployment rights are guaranteed by statute or contract.

8.6 Taxation of Incentive Stock Options. In order to obtain certain tax benefits afforded to Incentive Stock Options under Section 422 of the Code, the Participant must hold the shares issued upon the exercise of an Incentive Stock Option for two (2) years after the Grant Date of the Incentive Stock Option and one (1) year from the date of exercise. A Participant may be subject to the alternative minimum tax at the time of exercise of an Incentive Stock Option. The Plan Administrator may require a Participant to give the Company prompt notice of any disposition of shares acquired by the exercise of an Incentive Stock Option prior to the expiration of such holding periods.

8.7 Promissory Notes. The amount of any promissory note delivered pursuant to Section 16 in connection with an Incentive Stock Option shall bear interest at a rate specified by the Plan Administrator but in no case less than the rate required to avoid imputation of interest (taking into account any exceptions to the imputed interest rules) for federal income tax purposes.

9.	Restricted Stock Awards.

9.1 Grant of Restricted Stock Awards. The Plan Administrator is authorized to grant Restricted Stock Awards on such terms and conditions and subject to such restrictions, which may be based on continuous Service or the achievement of such performance goals as the Plan Administrator shall determine, in its sole discretion,

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and which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award. To the extent a Restricted Stock Award is intended to result in Performance-Based Compensation, the grant or vesting of the Award shall be established by the Plan Administrator in accordance with Section 6.4. The terms, conditions and restrictions that the Plan Administrator shall have the power to determine shall include, without limitation, (a) the purchase price, if any, for the shares of Common Stock issuable pursuant to the Restricted Stock Award and the forms of permitted consideration and method of payment of any such purchase price, (b) the terms of vesting, if any, to which the shares subject to Restricted Stock Awards are to be subject, and (c) the manner in which shares subject to Restricted Stock Awards are held during the periods they are subject to restrictions, and the circumstances under which forfeiture of the Restricted Stock Award shall occur by reason of termination of the Participant’s Service.

9.2 Release of Shares. Upon the satisfaction of any terms, conditions and restrictions prescribed in respect to a Restricted Stock Award, or upon the Participant’s release from any terms, conditions and restrictions of a Restricted Stock Award, as determined by the Plan Administrator, the Company shall release, as soon as practicable, to the Participant or, in the case of the Participant’s death, to the personal representative of the Participant’s estate or as the appropriate court directs, the appropriate number of shares of Common Stock, subject to the withholding of applicable taxes, if any. The Plan Administrator, in its discretion, may provide in the agreement evidencing a Restricted Stock Award that if the satisfaction of the vesting conditions with respect to any shares subject to such Restricted Stock Award would otherwise occur on a day on which the sale of such shares would violate the provisions of the Trading Compliance Policy, then satisfaction of such vesting conditions automatically shall be determined on the next trading day on which the sale of such shares would not violate the Trading Compliance Policy.

9.3 Waiver of Restrictions. Notwithstanding any other provisions of the Plan, the Plan Administrator may, in its sole discretion, waive the forfeiture period and any other terms, conditions or restrictions on any Restricted Stock Award under such circumstances and subject to such terms and conditions as the Plan Administrator shall deem appropriate; provided, however, that the Plan Administrator may not adjust performance goals for any Restricted Stock Award intended to result in Performance-Based Compensation in such a manner as would increase the amount otherwise payable to a Participant.

9.4 Voting Rights; Dividends and Distributions. Except as provided in this Section or the agreement evidencing a Restricted Stock Award, during any period in which shares acquired pursuant to a Restricted Stock Award remain subject to vesting conditions, the Participant shall have all of the rights of a stockholder of the Company holding shares of Common Stock, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares; provided, however, that if so determined by the Plan Administrator and provided by the Award agreement, such dividends and distributions shall be subject to the same vesting conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid, and otherwise shall be paid no later than the end of the calendar year in which such dividends or distributions are paid to stockholders (or, if later, the 15th day of the third month following the date such dividends or distributions are paid to stockholders). In the event of a dividend or distribution paid in shares of Common Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 14.1, any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant is entitled by reason of the Participant’s Restricted Stock Award shall be immediately subject to the same vesting conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid or adjustments were made.

10.	Restricted Stock Unit Awards.

10.1 Grant of Restricted Stock Unit Awards. The Plan Administrator is authorized to grant Restricted Stock Unit Awards on such terms and conditions and subject to such restrictions, which may be based on continuous Service or the achievement of such performance goals as the Plan Administrator shall determine, in

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its sole discretion, and which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award. To the extent a Restricted Stock Unit Award is intended to result in Performance-Based Compensation, the grant or vesting of the Award shall be established by the Plan Administrator in accordance with Section 6.4. No monetary payment (other than applicable tax withholding, if any) shall be required as a condition of receiving a Restricted Stock Unit Award. The Plan Administrator, in its discretion, may provide in any agreement evidencing a Restricted Stock Unit Award that if the satisfaction of vesting conditions with respect to any units subject to the Award would otherwise occur on a day on which the sale of shares issuable in settlement of such units would violate the provisions of the Trading Compliance Policy, then the satisfaction of the vesting conditions automatically shall be determined on the first to occur of (a) the next trading day on which the sale of such shares would not violate the Trading Compliance Policy or (b) the later of (i) last day of the calendar year in which the original vesting date occurred or (ii) the last day of the Company’s taxable year in which the original vesting date occurred.

10.2 Settlement of Award. The Company shall issue to a Participant on the date on which units subject to the Participant’s Restricted Stock Unit Award vest or on such other date determined by the Plan Administrator, in its discretion, and set forth in the Award agreement one (1) share of Common Stock (and/or any other new, substituted or additional securities or other property pursuant to an adjustment described in Section 10.4) for each unit then becoming vested or otherwise to be settled on such date, subject to the withholding of applicable taxes, if any. If permitted by the Plan Administrator, the Participant may elect, consistent with the requirements of Section 409A of the Code, to defer receipt of all or any portion of the shares of Common Stock or other property otherwise issuable to the Participant pursuant to this Section, and such deferred issuance date(s) and amount(s) elected by the Participant shall be set forth in the Award agreement. Notwithstanding the foregoing, the Plan Administrator, in its discretion, may provide for settlement of any Restricted Stock Unit Award by payment to the Participant in cash of an amount equal to the Fair Market Value on the payment date of the shares of Common Stock or other property otherwise issuable to the Participant pursuant to this Section.

10.3 Waiver of Restrictions. Notwithstanding any other provisions of the Plan, the Plan Administrator may, in its sole discretion, waive the forfeiture period and any other terms, conditions or restrictions on any Restricted Stock Unit Award under such circumstances and subject to such terms and conditions as the Plan Administrator shall deem appropriate; provided, however, that the Plan Administrator may not adjust performance goals for any Restricted Stock Unit Award intended to result in Performance-Based Compensation in such a manner as would increase the amount otherwise payable to a Participant.

10.4 Voting Rights, Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to shares of Common Stock represented by a Restricted Stock Unit Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Plan Administrator, in its discretion, may provide in the agreement evidencing any Restricted Stock Unit Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Common Stock during the period beginning on the date such Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date the Award is settled or the date on which it is terminated. Such Dividend Equivalent Rights, if any, shall be paid by crediting the Participant with additional whole units as of the date of payment of such cash dividends on Common Stock. The number of additional units (rounded to the nearest whole number) to be so credited shall be determined by dividing (a) the amount of cash dividends paid on such date with respect to the number of shares of Common Stock represented by the units previously credited to the Participant by (b) the Fair Market Value per share of Common Stock on such date. Such additional units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time as the units originally subject to the Restricted Stock Unit Award. In the event of a dividend or distribution paid in shares of Common Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 14.1, appropriate adjustments shall be made in the Participant’s Restricted Stock Unit Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant would be entitled by reason of the

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shares of Common Stock issuable upon settlement of the Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same vesting conditions as are applicable to the Award.

11.	Performance Share Awards and Performance Unit Awards.

11.1 Grant of Performance Share Awards and Performance Unit Awards. The Plan Administrator is authorized to grant Performance Share Awards and Performance Unit Awards on such terms and conditions, including performance goal(s), performance period and performance award formula, as the Plan Administrator shall determine, in its sole discretion, which terms and conditions shall be set forth in the instrument evidencing the Award. To the extent a Performance Share Award or Performance Unit Award is intended to result in Performance-Based Compensation, the performance goals, performance period and performance award formula applicable of the Award shall be established by the Plan Administrator in accordance with Section 6.4. No monetary payment (other than applicable tax withholding, if any) shall be required as a condition of receiving a Performance Share Award or Performance Unit Award.

11.2 Initial Value of Performance Shares and Performance Units. Unless otherwise provided by the Plan Administrator in granting an Award, each Performance Share Award shall have an initial monetary value equal to the Fair Market Value of one (1) share of Common Stock, subject to adjustment as provided in Section 14.1, on the Grant Date of the Performance Share Award, and each Performance Unit Award shall have an initial monetary value established by the Plan Administrator at the time of grant. The final value payable to the Participant in settlement of a Performance Share Award or Performance Unit Award determined on the basis of the applicable performance award formula will depend on the extent to which performance goals established by the Plan Administrator are attained within the applicable performance period established by the Plan Administrator.

11.3 Settlement of Award.

(a) Determination of Final Value. As soon as practicable following the completion of the performance period applicable to a Performance Share Award or Performance Unit Award, the Plan Administrator shall determine the extent to which the applicable performance goals have been attained and the resulting final value of the Award earned by the Participant and to be paid upon its settlement in accordance with the applicable performance award formula. To the extent Award is intended to result in Performance-Based Compensation, such determination shall be made by the Plan Administrator in accordance with Section 6.4.

(b) Discretionary Adjustment of Award Formula. Except with respect to a Performance Share Award or Performance Unit Award intended to result in Performance-Based Compensation, the Plan Administrator may in its discretion, either at the time it grants the Award or at any time thereafter, provide for the positive or negative adjustment of the performance award formula applicable to the Award to reflect such Participant’s individual performance in his or her position with the Company or Subsidiary or such other factors as the Plan Administrator may determine.

(c) Payment in Settlement of Award. As soon as practicable following the Plan Administrator’s determination of the final value of a Performance Share Award or Performance Unit Award, but in any event within the “short-term deferral period” described below (except as otherwise provided below or consistent with the requirements of Section 409A of the Code), payment shall be made to each eligible Participant (or such Participant’s legal representative or other person who acquired the right to receive such payment by reason of the Participant’s death) of the final value of the Participant’s Award. Payment of such amount shall be made in cash, shares of Common Stock, or a combination thereof as determined by the Plan Administrator. Unless otherwise provided in the agreement evidencing an Award, payment shall be made in a lump sum. If permitted by the Plan Administrator, the Participant may elect, consistent with the requirements of Section 409A of the Code, to defer receipt of all or any portion of the payment to be made to the Participant pursuant to this Section, and such deferred payment date(s) elected by the Participant shall

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be set forth in the Award agreement. If any payment is to be made on a deferred basis, the Plan Administrator may, but shall not be obligated to, provide for the payment during the deferral period of Dividend Equivalent Rights or interest.

For the purposes of this Section, the term “short-term deferral period” means the 2 1/2 month period ending on the later of (i) the 15th day of the third month following the end of the Participant’s taxable year in which the right to payment under the applicable portion of the Award is no longer subject to a substantial risk of forfeiture or (ii) the 15th day of the third month following the end of the Company’s taxable year in which the right to payment under the applicable portion of the Award is no longer subject to a substantial risk of forfeiture. For this purpose, the term “substantial risk of forfeiture” shall have the meaning provided by Section 409A of the Code.

(d) Provisions Applicable to Payment in Shares. If payment is to be made in shares of Common Stock, the number of such shares shall be determined by dividing the final value of the Performance Share Award or Performance Unit Award by the Fair Market Value of a share of Common Stock determined by the method specified in the Award agreement. Shares of Common Stock issued in settlement of any Performance Share Award or Performance Unit Award may be fully vested and freely transferable shares or may be shares of Common Stock subject to vesting conditions. Any shares subject to vesting conditions shall be evidenced by an appropriate Award agreement. The Plan Administrator, in its discretion, may provide in the agreement evidencing a Performance Share Award or Performance Unit Award to be settled in shares of Common Stock that if the satisfaction of any vesting conditions with respect to any shares of Common Stock to be issued on such settlement would otherwise occur on a day on which the sale of such shares would violate the provisions of the Trading Compliance Policy, then satisfaction of such vesting conditions automatically shall be determined on the next trading day on which the sale of such shares would not violate the Trading Compliance Policy but in any event within the applicable short-term deferral period.

11.4 Voting Rights; Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to shares of Common Stock represented by Performance Share Awards until the date of the issuance of shares underlying such Awards, if any (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Plan Administrator, in its discretion, may provide in the Award agreement evidencing any Performance Share Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Common Stock during the period beginning on the date the Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date on which the Performance Shares are settled or the date on which they are forfeited. Such Dividend Equivalent Rights, if any, shall be credited to the Participant in the form of additional whole Performance Shares as of the date of payment of such cash dividends on Common Stock. The number of additional Performance Shares (rounded to the nearest whole number) to be so credited shall be determined by dividing (a) the amount of cash dividends paid on the dividend payment date with respect to the number of shares of Common Stock represented by the Performance Share Award previously credited to the Participant by (b) the Fair Market Value per share of Common Stock on such date. Dividend Equivalent Rights shall be accumulated and paid to the extent that Performance Shares become nonforfeitable. Settlement of Dividend Equivalent Rights may be made in cash, shares of Common Stock, or a combination thereof as determined by the Plan Administrator, and may be paid on the same basis as settlement of the related Performance Shares. Dividend Equivalent Rights shall not be paid with respect to Performance Units. In the event of a dividend or distribution paid in shares of Common Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 14.1, appropriate adjustments shall be made in the Participant’s Performance Shares so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant would be entitled by reason of the shares of Common Stock issuable upon settlement of the Performance Shares, and all such new, substituted or additional securities or other property shall be immediately subject to the same performance goals as are applicable to the Award.

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12.	Other Stock-Based Awards.

12.1 Grant of Other Stock-Based Awards. The Plan Administrator is authorized to grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted securities, stock-equivalent units, stock appreciation units, securities or debentures convertible into common stock or other forms determined by the Plan Administrator) in such amounts and subject to such terms and conditions as the Plan Administrator shall determine. To the extent that any Other Stock-Based Award is intended to result in Performance-Based Compensation, the grant or vesting of the Award shall be established by the Plan Administrator in accordance with Section 6.4. Other Stock-Based Awards may be made available as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may involve the transfer of actual shares of Common Stock to Participants, or payment in cash or otherwise of amounts based on the value of Common Stock and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States. The Plan Administrator, in its discretion, may provide in the agreement evidencing an Other Stock-Based Award to be settled in shares of Common Stock that if the satisfaction of any vesting conditions with respect to any shares of Common Stock to be issued on such settlement would otherwise occur on a day on which the sale of such Shares would violate the provisions of the Trading Compliance Policy, then satisfaction of such vesting conditions automatically shall be determined on the next trading day on which the sale or settlement of such Award would not violate the Trading Compliance Policy, then satisfaction of such vesting conditions automatically shall be determined on the first to occur of (a) the next trading day on which the sale of such shares would not violate the Trading Compliance Policy or (b) the later of (i) last day of the calendar year in which the original vesting date occurred or (ii) the last day of the Company’s taxable year in which the original vesting date occurred.

12.2 Payment or Settlement of Other Stock-Based Awards. Payment or settlement, if any, with respect to an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash, shares of Common Stock or other securities or any combination thereof as the Plan Administrator determines. The determination and certification of the final value with respect to any Other Stock-Based Award intended to result in Performance-Based Compensation shall comply with the requirements set forth in Section 6.4. To the extent applicable, payment or settlement with respect to each Other Stock-Based Award shall be made in compliance with the requirements of Section 409A of the Code.

12.3 Voting Rights; Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to shares of Common Stock represented by Other Stock-Based Awards until the date of the issuance of such shares of Common Stock (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), if any, in settlement of such Award. However, the Plan Administrator, in its discretion, may provide in the agreement evidencing any Other Stock-Based Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Common Stock during the period beginning on the date such Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date the Award is settled or the date on which it is terminated. Such Dividend Equivalent Rights, if any, shall be paid in accordance with the provisions set forth in Section 11.4. In the event of a dividend or distribution paid in shares of Common Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 14.1, appropriate adjustments shall be made in the Participant’s Other Stock-Based Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant would be entitled by reason of the shares of Common Stock issuable upon settlement of such Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same vesting conditions and performance criteria, if any, as are applicable to the Award.

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13.	Assignability.

No Awards granted under the Plan or any interest therein may be assigned, pledged or transferred by the Participant other than by will or by the applicable laws of descent and distribution, and, during the Participant’s lifetime, such Award may be exercised only by the Participant or a permitted assignee or transferee of the Participant (as provided below). Notwithstanding the foregoing, and to the extent permitted by Section 422 of the Code, and the General Instructions to Form S-8 under the Securities Act, the Plan Administrator, in its sole discretion, may permit such assignment, transfer and exercisability and may permit a Participant to designate a beneficiary who may exercise the Award or receive payment under the Award after the Participant’s death; provided, however, that any Award so assigned or transferred shall be subject to all the same terms and conditions contained in the instrument evidencing the Award.

14.	Adjustments.

14.1 Adjustments for Changes in Capital Structure. Subject to any required action by the stockholders of the Company and the requirements of Sections 409A and 424 of the Code to the extent applicable, in the event of any change in the Common Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Common Stock (excepting regular, periodic cash dividends) that has a material effect on the Fair Market Value of shares of Common Stock, appropriate and proportionate adjustments shall be made in the number and kind of shares subject to the Plan and to any outstanding Awards, the Award limits set forth in Section 4.3, and in the exercise or purchase price per share under any outstanding Award in order to prevent dilution or enlargement of Participants’ rights under the Plan. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” If a majority of the shares which are of the same class as the shares that are subject to outstanding Awards are exchanged for, converted into, or otherwise become shares of another corporation (the “New Shares”), the Plan Administrator may unilaterally amend the outstanding Awards to provide that such Awards are for New Shares. In the event of any such amendment, the number of shares subject to, and the exercise or purchase price per share of, the outstanding Awards shall be adjusted in a fair and equitable manner as determined by the Plan Administrator, in its discretion. Any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number. The Plan Administrator in its discretion, may also make such adjustments in the terms of any Award to reflect, or related to, such changes in the capital structure of the Company or distributions as it deems appropriate, including modification of performance goals, performance award formulas and performance periods. The adjustments determined by the Plan Administrator pursuant to this Section shall be final, binding and conclusive.

14.2 Change in Control.

(a) Options. Except as otherwise provided in the instrument that evidences the Option, in the event of a Change in Control, the Plan Administrator shall determine whether provision will be made in connection with the Change in Control for an appropriate assumption of the Options theretofore granted under the Plan (which assumption may be effected by means of a payment to each Participant (by the Company or any other person or entity involved in the Change in Control), in exchange for the cancellation of the Options held by such Participant, of the difference between the then Fair Market Value of the aggregate number of shares of Common Stock then subject to such Options and the aggregate exercise price that would have to be paid to acquire such shares) or for substitution of appropriate new options covering stock of a successor corporation to the Company or stock of an affiliate of such successor corporation. If the Plan Administrator determines that such an assumption or substitution will be made, the Plan Administrator shall give notice of such determination to the Participants, and the provisions of such assumption or substitution, and any adjustments made (i) to the number and kind of shares subject to the outstanding Options (or to the options in substitution therefor), (ii) to the exercise prices, and/or (iii) to the terms and conditions of the stock

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options, shall be binding on the Participants. Any such determination shall be made in the sole discretion of the Plan Administrator and shall be final, conclusive and binding on all Participants. If the Plan Administrator, in its sole discretion, determines that no such assumption or substitution will be made, the Plan Administrator shall give notice of such determination to the Participants, and each Option that is at the time outstanding shall automatically accelerate so that each such Option shall, immediately prior to the specified effective date for the Change in Control, become 100% vested and exercisable. All such Options shall terminate and cease to remain outstanding immediately following the consummation of the Change in Control, except to the extent assumed by the successor corporation or an affiliate thereof.

(b) Other Awards. Except as otherwise provided in the instrument that evidences the Award, in the event of a Change in Control, the vesting of shares subject to Awards other than Options shall accelerate, and the forfeiture provisions to which such shares are subject shall lapse, if and to the same extent that the vesting of outstanding Options accelerates in connection with the Change in Control. If unvested Options are to be assumed, continued or substituted by a successor corporation without acceleration upon the occurrence of a Change in Control, then, subject to Section 19.6, the forfeiture provisions to which such other Awards are subject will continue with respect to shares of the successor corporation or other consideration that may be issued in exchange for such other Awards.

14.3 Further Adjustment of Awards. Subject to Section 14.2, the Plan Administrator shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation or change in control of the Company, as defined by the Plan Administrator, to take such further action as it determines to be necessary or advisable, and fair and equitable to Participants, with respect to Awards. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise and other modifications, and the Plan Administrator may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Plan Administrator may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation or change in control that is the reason for such action.

14.4 Limitations. The grant of Awards will in no way affect the Company’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

14.5 Fractional Shares. In the event of any adjustment in the number of shares covered by any Award, each such Award shall cover only the number of full shares resulting from such adjustment.

15.	Withholding.

The Company may require the Participant to pay to the Company the amount of any taxes or social insurance contributions that the Company is required to withhold with respect to the grant, vesting or exercise of any Award. Subject to the Plan and applicable law, the Plan Administrator may, in its sole discretion, permit the Participant to satisfy withholding obligations, in whole or in part, (a) by paying cash, (b) by electing to have the Company withhold shares of Common Stock (up to the minimum required federal withholding rate), or (c) by transferring shares of Common Stock to the Company (already owned by the Participant for the period necessary to avoid a charge to the Company’s earnings for financial reporting purposes), in such amounts as are equivalent to the Fair Market Value of the withholding obligation. The Company shall have the right to withhold from any shares of Common Stock issuable pursuant to an Award or from any cash amounts otherwise due or to become due from the Company to the Participant an amount equal to such taxes or social insurance contributions. Subject to compliance with Section 409A of the Code, the Company may also deduct from any Award any other amounts due from the Participant to the Company or a Subsidiary.

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16.	Loans, Installment Payments and Loan Guarantees.

Subject to compliance with applicable law, including Section 402 of the Sarbanes-Oxley Act of 2002 (generally prohibiting the direct or indirect extension of credit by the Company to any director or executive officer), to assist a Participant in acquiring shares of Common Stock pursuant to an Award granted under the Plan, the Plan Administrator, in its sole discretion, may authorize, either at the Grant Date or at any time before the acquisition of Common Stock pursuant to the Award, (a) the extension of a full-recourse loan to the Participant by the Company, (b) the payment by the Participant of the purchase price, if any, of the Common Stock in installments, or (c) the guarantee by the Company of a full-recourse loan obtained by the Participant from a third party. Subject to the foregoing, the terms of any loans, installment payments or loan guarantees, including the interest rate and terms of repayment, will be subject to the Plan Administrator’s discretion. The maximum credit available is the purchase price, if any, of the Common Stock acquired, plus the maximum federal and state income and employment tax liability that may be incurred in connection with the acquisition.

17.	Repurchase Rights; Escrow.

17.1 Repurchase Rights. The Plan Administrator shall have the discretion to authorize the issuance of unvested shares of Common Stock pursuant to the exercise of an Option. In the event of termination of the Participant’s Service, all shares of Common Stock issued upon exercise of an Option which are unvested at the time of cessation of Service shall be subject to repurchase at the exercise price paid for such shares. The terms and conditions upon which such repurchase right shall be exercisable (including the period and procedure for exercise) shall be established by the Plan Administrator and set forth in the agreement evidencing such right.

All of the Company’s outstanding repurchase rights under this Section 17.1 are assignable by the Company at any time and shall remain in full force and effect in the event of a Change in Control; provided that if the vesting of Options is accelerated pursuant to Section 14.2, the repurchase rights under this Section 17.1 shall terminate and all shares subject to such terminated rights shall immediately vest in full.

The Plan Administrator shall have the discretionary authority, exercisable either before or after the Participant’s cessation of Service, to cancel the Company’s outstanding repurchase rights with respect to one or more shares purchased or purchasable by the Participant under an Option and thereby accelerate the vesting of such shares in whole or in part at any time.

17.2 Escrow. To ensure that shares of Common Stock acquired pursuant to an Award that are subject to any repurchase or forfeiture right and/or security for any promissory note will be available for repurchase or forfeiture, the Plan Administrator may require the Participant to deposit the certificate or certificates evidencing such shares with an agent designated by the Plan Administrator under the terms and conditions of escrow and security agreements approved by the Plan Administrator. If the Plan Administrator does not require such deposit as a condition of exercise of an Option or grant of a Restricted Stock Award, the Plan Administrator reserves the right at any time to require the Participant to so deposit the certificate or certificates in escrow. The Company shall bear the expenses of the escrow. The Company, at its discretion, may in lieu of issuing a stock certificate for such shares, make a book entry credit in the Company’s stock ledger to evidence the issuance of such shares. As soon as practicable after the expiration of any repurchase or forfeiture rights, and after full repayment of any promissory note secured by the shares in escrow, the agent shall deliver to the Participant the shares no longer subject to such restrictions and no longer security for any promissory note.

In the event shares held in escrow are subject to the Company’s exercise of a repurchase or forfeiture right, the notices required to be given to the Participant shall be given to the agent and any payment required to be given to the Participant shall be given to the agent. Within 30 days after payment by the Company, the agent shall deliver the shares which the Company has purchased to the Company and shall deliver the payment received from the Company to the Participant.

ANNEX-18

17.3 Adjustments. In the event of any stock dividend, stock split or consolidation of shares or any like capital adjustment of any of the outstanding securities of the Company, any and all new, substituted or additional securities or other property to which the Participant is entitled by reason of ownership of shares acquired upon exercise of an Option or grant of a Restricted Stock Award or Other Stock-Based Award shall be subject to any repurchase or forfeiture rights, and/or security for any promissory note with the same force and effect as the shares subject to such repurchase or forfeiture rights and/or security interest immediately before such event.

18.	Amendment and Termination of Plan.

18.1 Amendment of Plan. Subject to Section 18.3, the Plan may be amended only by the Board in such respects as it shall deem advisable; however, to the extent required for compliance with Section 422 of the Code or any applicable law or regulation, stockholder approval will be required for any amendment that will (a) increase the total number of shares available for issuance under the Plan, (b) modify the class of persons eligible to receive Incentive Stock Options, or (c) otherwise require stockholder approval under any applicable law or regulation. No amendment of the Plan shall affect any then outstanding Award unless expressly provided by the Plan Administrator.

18.2 Termination of Plan. Subject to Section 18.3, the Board may suspend or terminate the Plan at any time.

18.3 Consent of Participant. The amendment or termination of the Plan shall not, without the consent of the Participant, impair or diminish any rights or obligations under any Award theretofore granted under the Plan. Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Participant, be made in a manner so as to constitute a “modification” that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option.

19.	General.

19.1 Evidence of Awards. Awards granted under the Plan shall be evidenced by a written agreement that shall contain such terms, conditions, limitations and restrictions as the Plan Administrator shall deem advisable and that are not inconsistent with the Plan.

19.2 Continued Service; Rights in Awards. None of the Plan, participation in the Plan or any action of the Plan Administrator taken under the Plan shall be construed as giving any person any right to be retained in the employ of the Company or limit the Company’s right to terminate the Service of any person.

19.3 Registration. The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under state securities laws, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made.

The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal, state and applicable foreign securities or other laws and regulations.

Inability of the Company to obtain, from any regulatory body having jurisdiction, the authority deemed by the Company’s counsel to be necessary for the lawful issuance and sale of any shares hereunder or the unavailability of an exemption from registration for the issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of such shares as to which such requisite authority shall not have been obtained.

As a condition to the grant, exercise or settlement of an Award, the Company may require the Participant to represent and warrant at such time that such shares are being purchased or received only for the Participant’s own

ANNEX-19

account and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any relevant provision of the aforementioned laws. At the option of the Company, a stop-transfer order against any such shares may be placed on the official stock books and records of the Company, and a legend indicating that such shares may not be pledged, sold or otherwise transferred, unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on stock certificates to ensure exemption from registration. The Plan Administrator may also require such other action or agreement by the Participant as may from time to time be necessary to comply with the federal, state and applicable foreign securities or other laws and regulations.

19.4 No Rights As A Stockholder. No Option or Award denominated in units shall entitle the Participant to any dividend, voting or other right of a stockholder unless and until the date of issuance under the Plan of the shares of Common Stock that are the subject of such Award, free of all applicable restrictions.

19.5 Compliance With Laws And Regulations. No Shares of Common Stock shall be issued pursuant to an Award unless such issuance complies with all applicable laws and regulations. Notwithstanding anything in the Plan to the contrary, the Board, in its sole discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants.

Additionally, in interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an “incentive stock option” within the meaning of Section 422 of the Code.

19.6 Compliance with Section 409A of the Code. The Company intends that Awards granted pursuant to the Plan shall either be exempt from or comply with Section 409A of the Code and related regulations and U.S. Treasury pronouncements (“Section 409A”), and the Plan shall be so construed. Any Award or portion thereof that constitutes or provides for payment of deferred compensation subject to and not exempted from the requirements of Section 409A (“Section 409A Deferred Compensation”) shall comply with the following:

(a) Each compensation deferral election (and subsequent deferral election, if any) and each payment election with respect to Section 409A Deferred Compensation shall be made in writing and shall comply in all respects with the requirements of Section 409A and such conditions and procedures as established from time to time by the Plan Administrator.

(b) Each payment of Section 409A Deferred Compensation shall be made only upon the occurrence of one or more of the permissible payment events or times complying with the requirements of Section 409A.

(c) Notwithstanding any provision of the Plan or an Award agreement to the contrary, except as otherwise permitted by Section 409A, no payment of Section 409A Deferred Compensation may be made to a Participant who is a “specified employee” (as defined by Section 409A) as of the date of the Participant’s “separation from service” (as defined by Section 409A) before the date (the “Delayed Payment Date”) that is first day of the seventh (7th) month after the date of such Participant’s separation from service, or, if earlier, the date of the Participant’s death. All such amounts that would, but for this paragraph, become payable prior to the Delayed Payment Date shall be accumulated and paid on the Delayed Payment Date.

(d) Notwithstanding any provision of the Plan or an Award agreement to the contrary, to the extent that any amount constituting Section 409A Deferred Compensation would become payable under this Plan by reason of a Change in Control, such amount shall become payable only if the event constituting a Change in Control would also constitute a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A. Any Award which constitutes Section 409A Deferred Compensation and which would vest and otherwise become payable upon a Change in Control as a result of the failure of a party to the Change in Control to assume, continue or substitute for such Award in accordance with Section 14 shall vest to the extent

ANNEX-20

provided by such Award but shall be converted automatically at the effective time of such Change in Control into a right to receive, in cash on the date or dates such award would have been settled in accordance with its then existing settlement schedule (or as required by Section 19.6(c), an amount or amounts equal in the aggregate to the intrinsic value of the Award at the time of the Change in Control.

(e) Notwithstanding anything in this Plan to the contrary, if any Plan provision or Award under the Plan would result in the imposition of an applicable tax under Section 409A, that Plan provision or Award may be reformed to avoid imposition of the applicable tax and no action taken to comply with Section 409A shall be deemed to adversely affect the Participant’s rights to an Award.

19.7 Delivery of Title to Shares. Subject to any governing rules or regulations, the Company shall issue or cause to be issued the shares of Common Stock acquired pursuant to an Award and shall deliver such shares to or for the benefit of the Participant by means of one or more of the following: (a) by delivering to the Participant evidence of book entry shares of Common Stock credited to the account of the Participant, (b) by depositing such shares of Common Stock for the benefit of the Participant with any broker with which the Participant has an account relationship, or (c) by delivering such shares of Common Stock to the Participant in certificate form.

19.8 Retirement and Welfare Plans. Neither Awards made under this Plan nor shares of Common Stock or cash paid pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to any Participant under any retirement plans (both qualified and non-qualified) or welfare benefit plans of the Company or any Subsidiary unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.

19.9 No Trust Or Fund. The Plan is intended to constitute an “unfunded” plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

19.10 Severability. If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Plan Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Plan Administrator’s determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

19.11 Participants In Foreign Countries. The Plan Administrator shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable, after consideration of the provisions of the laws of the PRC or other foreign countries in which the Company or its Subsidiaries may operate, to ensure the viability of the benefits from Awards granted to Participants employed in such countries and to meet the objectives of the Plan.

19.12 Choice Of Law. The Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the federal laws of the United States, shall be governed by the laws of the State of Delaware without giving effect to principles of conflicts of laws.

ANNEX-21

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time, April 19, 2011.

INTERNET http://www.proxyvoting.com/asia Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

94622 Fulfillment 94638

▼  FOLD AND DETACH HERE  ▼

THE DIRECTORS RECOMMEND A VOTE “FOR” ITEMS 1 THROUGH 5.
Please mark your votes as indicated in this example	☒

	FOR ALL	WITHHOLD FOR ALL	*EXCEPTIONS			FOR	AGAINST	ABSTAIN

1. Proposal to elect the following three directors to serve for three-year terms to expire at the 2014 annual meeting of stockholders and until their successors are duly elected and qualified.

    Nominees:

	☐	☐	☐	2. Proposal to ratify the appointment of Deloitte Touche Tohmatsu as AsiaInfo-Linkage’s independent registered public accounting firm for the fiscal year ending December 31, 2011.		☐	☐	☐
01 Edward Tian				3. Proposal to approve the 2011 Stock Incentive Plan.		☐	☐	☐
02 Davin A. Mackenzie 03 Xiwei Huang				4. Proposal to hold an advisory (non-binding) vote on executive compensation.		☐	☐	☐
Managementrecommends a vote for Stockholder approval every 3 years.
					1 year	2 years	3 years	Abstain
				5. Proposal to hold an advisory (non-binding) vote on the frequency of an advisory vote on executive compensation.	☐	☐	☐	☐

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1 THROUGH 5. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion, provided that they will not vote in the election of directors for persons for whom authority to vote has been withheld.
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.)

*Exceptions				PLEASE VOTE, DATE AND SIGN BELOW AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

							Mark Here for Address Change of Comments SEE REVERSE	☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature	Signature	Date

TO THE HOLDERS OF

COMMON STOCK OF

AsiaInfo-Linkage, Inc.

The Bank of New York Mellon (the “transfer agent”) has received advice that the 2011 Annual Meeting of stockholders of AsiaInfo-Linkage, Inc. (the “Annual Meeting”) will be held at 4th Floor, Zhongdian Information Tower, 6 Zhongguancun South Street, Haidian District, Beijing, PRC, on Thursday, April 21, 2011, at 3:00 p.m., local time, for the purposes set forth in the enclosed Notice of Meeting.

The attached proxy is being solicited by the Board of Directors of AsiaInfo-Linkage. If you desire to have the individuals named in the attached proxy card vote your common stock for or against the proposals or any of them, at the Annual Meeting, kindly execute and forward to the transfer agent the attached proxy. The enclosed postage paid envelope is provided for this purpose. This proxy should be executed in such manner as to show clearly whether you desire the individuals named in the attached proxy card to vote for or against the proposals or any of them, as the case may be. The proxy MUST be forwarded in sufficient time to reach the transfer agent before 4:00 p.m., Eastern Time, Wednesday, April 20, 2011. Only the registered holders of record at the close of business on February 22, 2011 will be entitled to execute the proxy.

Due to the limited amount of time available before the proxy deadline, the proxy can be faxed (with the original to follow by mail) to the transfer agent at +1 (201) 680-4671.

The BNY Mellon Shareowner Services.

Date: February 28, 2011

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The Proxy Statement and other proxy materials, and the 2010 Annual Report to Stockholders, are available at: http://www.proxyvoting.com/asia.

▼  FOLD AND DETACH HERE  ▼

ASIAINFO-LINKAGE, INC.

2011 ANNUAL MEETING OF STOCKHOLDERS, APRIL 21, 2011.

The undersigned stockholder(s) of AsiaInfo-Linkage, Inc., a Delaware corporation, hereby acknowledge(s) receipt of the Notice of 2011 Annual Meeting of stockholders and Proxy Statement, each dated February 28, 2011, and hereby appoint(s) Deborah Lv and Michael Wu, and each of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2011 Annual Meeting of stockholders of AsiaInfo-Linkage, Inc., to be held on Thursday, April 21, 2011 at 3:00 p.m., local time, at 4th Floor, Zhongdian Information Tower, 6 Zhongguancun South Street, Haidian District, Beijing, PRC and at any adjournment or adjournments thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

This form of proxy must be signed by you or your attorney duly authorized in writing or, in the case of a corporation, must either be under its common seal or under the hand of an officer or attorney duly authorized.

In order to be valid, this form of proxy with the power of attorney or other authority, if any under which it is signed, must be deposited with the transfer agent no later than 4:00 p.m., Eastern Time, on Wednesday, April 20, 2011 in order to be counted in the Annual Meeting on Thursday, April 21, 2011. You may also vote your shares by Internet or telephone through 11:59 PM Eastern Time on Tuesday, April 19, 2011 or in person at the Annual Meeting. Due to the limited amount of time available before the proxy deadline, the completed proxy can be faxed (with the original to follow by mail) to the transfer agent, at +1 (201) 680-4671.

Address Change/Comments (Mark the corresponding box on the reverse side)	BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250 (Continued and to be marked, dated and signed, on the other side)

94622 Fullfillment 94638